                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       Pacific Gas and Electric Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                        PACIFIC GAS AND ELECTRIC COMPANY




                                                               February 29, 1996

(PG&E
LOGO)


         Dear PG&E Shareholder:

              You are cordially invited to attend the annual meeting of shareholders of Pacific Gas and Electric Company on Wednesday, April 17, 1996, at 10:00 a.m. The meeting will be held in the Masonic Auditorium, 1111 California Street, San Francisco, California.

              AT THE ANNUAL MEETING, PG&E SHAREHOLDERS WILL BE ASKED TO CONSIDER AND VOTE ON A PROPOSAL TO FORM A HOLDING COMPANY STRUCTURE FOR PG&E. The Board of Directors and management of PG&E believe that a holding company structure will be in the best interests of PG&E and its shareholders. This structure will help PG&E to respond more effectively and efficiently to competitive changes occurring in the utility industry and to new business opportunities that may arise from these changes. It will enhance the financial separation of the company's California utility business from its other businesses, and will provide greater financing flexibility.

              THE ATTACHED SERIES OF QUESTIONS AND ANSWERS PROVIDES INFORMATION ON THE PROPOSED HOLDING COMPANY, WHAT IT IS, AND HOW IT WILL AFFECT THE INDIVIDUAL SHAREHOLDER. The enclosed Proxy Statement and Prospectus contains a more extensive discussion of the proposal.

              THE BOARD OF DIRECTORS AND MANAGEMENT OF PG&E RECOMMEND APPROVAL OF THE HOLDING COMPANY STRUCTURE AND URGE EACH SHAREHOLDER TO VOTE FOR THE PROPOSED RESTRUCTURING.

              At the annual meeting, PG&E shareholders also will be asked to vote on the election of directors, modifications to the Long-Term Incentive Program, and ratification of the selection of independent public accountants for 1996. Action also will be taken on such other matters as may properly be presented at the meeting. This includes a proposal submitted by an individual shareholder. For the reasons stated in the enclosed Proxy Statement and Prospectus, the Board of Directors and management recommend that shareholders vote against this proposal.

              Your vote on the business at the annual meeting is important, regardless of the number of shares you own. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE, AND RETURN YOUR PROXY AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES CAN BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. During the meeting, management will report on operations and other matters affecting PG&E, and will respond to shareholders' questions.

                                                      Sincerely,


                                                      /s/ Stanley T. Skinner
                                                      Stanley T. Skinner
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                 The Holding Company And How It Will Affect You


You may notice that this year's proxy materials look different from those of prior years. This is because they contain an extensive discussion of a proposal to form a holding company structure for PG&E. This proposal is briefly summarized below. For those desiring further information, each answer is cross-referenced to the page or pages of the Proxy Statement and Prospectus in which the topic is discussed in more detail.

WHAT IS BEING PROPOSED?

The Board of Directors proposes to form a holding company, a structure which is commonly used throughout the utility industry. PG&E and its two principal subsidiaries, Pacific Gas Transmission Company (PGT) and PG&E Enterprises, would become subsidiaries of the holding company. PG&E's current common shareholders would own the common stock of the holding company rather than that of the utility itself. (Please see pages 10 to 11 of the Proxy Statement and Prospectus.)

These charts show PG&E's current structure and the proposed holding company structure:


                              CURRENT STRUCTURE

                      COMMON AND PREFERRED SHAREHOLDERS
                                      :
                                      :
                                      :
                                     PG&E
                                      :
           ...........................:...........................
           :                          :                          :
           :                          :                          :
       PGT and                PG&E Enterprises               Other PG&E
     Subsidiaries             and Subsidiaries              Subsidiaries





                              PROPOSED STRUCTURE

                             COMMON SHAREHOLDERS
                                      :
                                      :
     PREFERRED                     Holding
    SHAREHOLDERS                   Company
        :                             :
        :                             :
        :  ...........................:.............................
        :  :                          :                            :
        PG&E                       PGT and                PG&E Enterprises
          :                      Subsidiaries             and Subsidiaries
          :
          :
     Other PG&E
    Subsidiaries



WHY IS A HOLDING COMPANY BEING FORMED?

The main reason is to enable the company to respond more effectively and efficiently to competitive changes occurring in the gas and electric utility industry and to take advantage of new business opportunities that may develop from these changes. The proposed restructuring also should enhance the financial separation of the company's California utility business from its other businesses, and provide the company with greater financing flexibility. (Please see pages 11 to 12.)

HOW WOULD MY OWNERSHIP OF PG&E STOCK BE AFFECTED BY THE NEW STRUCTURE?

Owners of PG&E common stock automatically would become owners of the holding company common stock on a one-for-one basis. Preferred stock would remain a security of PG&E, not the holding company. It is expected that the holding company common stock would be traded on the New York Stock Exchange and Pacific Stock Exchange. PG&E preferred stock would continue to be traded on the American Stock Exchange and Pacific Stock Exchange. (Please see pages 13 and 20.)

WOULD SHAREHOLDERS HAVE TO TURN IN THEIR CURRENT STOCK CERTIFICATES?

No. PG&E common stock certificates automatically would represent the same number of shares of common stock of the holding company. IT WOULD NOT BE NECESSARY FOR HOLDERS OF COMMON STOCK OF THE HOLDING COMPANY TO EXCHANGE THEIR STOCK CERTIFICATES. If you wish, you could exchange your PG&E certificates for those of the holding company by requesting that new certificates be issued. (Please see page 24.)

HOW WOULD A HOLDING COMPANY STRUCTURE AFFECT COMMON AND PREFERRED STOCK
DIVIDENDS?

Instead of the common stock dividend coming from PG&E, it would come from the holding company. When the restructuring takes effect, we expect the holding company common stock dividends to be no less than the dividends PG&E is paying on its common stock at that time. Subsequently, the dividend would depend on the financial performance of the holding company's subsidiaries, principally PG&E, and on other factors. We expect the holding company dividends to be paid on approximately the same dates in each year as PG&E dividends are paid now. Preferred stock would continue to be a security of PG&E, not the holding company, and holders of preferred stock would continue to have priority as to PG&E dividends. (Please see pages 14, 15, and 17.)

WOULD THE DIVIDEND REINVESTMENT PLAN REMAIN UNDER A HOLDING COMPANY STRUCTURE?

Yes. This plan would be assumed by the holding company to enable you to reinvest your dividends, including preferred stock dividends, in the holding company common stock. No further action would be required to continue your participation in the dividend reinvestment plan. (Please see page 20.)

HOW WOULD FORMATION OF A HOLDING COMPANY AFFECT PERSONAL FEDERAL INCOME TAXES?

It wouldn't. There will be no federal income tax consequences to you when your PG&E shares are converted to the holding company shares. For capital gain purposes, the tax basis and holding period of the holding company shares would be the same as those for PG&E shares. (Please see pages 24 to 25.)

WHAT WOULD THE NEW HOLDING COMPANY BE CALLED?

We have not yet chosen a name for the holding company. It is temporarily being called "PG&E Parent Co., Inc." We expect the name to be chosen by the Board of Directors prior to the restructuring. No further shareholder action will be required. (Please see page 10.)

HOW SOON WOULD THE HOLDING COMPANY STRUCTURE BE FORMED, IF IT IS APPROVED BY SHAREHOLDERS?

Management intends to form the holding company structure by the end of 1996. However, approval from regulatory agencies (the California Public Utilities Commission, the Federal Energy Regulatory Commission, and the Nuclear Regulatory Commission) could have an effect on the timing. (Please see pages 20 to 21.)


    THE ENCLOSED PROXY STATEMENT AND PROSPECTUS PRESENTS A THOROUGH AND DETAILED DISCUSSION OF PG&E'S PROPOSAL TO FORM A HOLDING COMPANY STRUCTURE.

                                   (PG&E LOGO)

      [RECYCLE LOGO] Printed with soybean ink on recycled/recyclable paper

                        PACIFIC GAS AND ELECTRIC COMPANY







      (PHOTOGRAPH APPEARS HERE SHOWING PICTURES OF PG&E'S SYSTEM AND LOGO)






                          NOTICE OF 1996 ANNUAL MEETING

                         PROXY STATEMENT AND PROSPECTUS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                             February 29, 1996

TO THE SHAREHOLDERS OF PACIFIC GAS AND ELECTRIC COMPANY:

    The annual meeting of shareholders of Pacific Gas and Electric Company will be held in the Masonic Auditorium, 1111 California Street, San Francisco, California, on Wednesday, April 17, 1996, at 10:00 a.m., for the purpose of:

    1. Electing 15 directors to serve for the ensuing year;

    2. Acting upon a management proposal to form a holding company structure for PG&E and approve a related agreement of merger which will result in (i) the current holders of PG&E common stock having their shares converted into shares of common stock of the holding company, (ii) PG&E becoming a subsidiary of the holding company, and (iii) the consummation of related activities to complete the transition into a holding company structure;

    3. Acting upon a management proposal to amend and restate the Long-Term Incentive Program;

    4. Ratifying the Board of Directors' selection of Arthur Andersen LLP as PG&E's independent public accountants for 1996;

    5. Acting on a proposal submitted by an individual shareholder and described on page 34; and

    6. Transacting such other business as may properly come before the meeting and any adjournment thereof.

    Shareholders of record at the close of business on February 20, 1996, and valid proxy holders may attend and vote at the meeting. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting. If you are a participant in the Dividend Reinvestment Plan, please note that the enclosed proxy covers all shares in your account, including any shares which may be held in that Plan.

    YOUR VOTE ON THE BUSINESS AT THE ANNUAL MEETING IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE, AND RETURN YOUR PROXY AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES CAN BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.


                                             By Order of the Board of Directors,


                                             /s/ Leslie H. Everett
                                             Leslie H. Everett
                                             Corporate Secretary


NOTE: THE PROXY STATEMENT AND PROSPECTUS THAT FOLLOWS APPEARS IN A FORMAT DIFFERENT FROM THAT OF PRIOR YEARS BECAUSE SHAREHOLDERS ARE BEING ASKED TO CONSIDER A PROPOSAL REGARDING THE FORMATION OF A HOLDING COMPANY STRUCTURE FOR PG&E.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                        Pacific Gas and Electric Company
                              PG&E Parent Co., Inc.
                                 77 Beale Street
                         San Francisco, California 94105

                         PROXY STATEMENT AND PROSPECTUS

      This Proxy Statement and Prospectus is being furnished to shareholders of Pacific Gas and Electric Company, a California corporation, in connection with the solicitation of proxies by the PG&E Board of Directors. The proxies will be voted at the annual meeting of shareholders to be held at 10:00 a.m. on Wednesday, April 17, 1996, in the Masonic Auditorium, 1111 California Street, San Francisco, California, and at any adjournment or postponement thereof, for the purposes listed in the preceding Notice of Annual Meeting of Shareholders.

      At the annual meeting, the shareholders will be asked to approve, among other things, the formation of a holding company structure for PG&E and a related agreement of merger (the "Merger Agreement") among PG&E, PG&E Parent Co., Inc., a California corporation formed by PG&E ("ParentCo"), and PG&E Merger Company, a California corporation formed by ParentCo ("MergeCo"). At the time of the Merger (defined below), ParentCo will be a wholly-owned subsidiary of PG&E, and MergeCo will be a wholly-owned subsidiary of ParentCo. Pursuant to the Merger Agreement, MergeCo will merge with and into PG&E (the "Merger") and each outstanding share of the common stock of PG&E, $5 par value ("PG&E Common Stock"), will automatically be converted into one share of the common stock of ParentCo, without par value ("ParentCo Common Stock"). As a result, PG&E will become a subsidiary of ParentCo and the holders of PG&E Common Stock will become holders of ParentCo Common Stock. The outstanding shares of PG&E's first preferred stock, $25 par value per share ("PG&E Preferred Stock"), will be unchanged and will continue to be outstanding shares of PG&E. In connection with the implementation of the holding company structure, PG&E intends to transfer to ParentCo its ownership interests in its two principal subsidiaries--Pacific Gas Transmission Company ("PGT") and PG&E Enterprises ("Enterprises"). See "Item No. 2: Formation of a Holding Company Structure" under the heading "Plan of Implementation." The name of the holding company has not yet been determined and, for purposes of this Proxy Statement and Prospectus, it is referred to as PG&E Parent Co., Inc. ("ParentCo") (which name is subject to change at the discretion of the Board of Directors and without further action by the shareholders prior to or as part of the Merger).

      The principal executive offices of PG&E and ParentCo are located at 77 Beale Street, San Francisco, California (telephone number (415) 973-7000).

      This Proxy Statement and Prospectus also serves as the prospectus for ParentCo under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 430,000,000 shares of ParentCo Common Stock in connection with the Merger. Further information concerning the stock offered hereby is contained in "Item No. 2: Formation of a Holding Company Structure" under the heading "Articles of Incorporation and Bylaws of ParentCo."

      The approximate date of mailing of this Proxy Statement and Prospectus is February 29, 1996.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


     THE DATE OF THIS PROXY STATEMENT AND PROSPECTUS IS FEBRUARY 22, 1996.

AVAILABLE INFORMATION

      This Proxy Statement and Prospectus is also a prospectus delivered in compliance with the Securities Act. A registration statement under the Securities Act has been filed with the Securities and Exchange Commission (the "SEC") with respect to the securities offered hereby (the "Registration Statement"). As permitted by the rules and regulations of the SEC, this Proxy Statement and Prospectus omits certain information contained in the Registration Statement. For further information pertaining to the securities being offered, reference is made to the Registration Statement, including exhibits filed as a part thereof.

      PG&E is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, files reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information, as well as the Registration Statement, can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (Seven World Trade Center, Suite 1300, New York, New York 10048), and copies of such material can be obtained from the public reference section of the SEC at prescribed rates by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements, and other information concerning PG&E also may be inspected at the offices of the New York Stock Exchange ("NYSE"), the American Stock Exchange ("ASE"), and the Pacific Stock Exchange ("PSE").

      ParentCo was formed to effectuate the transactions described under "Item No. 2: Formation of a Holding Company Structure." ParentCo previously has not been subject to the requirements of the Exchange Act and there is currently no public market for its stock. However, if the transactions described herein are approved and consummated, ParentCo will become subject to the same information, reporting, and proxy statement requirements under the Exchange Act as currently apply to PG&E, and such information will be available for inspection and copying at the offices of the SEC set forth above. ParentCo has applied to have ParentCo Common Stock listed on the NYSE and the PSE as of (or promptly following) the effective date of the Merger described under "Item No. 2: Formation of a Holding Company Structure," and, if such applications are accepted, Exchange Act reports, proxy statements, and other information concerning ParentCo will be available for inspection and copying at such exchanges.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT AND PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT AND PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PG&E SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      This Proxy Statement and Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from David M. Kelly, Transfer Agent, Shareholder Services, Pacific Gas and Electric Company, 77 Beale Street, B26B, P.O. Box 770000, San Francisco, California 94177 (telephone 1-800-367-7731). In order to ensure timely delivery of the documents, any request should be made by April 10, 1996.

      The following documents filed by PG&E with the SEC are incorporated in this Proxy Statement and Prospectus by reference:

      1. PG&E's annual report on Form 10-K for the year ended December 31, 1994.

      2. PG&E's quarterly reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995.

      3. PG&E's current reports on Form 8-K dated January 4, 1995, January 19, 1995, February 21, 1995, March 2, 1995, April 20, 1995, May 17, 1995,
         May 23, 1995, May 26, 1995, July 14, 1995, July 20, 1995, August 17,
         1995, October 4, 1995, October 19, 1995, October 26, 1995, November 2,
         1995, November 20, 1995, December 22, 1995, January 17, 1996, January 18, 1996 (Form 8-K/A), and February 21, 1996.

      All documents filed by PG&E pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and Prospectus and prior to the termination of the offering covered by this Proxy Statement and Prospectus shall be deemed to be incorporated by reference in this Proxy Statement and Prospectus and to be a part of this Proxy Statement and Prospectus from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement and Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement and Prospectus.

                                Table of Contents

                                                                                                                         PAGE
SUMMARY OF PROXY STATEMENT AND PROSPECTUS............................................................................       V

GENERAL INFORMATION..................................................................................................       1

ITEM NO. 1: ELECTION OF DIRECTORS....................................................................................       2
      Nominees for Director..........................................................................................       3
      Information Regarding the PG&E Board of Directors..............................................................       6

ITEM NO. 2: FORMATION OF A HOLDING COMPANY STRUCTURE.................................................................      10
      General........................................................................................................      10
      Plan of Implementation.........................................................................................      10
      Reasons for the Restructuring..................................................................................      11
      Merger Agreement...............................................................................................      13
      Amendment or Termination of the Merger Agreement...............................................................      13
      Amendment of PG&E Restated Articles............................................................................      14
      Transfer of PGT and Enterprises to ParentCo....................................................................      14
      Treatment of Preferred Stock...................................................................................      14
      Treatment of PG&E Indebtedness.................................................................................      15
      Pro Forma Financial Information................................................................................      15
      Dividend Policy................................................................................................      17
      Directors and Management of ParentCo and PG&E..................................................................      17
      Articles of Incorporation and Bylaws of ParentCo...............................................................      18
      Stock Exchange Listing.........................................................................................      20
      Transfer Agent and Registrar...................................................................................      20
      Dividend Reinvestment Plan and Employee Benefit Plans..........................................................      20
      Regulation.....................................................................................................      20
      Conditions Precedent to the Merger.............................................................................      21
      Effective Date of the Merger...................................................................................      21
      Shareholder Vote...............................................................................................      22
      Rights of Dissenting Shareholders..............................................................................      22
      Market Values of Stock.........................................................................................      24
      Exchange of Stock Certificates Not Required....................................................................      24
      Federal Income Tax Consequences of the Merger..................................................................      24
      Legal Opinion..................................................................................................      25
      Experts........................................................................................................      25

ITEM NO. 3: AMENDMENT AND RESTATEMENT OF THE LONG-TERM INCENTIVE PROGRAM.............................................      26

ITEM NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS..............................................      33

ITEM NO. 5: SHAREHOLDER PROPOSAL.....................................................................................      34

EXECUTIVE COMPENSATION...............................................................................................      35

OTHER INFORMATION....................................................................................................      44
      Exhibit A--Agreement of Merger..................................................................................    A-1
      Exhibit B--Restated Articles of Incorporation of PG&E Parent Co., Inc. .........................................    B-1
      Exhibit C--Chapter 13 of the California General Corporation Law.................................................    C-1

                    Summary of Proxy Statement and Prospectus


      The following summary of the matters to be voted on at the annual meeting is qualified in its entirety by reference to the more detailed information set forth elsewhere in this document, including the attached exhibits and the documents incorporated herein by reference. Unless the context otherwise requires, "PG&E" shall refer to Pacific Gas and Electric Company, and the "Company" shall refer to PG&E and its wholly-owned and majority-owned subsidiaries, prior to the formation of a holding company structure, and to ParentCo and its wholly-owned and majority-owned subsidiaries, including PG&E, after the formation of a holding company structure.


                        ITEM NO. 1: ELECTION OF DIRECTORS

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
        SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

      Fifteen persons have been nominated for election as directors of PG&E. If the proposed formation of a holding company structure for PG&E described below is approved and implemented, the directors of PG&E also will become, and be ratified as, directors of ParentCo. See "Item No. 2: Formation of a Holding Company Structure--Directors and Management of ParentCo and PG&E."


                           ITEM NO. 2: FORMATION OF A
                            HOLDING COMPANY STRUCTURE

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
           SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND
             THE PROPOSED FORMATION OF A HOLDING COMPANY STRUCTURE.

PROPOSED RESTRUCTURING

      The PG&E Board of Directors has authorized, subject to shareholder approval, a plan to restructure the corporate organization of PG&E and its subsidiaries. The result of the restructuring will be to have PG&E become a separate subsidiary of a parent holding company, PG&E Parent Co., Inc. (ParentCo), with the present holders of PG&E Common Stock becoming holders of ParentCo Common Stock. The name PG&E Parent Co., Inc. is being used temporarily and is expected to change prior to, or as part of, the formation of a holding company structure for PG&E.

      As part of the restructuring, it is contemplated that PG&E will transfer its ownership interests in its two principal subsidiaries--Pacific Gas Transmission Company ("PGT") and PG&E Enterprises ("Enterprises")--to ParentCo, so that PGT and Enterprises will become subsidiaries of ParentCo. (These proposed changes to the corporate structure of PG&E and its subsidiaries and the transactions connected therewith are generally referred to in this Proxy Statement and Prospectus as the "restructuring.")

REASONS FOR THE RESTRUCTURING

      The PG&E Board of Directors considers the proposed restructuring to be in the best interests of PG&E and its shareholders and believes that it will facilitate the separation of PG&E's California utility business from the Company's other businesses, while permitting greater financing flexibility to meet the changing business environment.

      As facets of the traditional utility business, such as electric generation, become less regulated and more competitive, the energy options for customers are expanding and the challenges to utility operations are intensifying. At the same time that the regulatory framework and energy markets within California are changing, industry change outside PG&E's Northern and Central California service territory is presenting the Company with new business opportunities.

      The corporate separation and financing flexibility afforded by a holding company structure will increase the Company's ability to respond to the changing operational, regulatory, and economic environment for utilities. For example, should it become necessary or appropriate, a holding company structure could accommodate separation of components of PG&E's business from PG&E's remaining core utility business, while allowing for common ownership of these businesses under ParentCo. Similarly, when new business opportunities arise, the new businesses can be operated through subsidiaries of ParentCo rather than through subsidiaries of PG&E, thereby enhancing the separation between PG&E and those businesses.

      This separation of business functions will facilitate the development of other businesses while helping to insulate PG&E--the utility--from the risks associated with these activities. Such separation also will permit a more effective and flexible use of financing techniques that are directly suited to the particular requirements, characteristics, and risks of the Company's other businesses. Accordingly, it is believed that the holding company structure will support PG&E's ability to continue to meet its customers' needs efficiently while permitting the Company to respond to a changing business environment. See "Item No. 2: Formation of a Holding Company Structure--Reasons for the Restructuring."

ACCOMPLISHING THE RESTRUCTURING

      The restructuring will be effected through a reverse triangular merger, which is widely used in corporate restructurings. The outstanding shares of PG&E Common Stock will be converted into new shares of ParentCo Common Stock on a share-for-share basis, and PG&E will become a subsidiary of ParentCo. PG&E Preferred Stock and debt securities of PG&E will remain outstanding at the PG&E level. See "Item No. 2: Formation of a Holding Company Structure--Treatment of Preferred Stock" and "--Treatment of PG&E Indebtedness."

      As part of the restructuring, it is contemplated that PG&E will transfer its ownership interests in PGT and Enterprises to ParentCo. See "Item No. 2:
Formation of a Holding Company Structure--Transfer of PGT and Enterprises to ParentCo."

      If shareholder approval is received, it is contemplated that the Merger will become effective as soon as practicable following receipt of all required regulatory approvals in respect of the Merger and related restructuring, including approval by the California Public Utilities Commission (the "CPUC"). An application for such approval by the CPUC was filed by PG&E on October 20, 1995.

NO EXCHANGE OF CERTIFICATES

      Upon completion of the Merger, it will NOT be necessary to exchange certificates representing PG&E Common Stock for certificates representing ParentCo Common Stock. Rather, certificates for PG&E Common Stock automatically will be deemed to represent certificates for the same number of shares of ParentCo Common Stock.

STOCK EXCHANGE LISTINGS

      Application has been made to list ParentCo Common Stock on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE"). In the absence of such listing on the NYSE, the Board of Directors may elect not to consummate the transactions contemplated by the Merger Agreement (including the Merger).

REGULATORY APPROVALS

      PG&E must obtain certain authorizations from the CPUC, the Federal Energy Regulatory Commission, and the Nuclear Regulatory Commission to implement various aspects of the restructuring. See "Item No. 2: Formation of a Holding Company Structure--Regulation."

DIVIDEND POLICY

      When the restructuring takes effect, it is expected that the dividends on ParentCo Common Stock will be no less than the dividends PG&E is paying on PG&E Common Stock at that time. It also is expected that ParentCo will pay dividends on approximately the same schedule of dates as that now followed by PG&E. Future dividend payments will depend primarily on the earnings of ParentCo's subsidiaries, principally PG&E; the dividend restrictions of ParentCo and its subsidiaries, including PG&E; other financial considerations; and other factors affecting the Company. See "Item No. 2: Formation of a Holding Company Structure--Dividend Policy."

FEDERAL INCOME TAX CONSEQUENCES

      The proposed restructuring should not affect the position of present PG&E shareholders for federal income tax purposes. See "Item No. 2: Formation of a Holding Company Structure--Federal Income Tax Consequences of the Merger."

SHAREHOLDER VOTE

      Only holders of record of shares of PG&E Common Stock and PG&E Preferred Stock on February 20, 1996 (the "Record Date"), will be entitled to receive notice of and to vote at the annual meeting with respect to approval of the Merger Agreement to effect the restructuring.

      Shareholder approval of the restructuring will require the favorable vote of:

      1. A majority of the outstanding shares of PG&E Common Stock entitled to vote at the meeting; and

      2. A majority of the outstanding shares of PG&E Common Stock and PG&E Preferred Stock entitled to vote at the meeting, voting together, with each share of PG&E Common Stock and PG&E Preferred Stock having one vote.

      PG&E's directors and executive officers and their affiliates own less than one percent (1%) of the voting securities of PG&E. After the restructuring, they will continue to own less than one percent (1%) of the voting securities of ParentCo.

RIGHTS OF DISSENTING SHAREHOLDERS

      Holders of PG&E Common Stock and holders of PG&E Preferred Stock who comply with the statutory requirements may be entitled to receive payment of the fair market value of their shares if the Merger is completed; however, they will not be so entitled unless (i) five percent (5%) or more of the shares of their class (with PG&E Common Stock as one class, and PG&E Preferred Stock as another class) demand payment, or (ii) their shares are subject to a restriction on transfer. See "Item No. 2: Formation of a Holding Company Structure--Rights of Dissenting Shareholders."

SELECTED FINANCIAL INFORMATION

      The following table sets forth selected consolidated financial information with respect to the Company. Such information is derived from, and qualified by reference to, the financial statements contained in certain documents incorporated by reference herein.

                                                                   FOR THE YEAR ENDED DECEMBER 31
                                                   ----------------------------------------------------------------
                                                   1991           1992          1993           1994         1995(a)
                                                   ----           ----          ----           ----         -------
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Operating revenues............................     $9,823       $10,316        $10,550       $10,350         $9,622
Operating income..............................      2,550         2,700          2,560         2,424          2,763
Net income....................................      1,026         1,171          1,065         1,007          1,339
Earnings per common share.....................       2.24          2.58           2.33          2.21           2.99
Dividends declared per common share...........       1.64          1.76           1.88          1.96           1.96


                                                                          AS OF DECEMBER 31
                                                   ----------------------------------------------------------------
                                                   1991           1992          1993           1994         1995(a)
                                                   ----           ----          ----           ----         -------
                                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Book value per common share...................    $ 18.40       $ 19.41        $ 19.77       $ 20.07        $ 20.77
Common stock price per common
   share......................................      32.63         33.13          35.13         24.38          28.38
Total assets..................................     22,901        24,188         27,146        27,709         26,850
Long-term obligations and preferred
   stock and preferred securities with
   mandatory redemption provisions
   (excluding current portions)...............    $ 8,341       $ 8,526        $ 9,367       $ 8,813        $ 8,486
Preferred stock without mandatory
   redemption provisions......................        895           791            808           733            402
Common stock equity...........................      7,681         8,283          8,446         8,635          8,599
                                                  -------       -------        -------       -------        -------
Total capitalization..........................    $16,917       $17,600        $18,621       $18,181        $17,487
                                                  -------       -------        -------       -------        -------

--------

(a) For pro forma information reflecting the restructuring, see "Item No. 2:
    Formation of a Holding Company Structure--Pro Forma Financial Information."


ADDITIONAL FINANCIAL INFORMATION

      PG&E's current report on Form 8-K dated February 21, 1996, which is incorporated by reference in this Proxy Statement and Prospectus, contains audited financial statements of PG&E as of December 31, 1995, and for the year ending on that date. Such financial information also is included in PG&E's 1995 Annual Report to Shareholders, a copy of which is enclosed with this Proxy Statement and Prospectus. Additional copies of the Annual Report may be obtained without charge upon request as provided under "Incorporation of Certain Documents by Reference" above.

                  ITEM NO. 3: AMENDMENT AND RESTATEMENT OF THE
                           LONG-TERM INCENTIVE PROGRAM

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
               SHAREHOLDERS VOTE FOR THE AMENDMENT AND RESTATEMENT
                       OF THE LONG-TERM INCENTIVE PROGRAM.

      The PG&E Board of Directors has amended and restated PG&E's Long-Term Incentive Program (the "LTIP"), effective January 1, 1996, subject to approval by the shareholders, to: (1) provide for the grant of restricted stock to directors of PG&E or any parent corporation who are not employees of the Company; (2) make changes to the stock option and performance unit features to permit the LTIP to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the tax deductibility of compensation paid to certain executive officers; (3) authorize an additional 10 million shares of PG&E Common Stock for the grant of incentive awards under the LTIP; (4) extend the term of the LTIP to December 31, 2005; and (5) make certain other technical and clarifying changes to the LTIP.


                    ITEM NO. 4: RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
        SHAREHOLDERS VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS
                 PG&E'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1996.

      The PG&E Board of Directors has selected Arthur Andersen LLP as the independent public accountants to examine the financial statements of PG&E and its subsidiaries for the year 1996. Although this appointment is not required to be submitted to a vote of the shareholders, the PG&E Board of Directors believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment.

                        ITEM NO. 5: SHAREHOLDER PROPOSAL

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
               SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL.

      PG&E has received a shareholder proposal which is included in this Proxy Statement and Prospectus in accordance with the rules of the SEC. The proposal relates to directors' compensation. See "Item No. 5: Shareholder Proposal" on page 34 for further discussion regarding this proposal.

                               General Information



      Your proxy, using the enclosed form, is solicited by the PG&E Board of Directors for use at the annual meeting of shareholders to be held on April 17, 1996, and at any adjournment thereof.

      The only items of business which management intends to present at the meeting are listed in the preceding Notice of Annual Meeting of Shareholders and are explained in more detail on the following pages. By returning your signed proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management's best judgment in response to proposals initiated by others at the meeting.

      You may revoke your signed proxy at any time before it is exercised at the annual meeting. You may do this by advising the Corporate Secretary in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. You also may revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

      Each shareholder of record at the close of business on February 20, 1996 (the "Record Date"), is entitled, for each share then held, to one vote on each proposal or item that comes before the annual meeting. On February 20, 1996, PG&E had outstanding 21,582,228 shares of PG&E Preferred Stock and 414,392,180 shares of PG&E Common Stock entitled to vote at the meeting.

      Shares represented by properly executed proxies received by PG&E prior to or at the annual meeting will be voted at the annual meeting in accordance with the instructions specified in each proxy. If no instructions are specified in a particular proxy, subject shares will be voted (i) FOR the election of the nominees of the Board of Directors, unless authority to vote is withheld as provided in the proxy, (ii) FOR approval of the proposed formation of a holding company structure for PG&E and a related agreement of merger (the "Merger Agreement"), (iii) FOR the amendment and restatement of the Long-Term Incentive Program, (iv) FOR ratification of Arthur Andersen LLP as PG&E's independent public accountants for 1996, and (v) AGAINST the shareholder proposal.

      If you mark "Abstain" with respect to any proposal on your proxy, your shares will be counted in the number of votes cast, but will not be counted as votes for or against the proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal, the shares will not be counted in the number of votes cast.

      This Proxy Statement and Prospectus and the accompanying proxy form were first mailed on or about February 29, 1996, to shareholders entitled to vote at the annual meeting.






    PG&E has approximately 248,595 shareholder accounts. Many shareholders own 100 shares or less. To ensure a proper representation at the meeting, each shareholder, regardless of the number of shares owned, is requested to sign, date, and return promptly the enclosed proxy, using the accompanying postage-paid return envelope.

                                   Item No. 1:
                              Election of Directors


      Fifteen directors will be elected to serve on PG&E's Board of Directors until the next annual meeting or until their successors shall be elected and qualified. The nominees for director whom the Board proposes for election are consistent with PG&E's policy that at least 75 percent of the Board shall be composed of directors who are neither current nor former officers or employees of the Company. If the proposed formation of a holding company structure for PG&E is approved and implemented, the directors of PG&E also will become, and be ratified as, directors of ParentCo. See "Item No. 2: Formation of a Holding Company Structure--Directors and Management of ParentCo and PG&E."

      On the following pages, information is provided about the nominees for director, including their principal occupations for the past five years, certain other directorships, age, and length of service as a director of PG&E. Membership on Board committees, attendance at Board and committee meetings, and ownership of stock in PG&E are indicated in separate sections following the individual resumes of the nominees.

      Directors are elected from those nominated based on a plurality of votes cast. Unless authority to vote is withheld or another contrary instruction is indicated, properly executed proxies received by PG&E prior to or at the annual meeting will be voted for the election of the nominees listed on the following pages, all of whom have agreed to serve if elected. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxyholders named in the enclosed proxy will vote for substitute nominees at their discretion.

                 THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION
                         OF ITS NOMINEES FOR DIRECTORS.

                             Nominees for Director
                            Biographical Information

(PHOTO OF RICHARD A. CLARKE APPEARS HERE)

RICHARD A. CLARKE

Mr. Clarke is former Chairman of the Board of PG&E. He was Chairman of the Board of PG&E from May 1, 1986, until his retirement on May 31, 1995, and also was Chief Executive Officer of PG&E from May 1, 1986, to June 30, 1994. Mr. Clarke, 65, has been a director of PG&E since 1985 and also is a director of BankAmerica Corporation, Bank of America NT&SA, Consolidated Freightways, Inc., and Potlatch Corporation.


(PHOTO OF HARRY M. CONGER APPEARS HERE)

HARRY M. CONGER

Mr. Conger is Chairman of the Board and Chief Executive Officer of Homestake Mining Company and has been an executive officer of that company for more than the past five years. Mr. Conger, 65, has been a director of PG&E since 1982 and also serves as a director of ASA Limited, Baker Hughes Inc., and CalMat Co.


(PHOTO OF C. LEE COX APPEARS HERE)

C. LEE COX

Mr. Cox is Vice Chairman of AirTouch Communications and President and Chief Executive Officer of AirTouch Cellular. He has been an executive officer of AirTouch Communications and its predecessor, PacTel Corporation, for more than the past five years. Mr. Cox, 54, became a director of PG&E on February 21, 1996. He also serves as a director of Cellular Communications, Inc.


(PHOTO OF WILLIAM S. DAVILA APPEARS HERE)

WILLIAM S. DAVILA

Mr. Davila is President Emeritus of The Vons Companies, Inc. (retail grocery). He was President of The Vons Companies, Inc. from 1986 until his retirement on May 1, 1992, and continues to serve as a director of that company. Mr. Davila, 64, has been a director of PG&E since 1992 and also is a director of Geo. A. Hormel & Company and Wells Fargo & Company.


(PHOTO OF ROBERT D. GLYNN, JR. APPEARS HERE)

ROBERT D. GLYNN, JR.

Mr. Glynn is President and Chief Operating Officer of PG&E and has been an officer of PG&E for more than the past five years. Mr. Glynn, 53, has been a director of PG&E since June 1995.

                              Nominees for Director
                                    Continued


(PHOTO OF DAVID M. LAWRENCE, MD APPEARS HERE)

DAVID M. LAWRENCE, MD

Dr. Lawrence is Chairman and Chief Executive Officer of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals and has been an executive officer of those companies for more than the past five years. Dr. Lawrence, 55, has been a director of PG&E since January 1995 and also is a director of Hewlett-Packard Company.


(PHOTO OF RICHARD B. MADDEN APPEARS HERE)

RICHARD B. MADDEN

Mr. Madden is former Chairman of the Board and Chief Executive Officer of Potlatch Corporation (diversified forest products). He was Chief Executive Officer of Potlatch Corporation from 1971 until his retirement in May 1994, and continues to serve as a director of that company. Mr. Madden, 66, has been a director of PG&E since 1977 and also is a director of Consolidated Freightways, Inc. and URS Corporation.


(PHOTO OF MARY S. METZ APPEARS HERE)

MARY S. METZ

Dr. Metz is Dean of University Extension, University of California, Berkeley. She has held that position since July 1991. Prior to that date, she was President of Mills College, having held that position from 1981 until June 30, 1990. Dr. Metz, 58, has been a director of PG&E since 1986 and also is a director of Longs Drug Stores Corporation, Pacific Telesis Group, and Union Bank.


(PHOTO OF REBECCA Q. MORGAN APPEARS HERE)

REBECCA Q. MORGAN

Ms. Morgan is President and Chief Executive Officer of Joint Venture: Silicon Valley Network (nonprofit collaborative formed to address critical issues facing Silicon Valley). She has held that position since September 1, 1993. Prior to that date, she was a California State Senator since 1984. Ms. Morgan, 57, has been a director of PG&E since April 1995.


(PHOTO OF SAMUEL T. REEVES APPEARS HERE)

SAMUEL T. REEVES

Mr. Reeves is President of Pinnacle Trading, LLC (international investing). He has held that position since July 1, 1995. Prior to that date, he was President and Co-Chairman of the Board of Dunavant Enterprises, Inc. (cotton merchandising) from 1978 until his retirement on June 30, 1995. Mr. Reeves, 61, has been a director of PG&E since 1992 and also is a director of Morgan Stanley Institutional Fund, Inc., Morgan Stanley Fund, Inc., and PCS Cash Fund, Inc., registered investment companies, and Tiger Management Corporation.

(PHOTO OF CARL E. REICHARDT APPEARS HERE)

CARL E. REICHARDT

Mr. Reichardt is former Chairman of the Board and Chief Executive Officer of Wells Fargo & Company (bank holding company) and Wells Fargo Bank, N.A. He was an executive officer of Wells Fargo Bank, N.A. from 1978 until his retirement on December 31, 1994, and continues to serve as a director of Wells Fargo & Company and Wells Fargo Bank, N.A. Mr. Reichardt, 64, has been a director of PG&E since 1985 and also is a director of ConAgra, Inc., Columbia/HCA Healthcare Corporation, Ford Motor Company, McKesson Corporation, Newhall Management Corporation, and SunAmerica, Inc.


(PHOTO OF JOHN C.  SAWHILL APPEARS HERE)

JOHN C. SAWHILL

Dr. Sawhill is President and Chief Executive Officer of The Nature Conservancy (international environmental organization). He has held that position since April 1, 1990. Dr. Sawhill, 59, has been a director of PG&E since 1990 and also is a director of The Vanguard Group, Inc. and each of the Vanguard Funds, registered investment companies, and NACCO Industries, Inc.


(PHOTO OF ALAN SEELENFREUND APPEARS HERE)

ALAN SEELENFREUND

Mr. Seelenfreund is Chairman of the Board and Chief Executive Officer of McKesson Corporation (distributor of pharmaceuticals and health care products), and has been an executive officer of that company for more than the past five years. Mr. Seelenfreund, 59, has been a director of PG&E since 1993 and also is a director of Armor All Products Corporation.


(PHOTO OF STANLEY T. SKINNER APPEARS HERE)

STANLEY T. SKINNER

Mr. Skinner is Chairman of the Board and Chief Executive Officer of PG&E and has been an executive officer of PG&E for more than the past five years. Mr. Skinner, 58, has been a director of PG&E since 1986 and also is a director of The Federal Reserve Bank of San Francisco.


(PHOTO OF BARRY LAWSON WILLIAMS APPEARS HERE)

BARRY LAWSON WILLIAMS

Mr. Williams is President of Williams Pacific Ventures, Inc. (venture capital and real estate, consulting, and mediation) and has been an executive officer of that company for more than the past five years. Mr. Williams, 51, has been a director of PG&E since 1990 and also is a director of American President Companies, Ltd., Tenera, L.P., and Simpson Manufacturing Co., Inc.

                Information Regarding the PG&E Board of Directors



BOARD COMMITTEES

      The Board of Directors is responsible for the overall affairs of PG&E. To assist it in carrying out this responsibility, the Board has delegated certain authority to several permanent committees, the membership and duties of which are as follows:

                                                                                NOMINATING AND
          EXECUTIVE            AUDIT                     FINANCE                COMPENSATION             PUBLIC POLICY
          COMMITTEE            COMMITTEE                 COMMITTEE              COMMITTEE                COMMITTEE
          S. T. Skinner*       H. M. Conger*             R. B. Madden*          C. E. Reichardt*         M. S. Metz*
          H. M. Conger         C. L. Cox                 R. A. Clarke           D. M. Lawrence, MD       R. A. Clarke
          R. D. Glynn, Jr.     W. S. Davila              C. E. Reichardt        S. T. Reeves             W. S. Davila
          R. B. Madden         M. S. Metz                S. T. Skinner          J. C. Sawhill            R. D. Glynn, Jr.
          M. S. Metz           R. Q. Morgan              B. L. Williams         A. Seelenfreund          J. C. Sawhill
          C. E. Reichardt      B. L. Williams

          *Chair

EXECUTIVE COMMITTEE

      The Executive Committee (no meetings held in 1995), subject to the provisions of law and certain limits imposed by the Board of Directors, may exercise any of the powers and perform any of the duties of the Board. The Executive Committee meets as needed.

AUDIT COMMITTEE

      The Audit Committee (five meetings held in 1995) satisfies itself as to the independence and competence of PG&E's independent public accountants. It reviews with them and with PG&E's officers and internal auditors the scope and results of the independent accountants' audit work, PG&E's annual financial statements, and PG&E's internal accounting and control systems. The Audit Committee also recommends to the Board the firm of independent public accountants to be selected to audit PG&E's accounts, and makes further inquiries as it deems necessary or desirable to inform itself as to the conduct of PG&E's affairs. The Audit Committee is composed entirely of directors who are neither
(a) present or former officers or employees of PG&E or any of its subsidiaries;
(b) consultants to PG&E or any of its subsidiaries; nor (c) officers or employees of any other corporation on whose board of directors any PG&E officer serves as a member. One member of the Committee is appointed by the Board of Directors as the Committee's Chair.

FINANCE COMMITTEE

      The Finance Committee (six meetings held in 1995) reviews and recommends to the Board long-range financial policies and objectives, and actions required to achieve those objectives. Specifically, the Finance Committee reviews capital and operating budgets, current and projected financial results of operations, short-term and long-range financing plans, dividend policy, financial management of PG&E's retirement plan and other major investment trusts, risk management activities, and major commercial banking, investment banking, financial consulting, and other financial relations of PG&E.

      The Finance Committee is composed of the Chairman of the Board and of directors who are neither officers nor employees of the Company. One member of the Committee, who is neither a current nor former officer or employee of the Company, is appointed by the Board of Directors as the Committee's Chair.

NOMINATING AND COMPENSATION COMMITTEE

      The Nominating and Compensation Committee (seven meetings held in 1995) reviews and makes recommendations to the Board of Directors regarding the selection of nominees to serve as advisory directors and directors of PG&E, and the compensation and benefit policies and practices of PG&E. This Committee reviews and approves the compensation of officers and certain non-officers of PG&E except that of the Chairman of the Board and Chief Executive Officer, whose compensation is established by the full Board. This Committee also reviews long-range planning for executive development and succession, and the composition and performance of the Board. The Nominating and Compensation Committee is composed entirely of directors who are neither (a) present or former officers or employees of PG&E or any of its subsidiaries; (b) consultants to PG&E or any of its subsidiaries; nor (c) officers or employees of any other corporation on whose board of directors any PG&E officer serves as a member. One member of the Committee is appointed by the Board of Directors as the Committee's Chair.

      The Nominating and Compensation Committee will consider nominees recommended by shareholders for election to the Board of Directors. The names of such nominees, accompanied by relevant biographical information, should be submitted in writing to the Corporate Secretary. The Nominating and Compensation Committee seeks qualified, dedicated, and highly regarded individuals who have experience relevant to PG&E's business operations, who understand the complexities of PG&E's business environment, and who will represent the best interests of PG&E and its shareholders. In accordance with PG&E's long-standing commitment to equal opportunity, the Committee continues to seek qualified women and minority candidates for the Board.

PUBLIC POLICY COMMITTEE

      The Public Policy Committee (two meetings held in 1995) advises the Board of Directors regarding public policy issues which could significantly affect PG&E's customers, shareholders, or employees, or the communities PG&E serves.

      The Public Policy Committee reviews PG&E's policies and practices to protect and improve the quality of the environment, to support and contribute to charitable and community service organizations, to ensure equal opportunity in hiring and promoting employees, and to encourage development of minority-owned and women-owned businesses as suppliers to PG&E. One member of the Committee, who is neither a current nor former officer or employee of the Company, is appointed by the Board of Directors as the Committee's Chair.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

      Thirteen meetings of the Board of Directors and twenty meetings of Board committees were held in 1995. Overall attendance at such meetings was 91%. Individual attendance at meetings of the Board of Directors and Board committees was as follows: R. A. Clarke 100%, H. M. Conger 89%, W. S. Davila 95%, R. D. Glynn, Jr. 86%, D. M. Lawrence 81%, R. B. Madden 84%, M. S. Metz 100%, R. Q. Morgan 83%, S. T. Reeves 75%, C. E. Reichardt 96%, J. C. Sawhill 100%, A. Seelenfreund 79%, S. T. Skinner 100%, and B. L. Williams 96%.

COMPENSATION OF DIRECTORS

      Each director who is not an employee of PG&E receives a quarterly retainer of $5,500 plus a fee of $1,000 for each Board or Board committee meeting attended. Non-employee directors who chair Board committees receive an additional quarterly retainer of $625. Under the Directors' Deferred Compensation Plan, directors may elect to defer with interest all or part of such compensation for varying periods.

      PG&E's Retirement Plan for Non-Employee Directors provides a retirement benefit for non-employee directors with at least five years of service on the Board. Eligible retirees are entitled to receive quarterly payments equal to the number of quarters which they served on the Board. The amount of the quarterly payment is equal to the quarterly retainer as of the date of the director's retirement. Indemnity policies cover a portion of the accrued benefits earned under the Retirement Plan for Non-Employee Directors and the Directors' Deferred Compensation Plan in the event that benefits are not paid when due.

      The Board of Directors has adopted a Restricted Stock Plan for Non-Employee Directors, effective January 1, 1996, subject to shareholder approval. Under this plan, on the first business day of each year, each non-employee director receives restricted shares of PG&E Common Stock having a market value of $10,000 on the date of grant. Stock awarded under the plan vests over the five-year period following the award, except that all shares vest immediately at the time of mandatory retirement from the Board or in the event of a change in control. Unvested shares are forfeited if the recipient ceases to be a director for any other reason. A proposal is included in this Proxy Statement and Prospectus to amend and restate the PG&E Long-Term Incentive Program to, among other things, add a Restricted Stock Plan for Non-Employee Directors. See "Item No. 3: Amendment and Restatement of the Long-Term Incentive Program." For 1996, 353 restricted shares of PG&E Common Stock will be issued to each person who was a non-employee director on January 2, 1996, as soon as practicable following receipt of all required shareholder and regulatory approvals.

      PG&E officers who also are directors receive no additional compensation for services as a member of the PG&E Board of Directors, any PG&E Board committee, or the Board or any Board committee of any PG&E subsidiary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Cox, a director of PG&E, also is Vice Chairman of AirTouch Communications and President and Chief Executive Officer of AirTouch Cellular, which were paid approximately $1,115,100 in fees by PG&E during 1995 in connection with providing cellular telephone and paging services to PG&E in the normal course of business. Such services are expected to continue to be provided in the future. Mr. Cox has no personal interest in these transactions.

      Dr. Lawrence, a director of PG&E, also is Chairman and Chief Executive Officer of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals, which were paid approximately $24,324,000 in fees by PG&E and its subsidiaries during 1995 in connection with providing health care services for employees, retirees, and surviving dependents in the normal course of business. Such services are expected to continue to be provided in the future. Dr. Lawrence has no personal interest in these transactions.

      Ms. Morgan, a director of PG&E, also is President and Chief Executive Officer of Joint Venture: Silicon Valley Network (JVSV Network), a nonprofit collaborative. As part of PG&E's overall efforts to retain customers and to stimulate the economy in PG&E's service territory, in 1995 PG&E provided $96,000 of support to JVSV Network. PG&E expects to continue providing support to JVSV Network in the future. Ms. Morgan has no personal interest in these transactions.

BOARD OF DIRECTORS RETIREMENT POLICY

      It is the policy of the Board of Directors that a person may not be designated as a candidate for election or re-election as a director of PG&E after he or she has reached the age of 70.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of the PG&E Common Stock beneficially owned (as defined in the rules of the Securities and Exchange Commission) as of January 31, 1996, by the directors, the nominees for director, the executive officers named in the Summary Compensation Table on page 40, and all directors and executive officers as a group. As of January 31, 1996, none of the directors, nominees for director, or executive officers owned any shares of PG&E Preferred Stock. None of the directors, nominees for director, or executive officers, nor the directors and executive officers as a group, owned as much as 1% of any class of securities.

                                                         (A)                                (B)                          (C)
                                                       CURRENT                       VESTED OPTIONS TO
NAME                                              STOCK OWNERSHIP(1)             PURCHASE COMMON STOCK(2)               TOTAL
Richard A. Clarke                                       10,835                           145,000                       155,835
Harry M. Conger                                          5,108                                                           5,108
C. Lee Cox(3)                                                0                                                               0
William S. Davila                                        4,668                                                           4,668
Robert D. Glynn, Jr.                                     3,933                            15,000                        18,933
David M. Lawrence, MD                                      353                                                             353
Richard B. Madden                                        3,353                                                           3,353
Mary S. Metz                                             3,467                                                           3,467
Rebecca Q. Morgan                                          748                                                             748
Samuel T. Reeves                                         8,353                                                           8,353
Carl E. Reichardt                                        2,353                                                           2,353
John C. Sawhill                                         24,848                                                          24,848
Alan Seelenfreund                                          853                                                             853
Stanley T. Skinner                                      17,938                            30,000                        47,938
Barry Lawson Williams                                    2,447                                                           2,447
James D. Shiffer                                         5,208                            20,001                        25,209
Gregory M. Rueger                                        6,763                            16,333                        23,096
Gordon R. Smith                                          4,861                            10,834                        15,695
Bruce R. Worthington                                     3,186                             6,000                         9,186

     All directors and executive
     officers as a group (22 persons)                  107,025                           280,301                      387,326

(1) Includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the director or executive officer and, in the case of executive officers, includes shares held in PG&E's Savings Fund Plan. Except as otherwise indicated below, the directors, nominees for director, and executive officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

     Also includes the following shares of PG&E Common Stock in which the beneficial owners share voting and investment power: Mr. Davila, 200 shares; Mr. Madden, 3,000 shares; Dr. Metz, 887 shares; Mr. Smith, 3,884 shares; and all directors and executive officers as a group, 7,971 shares.

     Also includes 353 shares of restricted stock granted to each of the following persons under PG&E's Restricted Stock Plan for Non-Employee Directors, which is being submitted to the shareholders for approval at the annual meeting: Mr. Clarke, Mr. Conger, Mr. Davila, Dr. Lawrence, Mr. Madden, Dr. Metz, Ms. Morgan, Mr. Reeves, Mr. Reichardt, Dr. Sawhill, Mr. Seelenfreund, and Mr. Williams. All directors and executive officers as a group were granted a total of 4,236 shares of restricted stock. See "Item No. 3: Amendment and Restatement of the Long-Term Incentive Program." The grant of such shares was conditioned upon receipt of shareholder and regulatory approvals. Such shares vest over a five-year period and are subject to forfeiture under certain circumstances.

(2) Includes shares of PG&E Common Stock which Mr. Clarke and the executive officers have the right to acquire within 60 days of January 31, 1996, through the exercise of vested stock options granted under PG&E's Stock Option Plan. Mr. Clarke and the executive officers have neither voting power nor investment power with respect to shares shown unless and until such shares are purchased through the exercise of the options, pursuant to the terms of the Stock Option Plan.

(3) Mr. Cox was elected by the Board effective February 21, 1996, and is standing for election by shareholders of PG&E for the first time this year.

                                   Item No. 2:
                    Formation of a Holding Company Structure


GENERAL

      The Board of Directors and management believe that the formation of a holding company structure will be in the best interests of PG&E and its shareholders. The result of the restructuring will be to have PG&E become a separate subsidiary of the new parent holding company, ParentCo, with the present holders of PG&E Common Stock becoming holders of ParentCo Common Stock. As part of the restructuring, it is contemplated that PG&E will transfer its ownership interests in its two principal subsidiaries--PGT and Enterprises--to ParentCo, so that PGT and Enterprises will become subsidiaries of ParentCo.

      The restructuring will help the Company to respond more effectively and efficiently to competitive changes taking place in the utility industry and to new business opportunities that may arise from those changes. This structure also will enhance the financial separation of the Company's California utility business from its other businesses, and will provide greater financing flexibility.

                THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE
              PROPOSED FORMATION OF A HOLDING COMPANY STRUCTURE AND
         URGES EACH SHAREHOLDER TO VOTE FOR THE PROPOSED RESTRUCTURING.

PLAN OF IMPLEMENTATION

      To carry out the restructuring, PG&E has caused to be formed two new California corporations: PG&E Parent Co., Inc. and PG&E Merger Company ("MergeCo"). The name of the holding company has not yet been determined and, for purposes of this Proxy Statement and Prospectus, it is referred to as PG&E Parent Co., Inc. ("ParentCo") (which name is subject to change at the discretion of the Board of Directors and without further action by the shareholders prior to or as part of the restructuring). Prior to the Merger (defined below), PG&E will own all the outstanding stock of ParentCo and ParentCo will own all the outstanding stock of MergeCo. ParentCo and MergeCo currently have no business or properties of their own. MergeCo is a transitory corporation, formed solely to effectuate the Merger, and will cease to exist upon the Merger.

      PG&E, ParentCo, and MergeCo have approved the Merger Agreement, which provides that, subject to certain conditions including shareholder approval, PG&E will become a subsidiary of ParentCo through the merger of MergeCo into PG&E (the "Merger"). In the Merger, each share of PG&E Common Stock will be converted into one share of ParentCo Common Stock. (See "Exchange of Stock Certificates Not Required" below.) A copy of the Merger Agreement is attached to this Proxy Statement and Prospectus as Exhibit A, and is incorporated herein by reference.

      In connection with the restructuring, it is contemplated that PG&E will transfer to ParentCo its ownership interests in its two principal subsidiaries:
PGT and Enterprises. To the extent the Company acquires new businesses or assets not regulated by the California Public Utilities Commission (the "CPUC"), such businesses and assets also may be transferred to ParentCo. It is intended that the other PG&E subsidiaries will remain subsidiaries of PG&E. After the restructuring, the current holders of PG&E Common Stock will own all of the outstanding ParentCo Common Stock, and ParentCo will own all of the outstanding PG&E Common Stock. It also is anticipated that after the restructuring, ParentCo will own directly or indirectly all of the outstanding stock of PGT and Enterprises, and any other transferred businesses or assets, which, together with ParentCo's ownership of all the PG&E Common Stock, is expected to constitute all or substantially all of ParentCo's business and properties.

      The following diagrams illustrate the present corporate structure of PG&E and its subsidiaries and the intended organization after the restructuring is completed.

                              CURRENT STRUCTURE

                      COMMON AND PREFERRED SHAREHOLDERS
                                       :
                                       :
                                     PG&E
                                       :
                                       :
            ...........................:.........................
            :                          :                        :
            :                          :                        :
        PGT and                Enterprises and              Other PG&E
      Subsidiaries              Subsidiaries               Subsidiaries




                              PROPOSED STRUCTURE

                             COMMON SHAREHOLDERS
                                      :
                                      :
                                      :
     PREFERRED SHAREHOLDERS        ParentCo
             :                        :
             :  ......................:........................
             :  :                     :                       :
             :  :                     :                       :
             PG&E                  PGT and               Enterprises and
              :                  Subsidiaries             Subsidiaries
              :
              :
          Other PG&E
         Subsidiaries



      The proposed restructuring should not affect the position of present shareholders of PG&E for federal income tax purposes. (See "Federal Income Tax Consequences of the Merger" below.)

      After the Merger, the outstanding shares of PG&E Preferred Stock will continue to be outstanding shares of PG&E. Debt securities and other indebtedness of PG&E will continue to be obligations of PG&E and, in the case of PG&E's mortgage bonds, will continue to be secured by a first mortgage lien on all or substantially all the properties of PG&E. See "Treatment of Preferred Stock" and "Treatment of PG&E Indebtedness" below.

REASONS FOR THE RESTRUCTURING

      The principal reason for the proposed restructuring is to enable the Company to respond more effectively and efficiently to competitive changes taking place in the gas and electric utility industry, thereby benefiting shareholders and customers. It is believed that the proposed restructuring will allow PG&E to efficiently operate its utility business which is subject to regulation by the CPUC, while enabling the Company to respond more flexibly to regulatory and other industry changes which are presenting new business opportunities and challenges. The proposed restructuring also will improve the financial separation of PG&E's California utility operations from the Company's other businesses, while providing the Company with greater financing flexibility.

      PG&E has operated primarily as a traditional utility, responsible for constructing and operating the utility generation, transmission, and distribution facilities needed to serve its customers in Northern and Central California. However, the regulation of utilities and the markets which PG&E has traditionally served are changing. As facets of the traditional utility business become less regulated and more competitive, the energy options for customers are expanding, and the challenges to existing utility operations are intensifying.

      For example, in recent years the CPUC has been exploring alternatives for encouraging competition in the generation of electricity in an effort to lower customer rates. In December 1995, the CPUC issued an order that, when implemented, will significantly change the regulation of utilities in California and the markets which PG&E serves. The key elements of the order include (1) creation of a wholesale power pool which would manage bids for electricity and set market clearing prices to create a more efficient market for electric generation, (2) establishment of an independent system operator to control and manage the electric transmission system, (3) implementation of direct access for certain customers who would be able to contract directly with electric generation providers or intermediaries beginning in 1998, with direct access for all customers phased in not later than 2003, (4) the possible voluntary divestiture by utilities of at least 50% of their fossil-fueled electric generation assets, and (5) a request for utility comment on corporate separation of generation, transmission, and distribution assets under a holding company structure or otherwise. In response to this order PG&E is considering a range of possible alternatives, including the possible divestiture of a substantial portion of its generating assets.

      At the same time that facets of PG&E's traditional utility business are becoming less regulated and more competitive, industry changes outside PG&E's Northern and Central California service territory are presenting the Company with new business opportunities. The expansion of independent power facilities within the United States already has resulted in an increase in the Company's investments outside California. In foreign countries, opportunities for participating in electric generation projects are emerging, and government-owned utilities are being privatized--a process whereby government-owned businesses are sold to private investors. These developments are expected to continue to offer the opportunity for expansion of the Company's investments outside Northern and Central California.

      The corporate separation and financing flexibility afforded by a holding company structure will increase the Company's ability to respond to these industry changes. For example, should it become necessary or appropriate, a holding company structure could accommodate the separation of a component of PG&E's business from PG&E's remaining core utility business, while allowing common ownership of these businesses under ParentCo. Similarly, when new business opportunities arise, the new businesses can be operated through subsidiaries of ParentCo rather than through subsidiaries of PG&E, thereby enhancing the separation between PG&E and those businesses. Such separation of business functions will facilitate the development of these other businesses while helping to insulate PG&E--the utility--from the risks associated with their activities.

      In contrast to a holding company structure, PG&E's current corporate structure cannot accommodate the same degree of financial separation because all business activities must be either part of the utility itself or conducted in entities downstream of the utility. As a result, under the present corporate organization, any volatility in earnings associated with these other businesses would continue to be reflected in the present utility's financial results. In a holding company structure these other businesses may be operated in sister companies of PG&E, while sharing a common parent, ParentCo. The benefit of a holding company structure is that the utility will be more effectively insulated from the potential volatility of these businesses, since the activities of sister companies of PG&E would not be reflected in the utility's financial statements and any unfavorable financial results of these companies would not adversely affect PG&E's equity capital.

      In addition to this improved separation and insulation for PG&E's core utility activities, management also believes that the holding company structure will permit the use of financing techniques that are more directly suited to the particular requirements, characteristics, and risks of the Company's other businesses without any impact on the capital structure of PG&E. Management anticipates that (i) ParentCo, in addition to receiving dividends from PG&E
(and other direct subsidiaries of ParentCo), may obtain funds through its own debt or equity financings, (ii) PG&E may obtain funds through its own financings (which may include the issuance of debt or preferred stock, as well as the issuance of additional shares of PG&E Common Stock to ParentCo), and
(iii) the other businesses may obtain funds from ParentCo, from affiliates other than PG&E, or from their own outside financings. Any financings will depend upon the financial and other conditions of the entities involved and on market conditions.

      The proposed restructuring provides for a holding company that will not be a utility. Under the expected regulatory treatment, neither ParentCo nor any securities it issues will be subject to the direct jurisdiction of the CPUC, the Federal Energy Regulatory Commission (the "FERC"), or the Nuclear Regulatory Commission (the "NRC"). (See "Regulation" below.)

      Following the restructuring, PG&E still will operate as a public utility subject to the jurisdiction of the CPUC, the FERC, and the NRC. The utility business of PG&E is expected to constitute the principal part of ParentCo's earnings for the foreseeable future after the restructuring.

MERGER AGREEMENT

      The Merger Agreement has been unanimously approved by the Boards of Directors of PG&E, ParentCo, and MergeCo. Pursuant to the Merger Agreement, the following events will occur upon the effectiveness of the Merger:

      - MergeCo will merge with PG&E, with PG&E being the surviving corporation.

      - Each outstanding share of PG&E Common Stock will be automatically converted into one share of ParentCo Common Stock.

      - Each outstanding share of PG&E Preferred Stock will continue as one such issued and outstanding share, with the same voting powers, designations, preferences, rights, qualifications, limitations, and restrictions as were applicable to such shares prior to the Merger.

      - The outstanding shares of the common stock of MergeCo will be automatically converted into all of the issued and outstanding shares of PG&E Common Stock, all of which will then be owned by ParentCo (with the effect that the number of issued and outstanding shares of PG&E Common Stock immediately after the Merger will be the same as the number of issued and outstanding shares of PG&E Common Stock immediately prior to the Merger).

      - The outstanding shares of ParentCo Common Stock held by PG&E will be canceled.

      As a result, PG&E, which will be the surviving corporation in the Merger, will become a direct subsidiary of ParentCo, and all of the ParentCo Common Stock outstanding immediately after the Merger will be owned by the holders of PG&E Common Stock outstanding immediately prior to the Merger. In addition, as the holder of all outstanding PG&E Common Stock following the Merger, ParentCo will have sufficient voting power to take action on matters affecting PG&E which do not require a class vote of the holders of PG&E Preferred Stock.

AMENDMENT OR TERMINATION OF THE MERGER AGREEMENT

      By mutual consent of their respective Boards of Directors, PG&E, ParentCo, and MergeCo may abandon the Merger or amend, modify, or supplement the terms of the Merger Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of the restructuring by the shareholders of PG&E. However, no such amendment, modification, or supplement shall, if agreed to after such approval by the shareholders of PG&E, change any of the principal terms of the Merger Agreement. PG&E will notify the shareholders in the event of any material amendment, modification, or supplement to the Merger Agreement.

      The Merger Agreement provides that it may be terminated, and the Merger abandoned, at any time, whether before or after approval of the restructuring by the shareholders of PG&E, by action of the PG&E Board of Directors if such Board determines that the completion of the restructuring would for any reason be inadvisable or not in the best interests of PG&E or its shareholders.

      In making such determination, the PG&E Board of Directors would consider, among other things, the number of holders of PG&E Common Stock or PG&E Preferred Stock seeking to exercise statutory dissenters' rights under applicable California law (described below under "Rights of Dissenting Shareholders"). The PG&E Board of Directors also may terminate and abandon the restructuring if PG&E has not received, within a reasonable period after shareholder approval, the approval of the CPUC and other regulatory agencies on terms which are satisfactory to the PG&E Board of Directors. PG&E is unable to predict under what other circumstances the restructuring might be terminated and abandoned.

AMENDMENT OF PG&E RESTATED ARTICLES

      Approval of the Merger Agreement by the shareholders also will constitute approval to amend and restate the Restated Articles of Incorporation of PG&E (the "PG&E Restated Articles") to delete the "fair price" provisions contained in Article NINTH of such Articles. Article NINTH of the PG&E Restated Articles currently provides that transactions with any shareholder beneficially owning more than 5% of PG&E's voting stock who seeks to effect certain business combinations with PG&E (such as a merger, consolidation, transfer of substantial assets, or recapitalization) must (1) be approved by 75% of the outstanding voting stock, (2) be approved by a majority of disinterested directors, or (3) satisfy certain "fair price" criteria with respect to the remaining shareholders. PG&E has decided to delete Article NINTH of the PG&E Restated Articles because such provisions no longer will be appropriate for PG&E once it becomes a subsidiary of ParentCo following the Merger at which time the PG&E Common Stock no longer will be publicly traded. In addition, the deletion of the fair price provisions would avoid the risk of inadvertently triggering these provisions as the result of certain inter-company transactions following the restructuring. Substantially similar fair price provisions will be included in Article EIGHTH of the ParentCo Articles (as defined below) that would apply to transactions involving ParentCo Common Stock. (See "Articles of Incorporation and Bylaws of ParentCo--Fair Price Provisions.")

TRANSFER OF PGT AND ENTERPRISES TO PARENTCO

      As part of the restructuring, it is contemplated that PG&E will transfer to ParentCo its ownership interests in PGT and Enterprises. PGT is a gas pipeline company with operations in the Pacific Northwest. Enterprises is an entity primarily with interests in various energy-related businesses located outside California, and it is expected that Enterprises will be used as a vehicle to pursue new energy-related foreign and domestic business opportunities. As a result of the proposed transfer, PGT and Enterprises and their assets no longer would be owned by PG&E. If the separation of these subsidiaries had occurred on January 1, 1995, the net income (before PG&E Preferred Stock dividend requirements) of PG&E for the year ended December 31, 1995, would have decreased by approximately $59 million, or approximately 4%, and total assets would have decreased by approximately $2,198 million, or approximately 8%. PG&E's net investment in PGT and Enterprises was approximately $1,221 million on December 31, 1995, representing approximately 14% of the PG&E Common Stock shareholders' equity as of that date.

      The transfer of PGT and Enterprises to ParentCo, like other aspects of the restructuring, is conditioned upon obtaining certain consents and other approvals, the specific terms and conditions of which PG&E cannot predict. Moreover, at the time of the transfers, PG&E's net investment in PGT and Enterprises and their contribution to the net income of PG&E may differ materially from the amounts and percentages shown above due in part to the impact of the changing regulatory environment on PG&E's future operations as well as new business opportunities and other changes in the Company's businesses. It is possible that, based on future events, the PG&E Board of Directors may determine that it is not in the best interests of PG&E or its shareholders to transfer one or both of these subsidiaries to ParentCo in connection with proposed restructuring. Provided the necessary regulatory and other approvals are obtained, the Board of Directors may decide to proceed with the remaining elements of the restructuring plan without transferring one or both of these subsidiaries to ParentCo. The Board of Directors would not consider any such modification to the intended restructuring to require either a new vote of, or a separate notice to, the shareholders of PG&E, prior to consummating the Merger and implementing a holding company structure for PG&E.

TREATMENT OF PREFERRED STOCK

      The proposed Merger and restructuring will not result in any change in the terms of PG&E's outstanding Preferred Stock, which will remain outstanding at the PG&E level and will not be converted into, or otherwise become, a security of ParentCo. The decision to have the PG&E Preferred Stock continue as a security of PG&E is based upon, among other things, a desire to avoid changing the nature of the investment represented by such stock, namely, an investment in a senior security of a regulated utility, as well as the desire of PG&E not to limit its ability to issue preferred stock in the future to help meet its capital requirements.

      PG&E Preferred Stock will continue to rank senior to PG&E Common Stock (all of which, after the Merger, will be held by ParentCo) as to dividends and as to the distribution of assets of PG&E in the event of any liquidation of PG&E. Payment of dividends on ParentCo Common Stock will depend in large part on the earnings of PG&E and payment of dividends on PG&E Common Stock. (See "Dividend Policy.") The PG&E Restated Articles will continue to provide that no dividends may be paid on PG&E Common Stock unless dividends are current on PG&E Preferred Stock. Payment of any dividends on the common stock of any other ParentCo subsidiaries will be unaffected by any dividend payment or nonpayment on either PG&E Preferred Stock or PG&E Common Stock.

      Separation from PG&E of the assets and earnings of PGT and Enterprises will decrease the assets and earnings of PG&E, and will result in PG&E's investment in these subsidiaries being no longer of potential benefit to holders of PG&E Preferred Stock (i.e., the assets and any earnings of these subsidiaries will not be available to pay dividends or other amounts with respect to such Preferred Stock). However, the utility operations of PG&E presently constitute, and are expected to continue to constitute for the foreseeable future, the predominant part of the Company's consolidated assets and earnings. Accordingly, although the Company is unable to predict the ultimate outcome of regulatory and other industry changes, it is believed that this transaction will not materially affect the holders of PG&E Preferred Stock or the investment ratings of such stock. (See "Transfer of PGT and Enterprises to ParentCo" above.)

      Following the Merger, PG&E will continue to be subject to the informational and other requirements under the Securities Exchange Act of 1934, as amended, and will continue to hold annual shareholder meetings. However, after the Merger, PG&E may decide not to solicit proxies from holders of PG&E Preferred Stock in connection with the election of directors and in connection with other matters requiring the approval of shareholders but not requiring a class vote of holders of PG&E Preferred Stock, since the shares of PG&E Common Stock owned by ParentCo will have sufficient voting power to take action without the vote of PG&E Preferred Stock. The PG&E Preferred Stock is currently listed on the American Stock Exchange ("ASE") and the Pacific Stock Exchange ("PSE") and it is contemplated that it will continue to be so listed after the Merger. PG&E will not discontinue proxy solicitation with respect to a particular series of PG&E Preferred Stock in those cases where the applicable rules of a securities exchange on which the series is listed requires continued proxy solicitation.

TREATMENT OF PG&E INDEBTEDNESS

      All of PG&E's indebtedness outstanding immediately prior to the Merger will continue to be outstanding indebtedness of PG&E after the Merger and, in the case of PG&E's first mortgage bonds, will continue to be secured by a first mortgage lien on all or substantially all of the properties of PG&E, excluding the common stock of PGT and Enterprises which will be released from such mortgage lien upon their transfer to ParentCo. The PG&E indebtedness will be neither assumed nor guaranteed by ParentCo in connection with the Merger. The decision to have the indebtedness of PG&E continue as obligations of PG&E is based upon a desire not to alter, or potentially alter, the nature of the investment represented by such indebtedness, namely, a fixed income obligation of a regulated utility.

      Separation from PG&E of the assets and earnings of PGT and Enterprises will decrease the assets and earnings of PG&E, and will result in PG&E's investment in these subsidiaries being no longer of potential benefit to holders of PG&E's debt securities (i.e., the assets and any earnings of these subsidiaries will not be available to pay interest or principal with respect to such securities). As noted above, PG&E's utility operations presently constitute, and are expected to continue to constitute for the foreseeable future, the predominant part of the Company's consolidated assets and earnings. Accordingly, although the Company is unable to predict the ultimate outcome of regulatory and other industry changes, it is believed that this transaction will not materially affect the holders of PG&E debt securities or the respective investment ratings of these securities. (See "Transfer of PGT and Enterprises to ParentCo" above.)

PRO FORMA FINANCIAL INFORMATION

      The following table summarizes certain pro forma financial effects of the restructuring as of December 31, 1995, and for the year ended December 31, 1995, as if the restructuring had occurred December 31, 1995 and January 1, 1995, respectively, which, in the opinion of management, reflect all adjustments necessary for a fair presentation. This information should be read in conjunction with the consolidated financial statements and notes to consolidated financial statements incorporated by reference herein. The holding company restructuring is a reorganization of commonly-controlled entities and will be accounted for as an as-if pooling of interests.

                                                                                                      PRO FORMA (UNAUDITED)
                                                                                                 -----------------------------
                                                                      PG&E
                                                                  CONSOLIDATED      PRO FORMA         PG&E          PARENTCO
                                                                   HISTORICAL    ADJUSTMENTS(1)  CONSOLIDATED(1)  CONSOLIDATED
                                                                   ----------    --------------  ---------------  ------------
                                                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
BALANCE SHEETS--AS OF DECEMBER 31, 1995
Assets
   Net plant in service........................................      $18,585       $(1,000)         $17,585        $18,585
   Investments and other noncurrent assets.....................        2,103          (912)           1,191          2,103
   Current assets..............................................        3,341          (129)           3,212          3,341
   Deferred charges............................................        2,821          (157)           2,664          2,821
                                                                     -------       -------          -------        -------
Total Assets...................................................      $26,850       $(2,198)         $24,652        $26,850
                                                                     =======       =======          =======        =======
Capitalization and Liabilities
   Capitalization
      Common stock equity......................................      $ 8,599       $(1,221)         $ 7,378        $ 8,599
      Preferred stock and preferred securities.................          839            --              839            839
      Long-term debt...........................................        8,049          (610)           7,439          8,049
                                                                     -------       -------          -------        -------
   Total Capitalization........................................       17,487        (1,831)          15,656         17,487
   Other noncurrent liabilities................................        1,233          (117)           1,116          1,233
   Current liabilities.........................................        3,218           129            3,347          3,218
   Deferred income taxes and other deferred credits............        4,912          (379)           4,533          4,912
                                                                     -------       -------          -------        -------
Total Capitalization and Liabilities...........................      $26,850       $(2,198)          24,652        $26,850
                                                                     =======       =======          =======        =======
Book Value per Common Share....................................      $ 20.77                                       $ 20.77
                                                                     =======                                       =======
STATEMENTS OF INCOME--YEAR ENDED DECEMBER 31, 1995
Operating Revenues.............................................      $ 9,622       $  (379)         $ 9,243        $ 9,622
Operating Expenses.............................................        6,859          (308)           6,551          6,859
                                                                     -------       -------          -------        -------
Operating Income...............................................        2,763           (71)           2,692          2,763
Other Income (Deductions)......................................          151           (51)             100            151
Interest Charges...............................................          680           (33)             647            680
Preferred Dividend Requirements of PG&E........................           --            --               --             70(2)
                                                                     -------       -------          -------        -------
Pretax Income..................................................        2,234           (89)           2,145          2,164
Income Taxes...................................................          895           (30)             865            895
                                                                     -------       -------          -------        -------
Net Income.....................................................        1,339           (59)           1,280          1,269
                                                                                   =======          =======
Preferred Dividend Requirements................................           70                             70(2)          --
                                                                     -------                        =======        -------
Earnings Available for Common Shares...........................      $ 1,269                                       $ 1,269
                                                                     =======                                       =======
Earnings per Common Share......................................      $  2.99                                       $  2.99
                                                                     =======                                       =======
Ratio of Earnings to Fixed Charges(3)..........................         4.12                           4.14           3.56
                                                                     =======                        =======        =======
Ratio of Earnings to Combined Fixed Charges and
   Preferred Stock Dividends(4)................................         3.56                           3.56           3.56
                                                                     =======                        =======        =======

---------

(1) Reflects transfer of PGT and Enterprises from PG&E to ParentCo in connection with restructuring.

(2) Reflects dividends associated with PG&E Preferred Stock as a charge against retained earnings for PG&E and as a charge against net income for ParentCo.

(3) For the purpose of computing the Company's ratios of earnings to fixed charges, "earnings" represent net income adjusted for the minority interest in losses of less than 100%-owned affiliates, the Company's equity in undistributed income or loss of less than 50%-owned affiliates, income taxes, and fixed charges (excluding capitalized interest). "Fixed charges" include interest on long-term debt and short-term borrowings (including a representative portion of rental expense), amortization of bond premium, discount and expense, interest on capital leases, pretax earnings required to cover the preferred stock dividend requirements of majority-owned subsidiaries, and after-tax earnings required to cover the tax-deductible preferred security distribution requirements of majority-owned subsidiaries.

(4) For the purpose of computing the Company's ratios of earnings to combined fixed charges and preferred stock dividends, "earnings" represent net income adjusted for the minority interest in losses of less than 100%-owned affiliates, the Company's equity in undistributed income or loss of less than 50%-owned affiliates, income taxes, and fixed charges (excluding capitalized interest). "Fixed charges" include interest on long-term debt and short-term borrowings (including a representative portion of rental expense), amortization of bond premium, discount and expense, interest on capital leases, pretax earnings required to cover the preferred stock dividend requirements of majority-owned subsidiaries, and after-tax earnings required to cover the tax-deductible preferred security distribution requirements of majority-owned subsidiaries. "Preferred stock dividends" represent the sum of requirements for preferred stock dividends that are deductible for federal income tax purposes and requirements for preferred stock dividends that are not deductible for federal income tax purposes increased to an amount representing pretax earnings which would be required to cover such dividend requirements.

DIVIDEND POLICY

      It is anticipated that the quarterly dividends on ParentCo Common Stock will commence at a rate no less than that being paid on PG&E Common Stock at the time of the Merger, and will be paid on approximately the same dates in each year as dividends on PG&E Common Stock have been paid. The rate and timing of dividends of ParentCo in the future will depend primarily on the earnings of ParentCo's subsidiaries, principally PG&E; the dividend restrictions of ParentCo and its subsidiaries, including PG&E; other financial considerations; and other factors affecting the Company. The quarterly dividend most recently declared by the Board of Directors of PG&E was $.49 per share of PG&E Common Stock payable on April 15, 1996, to holders of record on March 15, 1996.

      Initially, the funds required by ParentCo to operate and to enable it to pay dividends on ParentCo Common Stock following the Merger are expected to be derived primarily from dividends paid by PG&E on PG&E Common Stock. It is anticipated that such cash dividends paid by PG&E to ParentCo will be sufficient, together with any amounts provided by other subsidiaries of ParentCo, to enable ParentCo to pay cash dividends on ParentCo Common Stock and to meet operating and other expenses. However, the dividend policy of PG&E will continue to be established by PG&E's Board of Directors as though PG&E were a comparable stand-alone utility, and the amount of dividends declared and paid by PG&E will be subject to the availability of earnings and the needs of the utility business, as well as CPUC requirements. In addition, the ability of PG&E to pay dividends on PG&E Common Stock to ParentCo will be subject to the prior dividend rights of PG&E Preferred Stock, to restrictions contained in the indenture supporting PG&E's first mortgage bonds and other agreements to which PG&E is or may become a party, to other factors affecting PG&E, and to requirements of California law.

      The PG&E Common Stock dividend currently is based on a number of financial considerations, including sustainability, financial flexibility, and competitiveness with investment opportunities of similar risk. The Company has a long-term objective of reducing its dividend payout ratio (dividends declared divided by earnings available for common stock) to reflect the increased business risk in the utility industry. It is anticipated that these same considerations will apply after the restructuring. At this time, the Company is unable to determine the impact, if any, that changes in regulation of the utility industry will have on the Company's dividend level in the future.

      Payment of dividends on PG&E Preferred Stock is anticipated to continue at the specified rates without interruption or change; provided, however, that the payment of these dividends also is dependent upon the earnings and financial condition of PG&E, upon restrictions contained in the indenture supporting PG&E's first mortgage bonds and other agreements to which PG&E is or may become a party, upon other factors affecting PG&E, and upon requirements of California law.

DIRECTORS AND MANAGEMENT OF PARENTCO AND PG&E

      The directors of PG&E will become the directors of ParentCo upon the completion of the Merger. (See "Item No. 1: Election of Directors" above.) In approving the Merger Agreement and the proposed formation of a holding company structure for PG&E, shareholders of PG&E will be considered to have ratified the election of these persons as directors of ParentCo. Subsequent to the Merger, the composition of the Board of Directors of ParentCo and PG&E may change over time.

      It is anticipated that the following persons will hold, at least initially, in addition to the office or offices held with PG&E, the offices of ParentCo indicated below:

                           NAME                                            OFFICE
                           ----                                            ------
                  Stanley T. Skinner          Chairman of the Board, President, and Chief Executive Officer
                  Gordon R. Smith             Chief Financial Officer
                  Bruce R. Worthington        General Counsel
                  Leslie H. Everett           Corporate Secretary

      Initially, ParentCo will not have full-time officers and employees of its own. To the extent, however, that the activities of ParentCo expand, ParentCo may employ full-time salaried officers and employees. ParentCo and PG&E each expect, from time to time, to render to the other certain services and to make available the use of certain facilities and equipment. The corporation receiving such services or using such facilities and equipment will reimburse the other corporation for the cost or fair market value thereof, as appropriate. The agreements and arrangements between ParentCo and PG&E for the provision of such services and the use of such facilities and equipment are subject to review by the CPUC. (See "Regulation" below.)

ARTICLES OF INCORPORATION AND BYLAWS OF PARENTCO

      The articles of incorporation of ParentCo, as they shall be amended and restated prior to the effectiveness of the Merger (the "ParentCo Articles"), have been prepared in accordance with the California General Corporation Law and give ParentCo broad corporate powers to engage in any lawful activity for which a corporation may be formed under the laws of the State of California. The name "PG&E Parent Co., Inc.," which is presently set forth in the ParentCo Articles, is subject to change at the discretion of the Board of Directors and without further action by the shareholders prior to or as part of the Merger. The following statements summarize certain relevant provisions of the ParentCo Articles. This summary should be read in the context of, and is qualified by reference to, (i) the full ParentCo Articles, a copy of which is attached to this Proxy Statement and Prospectus as Exhibit B and incorporated herein by reference, and (ii) the laws of the State of California. By approving the Merger Agreement and the proposed formation of a holding company structure for PG&E, shareholders of PG&E will be ratifying the provisions of the ParentCo Articles.

      The ParentCo Articles are substantially the same as the current PG&E Restated Articles, except that they do not include certain provisions of the PG&E Restated Articles which are obsolete or unnecessary or which specifically concern PG&E Preferred Stock. (See "Amendment of PG&E Restated Articles" above.) Shareholders should be aware that certain provisions of the ParentCo Articles may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire the business of the Company, and as a result these provisions might diminish the opportunity for ParentCo's shareholders to sell their shares at a premium over then prevailing market prices.

CAPITAL STOCK

      The ParentCo Articles authorize the issuance of 800 million shares of ParentCo Common Stock and 85 million shares of preferred stock of ParentCo (the "ParentCo Preferred Stock"). Immediately after the Merger, the number of outstanding shares of ParentCo Common Stock will be the same as the number of outstanding shares of PG&E Common Stock immediately prior to the Merger and no shares of ParentCo Preferred Stock will be outstanding. Under California law, shares of ParentCo Common Stock and ParentCo Preferred Stock may be issued by ParentCo from time to time upon such terms and for such consideration (and, as to Preferred Stock, having such rights, preferences, privileges, and restrictions) as may be determined by the ParentCo Board of Directors. Such further issuances, up to the aggregate amounts authorized by the ParentCo Articles, will not require authorization from the CPUC or approval by the shareholders. ParentCo also may issue ParentCo Common Stock from time to time pursuant to dividend reinvestment and employee benefit plans (see "Dividend Reinvestment and Employee Benefit Plans" below). Under current provisions of the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), and the rules and regulations thereunder, issuance of ParentCo Preferred Stock may be restricted.

      Holders of ParentCo Common Stock, subject to any prior rights or preferences of ParentCo Preferred Stock outstanding, (i) have equal rights to receive dividends if and when declared by the ParentCo Board of Directors out of funds legally available therefor, and (ii) will receive any distribution made to shareholders upon liquidation. ParentCo Common Stock has no preemptive rights to subscribe for additional shares of ParentCo Common Stock or other securities of ParentCo, nor does it have any redemption or conversion rights. ParentCo Common Stock has voting rights on the basis of one vote per share. Any series of ParentCo Preferred Stock issued by ParentCo will have such voting rights as may be determined by the ParentCo Board of Directors at the time of issuance; however, the present policies of the national stock exchanges against issuances of stock with disparate voting rights may serve to limit ParentCo's issuances of any ParentCo Preferred Stock with enhanced voting rights.

NUMBER OF DIRECTORS

      The California General Corporation Law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws or articles of incorporation to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. The PG&E Restated Articles provide for a Board of Directors that may vary between fourteen (14) and seventeen (17) members, inclusive, with the exact number to be determined by the bylaws of PG&E (the "PG&E Bylaws"). The PG&E Bylaws currently fix the exact number of directors at fifteen (15).

      The ParentCo Articles expand the range of the number of directors by providing that there shall not be fewer than nine (9) nor more than seventeen
(17) directors, with the exact number to be determined by the bylaws of ParentCo ("ParentCo Bylaws"). The ParentCo Bylaws fix the exact number of directors at fifteen (15) and, as of the Merger, the membership of the ParentCo Board will be identical to the PG&E Board of Directors. Increasing the range in the number of directors to between nine and seventeen is intended to give the Board of Directors of ParentCo greater flexibility in determining the appropriate number of directors who should constitute the Board.

CUMULATIVE VOTING

      Under cumulative voting, each share of stock entitled to vote in an election of directors has such number of votes as is equal to the number of directors to be elected. A shareholder then may cast all of his or her votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. As a result, shareholders holding a significant minority percentage of the outstanding shares entitled to vote in an election of directors may be able to effect the election of one or more directors. If cumulative voting is available, then it is mandatory upon timely notice given by any shareholder at a meeting at which directors are to be elected.

      Neither the PG&E Bylaws nor the ParentCo Articles allow cumulative voting. Thus, the holder or holders of shares representing a majority of the votes entitled to be cast in an election of directors for ParentCo will be able to elect all directors then being elected. The absence of cumulative voting could have the effect of preventing representation of minority shareholders on the ParentCo Board of Directors.

FAIR PRICE PROVISIONS

      The ParentCo Articles contain "fair price" provisions which are substantially similar to those which have been contained in the PG&E Restated Articles (see "Amendment of PG&E Restated Articles" above), except for a modification that will have the effect of clarifying that these provisions have no applicability to transactions between PG&E and ParentCo. The "fair price" provisions included in the ParentCo Articles are intended to reduce the possibility of unfair treatment of shareholders in takeover situations. In addition, the fair price provisions provide that, when evaluating any proposal or offer involving a business combination or merger or consolidation of the Company, the Board of Directors shall give due consideration to all factors they may consider relevant. Such factors may include the legal, economic, environmental, regulatory, and social effects of the proposed transaction on the Company's employees, customers, suppliers, and other affected persons and entities and on the communities and geographic areas in which the Company provides utility service or is located, and in particular, the effect on the Company's ability to safely and reliably meet any public utility obligations at reasonable rates.

INDEMNIFICATION AND LIABILITY PROVISIONS

      The ParentCo Articles contain provisions regarding the indemnification of directors, officers, and other agents of ParentCo and the limitation of liability of ParentCo directors which are substantially similar to provisions contained in the PG&E Restated Articles.

AMENDMENT OF ARTICLES

      The PG&E Restated Articles and the ParentCo Articles may be amended by the approval of the holders of shares having a majority of the votes entitled to be cast for such amendment, except for amendment of the fair price provisions (which may require a vote of 75% of the outstanding shares entitled to vote).

BYLAWS

      The ParentCo Bylaws initially will be substantially similar to the PG&E Bylaws.

STOCK EXCHANGE LISTING

      ParentCo has applied to list ParentCo Common Stock on the New York Stock Exchange ("NYSE") and on the Pacific Stock Exchange ("PSE"). It is expected that such listings will occur on, or soon after, the effective date of the Merger. At the time of the listing of ParentCo Common Stock, PG&E Common Stock then will be delisted from trading on these stock exchanges (all outstanding shares will be held by ParentCo). The PG&E Preferred Stock is currently listed on the American Stock Exchange ("ASE") and PSE and it is contemplated that it will continue to be so listed after the Merger.

TRANSFER AGENT AND REGISTRAR

      PG&E currently acts as the transfer agent for PG&E Common Stock and PG&E Preferred Stock. After the Merger, it is anticipated that PG&E will continue to act as the transfer agent for PG&E Preferred Stock and that PG&E will act as the transfer agent for ParentCo Common Stock. It is expected that the registrar of ParentCo Common Stock will be the same as is presently serving in such capacity for PG&E Common Stock and PG&E Preferred Stock: First Interstate Bank of California.

DIVIDEND REINVESTMENT PLAN AND EMPLOYEE BENEFIT PLANS

      If the Merger is completed, PG&E's Dividend Reinvestment Plan will be assumed and continued by ParentCo on and after the effective date of the Merger, so that shares of ParentCo Common Stock thereafter will be available to the holders of ParentCo Common Stock and PG&E Preferred Stock on the same terms as provided in PG&E's Dividend Reinvestment Plan.

      If the Merger is completed, PG&E's Stock Option Plan, Savings Fund Plan, and Restricted Stock Plan for Non-Employee Directors (assuming it is approved by shareholders of PG&E at the annual meeting) will be amended, as and when appropriate, to provide for the issuance of ParentCo Common Stock rather than PG&E Common Stock. Such plans, as well as the Retirement Plan and other employee benefit plans of PG&E (collectively, the "Employee Benefit Plans"), also will be amended, as and when appropriate, to include eligible employees of ParentCo and the other subsidiaries of ParentCo, in addition to the eligible employees of PG&E, and to make any other changes necessary or appropriate as a result of the formation of a holding company structure for PG&E and the related restructuring.

      By approving the Merger Agreement and the proposed formation of a holding company structure for PG&E, the shareholders of PG&E will be deemed to have approved the actions to be taken in connection with the Employee Benefit Plans, including any amendments to the Employee Benefit Plans necessary to accomplish those actions.

REGULATION

      As a utility, PG&E is subject to the jurisdiction of the CPUC with respect to rates for retail sales, standards of service, issuances of securities, and certain other matters. PG&E also is subject to the jurisdiction of (i) the FERC, with respect to certain aspects of its electric business, including hydroelectric licenses, rates for sales at wholesale, rates for transmission, interconnections with other electric utilities, and accounting, and (ii) the NRC, with respect to PG&E's ownership of and licensee status as to the Diablo Canyon nuclear generating facility and also as to the Humboldt Bay nuclear generating facility, a retired power plant. The formation of a holding company structure for PG&E, the Merger, and the related restructuring will not change the applicability of such regulatory jurisdiction to PG&E. Moreover, PG&E must obtain certain authorizations from the CPUC, the FERC, and the NRC to implement various aspects of the restructuring. An application for authorization from the CPUC was filed on October 20, 1995, and PG&E subsequently filed for approvals from the FERC and the NRC.

      PGT is an interstate gas pipeline company subject to the jurisdiction of the FERC with respect to transmission rates, standards of service, accounting, and other matters. The formation of a holding company structure and the contemplated transfer to ParentCo of PG&E's ownership interest in PGT will not change the applicability of such regulatory jurisdiction to PGT.

      Enterprises owns, directly or indirectly, interests in various electric generating facilities located within the United States, but outside PG&E's service territory of Northern and Central California. These generating facilities are subject to limited regulation by the FERC and state regulatory agencies. The formation of the holding company structure and the contemplated transfer to ParentCo of PG&E's ownership interest in Enterprises will not change this regulation.

      So long as ParentCo is not a public utility or the owner or licensee of nuclear generating facilities, it will not be subject to regulation by the CPUC, the FERC, or the NRC, except to the extent that rules or orders of these commissions may impose restrictions on ParentCo's relationship with PG&E, PGT, or another regulated affiliate that are designed to protect utility customers, to promote the common defense and security, or to protect the health and safety of the public. CPUC rules are, for example, designed to (i) ensure that all costs incurred by PG&E which result from the activities undertaken by PG&E's affiliates will be fully recovered from such affiliates, (ii) provide the CPUC with access to all information necessary to analyze PG&E's costs and monitor the transactions between PG&E and its non-utility affiliates, (iii) ensure that PG&E's customers will be insulated from effects of non-utility activities, and
(iv) protect the financial health of PG&E's utility operations. PG&E will continue to be subject to CPUC regulation of its operations, including its dealings with ParentCo.

      ParentCo believes that it will be entitled to an exemption from all provisions of the Holding Company Act except Section 9(a)(2), which requires prior approval of the Securities and Exchange Commission (the "SEC") for certain utility acquisitions. The exemption will take effect upon completion of the Merger and related restructuring and the filing with the SEC of an appropriate exemption statement pursuant to the provisions of the Holding Company Act. It will be necessary to file an annual exemption statement each year thereafter. The basis of this exemption is that both ParentCo and PG&E, as ParentCo's only public utility subsidiary, are incorporated in the same state (i.e., California), and PG&E is predominately intrastate in character and carries on its business substantially in the state of incorporation. The exemption is available only so long as the utility business of PG&E, and of any other public utility subsidiary from which ParentCo derives a material portion of its income, remain predominantly within California. PGT, Enterprises, and affiliates in which they hold an interest do not constitute public utilities, as defined by the Holding Company Act, and therefore do not affect the availability of the exemption.

      The exemption from the provisions of the Holding Company Act also may be revoked on a finding by the SEC that such exemption may be detrimental to the public interest or the interest of investors or consumers. Further, the prior approval of the SEC under Section 9(a)(2) of the Holding Company Act would be required if ParentCo proposed the acquisition or creation, directly or indirectly, of additional utility subsidiaries. ParentCo has no present intention of becoming a registered holding company subject to regulation by the SEC under the Holding Company Act.

CONDITIONS PRECEDENT TO THE MERGER

      The Merger Agreement provides that consummation of the Merger is subject to approval of the principal terms of the Merger Agreement by the shareholders of PG&E, ParentCo, and MergeCo, as is more fully set forth below under "Shareholder Vote" and to the approval by the NYSE of ParentCo Common Stock for listing upon official notice of issuance. If the shareholders of PG&E approve the Merger, PG&E then will cause the shares of ParentCo and MergeCo to be voted in favor of the Merger.

      In addition, the decision to proceed with the Merger is subject to, among other things, the receipt, on terms and conditions satisfactory to the Board of Directors of PG&E, of (i) authorization from the CPUC to form a holding company structure for PG&E, (ii) other required regulatory authorizations, and (iii) such other consents and approvals as the Board may deem necessary or appropriate.

EFFECTIVE DATE OF THE MERGER

      The Merger Agreement provides that the Merger will be effective at the end of the last day of the calendar month during which the Merger Agreement and related officers' certificates are filed with the California Secretary of State as provided in Section 1103 of the California General Corporation Law. Management anticipates that the effective date will occur on or before December 31, 1996, although there can be no assurance that the effective date will not occur prior to or subsequent to that date due to uncertainties in obtaining CPUC or other regulatory approvals.

SHAREHOLDER VOTE

      Approval of the Merger Agreement and the proposed formation of a holding company structure for PG&E will require the favorable vote of (1) a majority of the outstanding shares of PG&E Common Stock entitled to vote at the annual meeting, and (2) a majority of the outstanding shares of PG&E Common Stock and PG&E Preferred Stock entitled to vote at the annual meeting, voting together, with each share having one vote.

      Unless they are marked to the contrary, properly executed proxies received by PG&E prior to or at the annual meeting will be voted in favor of the Merger Agreement and the proposed formation of a holding company structure for PG&E. Proxies which are marked "Abstain," as well as broker proxies which are not voted with respect to the Merger Agreement, will have the same effect as a vote against this proposal.

RIGHTS OF DISSENTING SHAREHOLDERS

      The rights of shareholders of PG&E who dissent with respect to the Merger are governed by Chapter 13, Sections 1300-1312 ("Chapter 13"), of the California General Corporation Law, the text of which is set forth as Exhibit C to this Proxy Statement and Prospectus and is incorporated herein by reference. The description of dissenters' rights in this Proxy Statement and Prospectus is qualified in its entirety by reference to Chapter 13 of the California General Corporation Law.

      If the Merger is completed, the shareholders who object to the Merger and who have fully complied with all applicable provisions of Chapter 13 of the California General Corporation Law may have the right to require PG&E to purchase their shares for cash at the fair market value of such shares as of the close of business on October 18, 1995, the business day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger. (See "Market Values of Stock" below.) Persons who are beneficial owners of shares of PG&E but whose shares are held by another person, such as a broker or nominee, should instruct the record holder to follow the procedures outlined below if such persons wish to dissent with respect to any or all of their shares.

      Under the California General Corporation Law, shares of PG&E Common Stock and PG&E Preferred Stock must be purchased by PG&E if all applicable requirements are complied with, but only if (a) demands for payment are filed with respect to five percent (5%) or more of the outstanding shares of the class (with shares of PG&E Common Stock treated as one single class for such purposes and all shares of PG&E Preferred Stock treated as another single class), or (b) the shares are subject to a restriction on transfer imposed by PG&E or by any law or regulation. In this regard, PG&E is not aware of any restriction on transfer except restrictions that may be imposed upon shareholders who are deemed to be "affiliates" of PG&E (as that term is defined in Rule 144 adopted by the SEC under the Securities Act of 1933, as amended (the "Securities Act")). PG&E urges any shareholder believing there is any such restriction affecting his or her shares to consult with his or her own legal counsel as to the nature and extent of any dissenters' rights he or she may have.

PROCEDURAL REQUIREMENTS

      For a holder of shares of PG&E Common Stock and PG&E Preferred Stock to exercise the right to have PG&E purchase his or her shares, the procedures to be followed under Chapter 13 of the California General Corporation Law include the following requirements:

      (1) The holder of record must have voted the shares against the Merger. It is not sufficient to abstain from voting. However, the holder may vote part of his or her shares in favor of the Merger or abstain from voting part of his or her shares without losing the right to have PG&E purchase those shares which were voted against the Merger.

      (2) Any such holder who wishes to have PG&E purchase his or her shares that were voted against the Merger must make a written demand to have PG&E purchase the dissenting shares for their fair market value. The demand must include the information specified below and must be received by PG&E or its transfer agent not later than the date of the annual meeting at which the Merger is approved. See "Demand for Purchase" below.

      Assuming PG&E elects to proceed with the Merger (see "Amendment or Termination of the Merger Agreement" above), within ten days after approval of the Merger by the shareholders, PG&E will notify any holders of shares who voted against the Merger and made a timely demand for purchase (and who are entitled to require PG&E to purchase their shares because either (1) holders of five percent (5%) or more of the outstanding shares of the relevant class filed demands by the date of the annual meeting, or (2) the shares are subject to a restriction on transfer) of the approval and will offer all of these holders a cash price for their shares which PG&E considers to be the fair market value (as described above) of the shares. The notification also will contain a brief description of the procedures to be followed under Chapter 13 of the California General Corporation Law (and a copy of such Chapter) in order for a holder to exercise his or her right to have PG&E purchase such shares.

Demand for Purchase

      Merely voting or delivering a proxy directing a vote against approval of the Merger does not constitute a demand for purchase. A written demand is required. In all cases, the written demand must:

      (1) Be made by the person who was the holder of record on the Record Date (or his or her duly authorized representative) and not by someone who is merely a beneficial owner of the shares or a holder who acquired the shares subsequent to the Record Date;

      (2) State the number and class of dissenting shares; and

      (3) Include an offer to sell the shares to PG&E at what the holder believes to be the fair market value of the shares on October 18, 1995, the business day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger.

      In addition, the following conditions apply:

      (a) The demand should be sent by registered or certified mail, return receipt requested;

      (b) The demand must be signed by the holder of record (or his or her duly authorized representative) exactly as his or her name appears on the form of proxy accompanying his or her copy of this Proxy Statement and Prospectus;

      (c) A demand regarding shares owned jointly by more than one person must identify and be signed by all such holders; and

      (d) Any person signing a demand in any representative capacity (such as attorney-in-fact, executor, administrator, trustee, or guardian) must indicate his or her title and, if PG&E so requests, must furnish written proof of his or her capacity and authority to sign the demand.

       A demand for payment may not be withdrawn without the consent of PG&E.

OTHER REQUIREMENTS

      Within 30 days after the date on which notice of approval of the Merger is mailed by PG&E to appropriate shareholders, a holder's stock certificates representing any shares which the holder demands that PG&E purchase must be submitted to PG&E at its principal office to be endorsed with a statement that the shares are dissenting shares. Upon subsequent transfer of these endorsed shares, the new certificates will be similarly endorsed.

      If PG&E and a shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. If PG&E and a shareholder fail to agree on either the fair market value of the shares or on the eligibility of the shares to be purchased by PG&E, then either the shareholder or PG&E may file a complaint for judicial resolution of the dispute. The complaint must be filed within six months after the date on which the notice of approval is mailed to shareholders. If a complaint is not filed within such six-month period, the shares will lose their eligibility for status as dissenting shares. Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in such an action. If the fair market value of the shares is in dispute, the court shall determine, or shall appoint one or more impartial appraisers to assist in its determination of, the fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the fair market value is determined to exceed the price offered by PG&E, then PG&E will be required to pay such costs. Under certain circumstances, PG&E also may be required to pay attorneys' fees and certain other costs.

      No payment will be made for dissenting shares until completion of the Merger. In addition, any cash dividends declared and paid by PG&E upon the dissenting shares after shareholder approval of the Merger and prior to payment being made for the dissenting shares shall be credited against the amount to be paid for such dissenting shares.

      As mentioned above, under the Merger Agreement, the PG&E Board of Directors has the right to abandon the Merger for any reason (even after shareholder approval), and that right may be exercised if the aggregate cost of purchasing dissenting shares is not acceptable. In such case, PG&E will not be obligated to purchase any dissenting shares, but may be required to pay necessary expenses and reasonable legal fees of shareholders who have in good faith commenced proceedings to enforce their dissenters' rights.

      Any demands, notices or other documents required to be sent to PG&E may be sent to it at Office of the Corporate Secretary, 77 Beale Street, Mail Code B32, P.O. Box 770000, San Francisco, CA 94177.

MARKET VALUES OF STOCK

      The market values of the various classes and series of capital stock of PG&E on October 18, 1995 (the business day immediately preceding public announcement of the terms of the proposed Merger), were:


                                               MARKET VALUE
                  TITLE OF CLASS/SERIES          PER SHARE
                  ---------------------        ------------
                  Common Stock................   $29.63

                  Preferred Stock
                  7.44%.......................    25.13
                  7.04%.......................    25.38
                  6.875%......................    23.50
                  6.57%.......................    25.90
                  6.30%.......................    25.63
                  5.00%.......................    17.38
                  5.00% Series A..............    17.50
                  4.80%.......................    16.38
                  4.50%.......................    15.75
                  4.36%.......................    15.63
                  6.00%.......................    21.50
                  5.50%.......................    19.63
                  5.00%.......................    17.88

     There is no public market as yet for ParentCo Common Stock.

EXCHANGE OF STOCK CERTIFICATES NOT REQUIRED

      Upon completion of the Merger, it will not be necessary for holders of PG&E Common Stock to exchange their existing stock certificates for stock certificates of ParentCo. Holders of PG&E Common Stock automatically will become holders of ParentCo Common Stock on a share-for-share basis, and the present stock certificates for PG&E Common Stock automatically will represent shares of ParentCo Common Stock.

      After the restructuring, as presently outstanding stock certificates are presented for transfer, new certificates bearing the name of PG&E Parent Co., Inc. (or such other name as may be substituted for, or otherwise replace, the name of PG&E Parent Co., Inc.) will be issued. New certificates of ParentCo also will be issued in exchange for old certificates of PG&E upon the request of any shareholder. Certificates presented for transfer to a name other than that in which the surrendered certificate is registered must be properly endorsed, with the signature medallion guaranteed, and accompanied by evidence of payment of any applicable stock transfer taxes.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

      PG&E and ParentCo have been advised by their counsel, Orrick, Herrington & Sutcliffe, that:

      (1) No gain or loss will be recognized by the holders of shares of PG&E Common Stock on the receipt of shares of ParentCo Common Stock solely in exchange for shares of PG&E Common Stock;

      (2) The basis of shares of ParentCo Common Stock received by the holders of shares of PG&E Common Stock will be the same as the basis of the shares of PG&E Common Stock exchanged for such ParentCo Common Stock;

      (3) As to each holder of shares of PG&E Common Stock who held his or her shares as a capital asset, the holding period of shares of ParentCo Common Stock will include the holding period of the shares of PG&E Common Stock exchanged for such ParentCo Common Stock; and

      (4) No gain or loss will be recognized by ParentCo upon the issuance of shares of ParentCo Common Stock in exchange for shares of PG&E Common Stock.

      Holders of PG&E Common Stock or PG&E Preferred Stock who contemplate dissenting from the Merger should consult with their tax advisors concerning the tax consequences of that action.

      The United States federal income tax discussion set forth above is based upon current law and is intended for general information only. The foregoing is not intended to be a comprehensive discussion of all possible federal income tax consequences of the Merger. Furthermore, the Registration Statement of which this Proxy Statement and Prospectus is a part does not provide information regarding the tax consequences of the Merger under the tax laws of any state or of any local or foreign jurisdiction. Holders of PG&E Common Stock are urged to consult their own tax advisors with respect to specific tax consequences of the Merger.

LEGAL OPINION

      Orrick, Herrington & Sutcliffe, as counsel for PG&E and ParentCo, has rendered an opinion to the effect that the ParentCo Common Stock offered in this Proxy Statement and Prospectus will be validly issued, fully paid, and nonassessable.

EXPERTS

      The consolidated financial statements and related schedule included in PG&E's current report on Form 8-K dated February 21, 1996, and incorporated by reference in this Proxy Statement and Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                   Item No. 3:
          Amendment and Restatement of the Long-Term Incentive Program


GENERAL

      The PG&E Board of Directors has amended and restated PG&E's Long-Term Incentive Program (the "LTIP"), effective January 1, 1996, subject to approval by the shareholders, to: (1) provide for the grant of restricted stock to directors of PG&E or any parent corporation who are not employees of the Company; (2) make changes to the stock option and performance unit features to permit the LTIP to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the tax deductibility of compensation paid to certain executive officers; (3) authorize an additional 10 million shares of PG&E Common Stock for the grant of incentive awards under the LTIP; (4) extend the term of the LTIP to December 31, 2005; and (5) make certain other technical and clarifying changes to the LTIP.

      A majority of the votes cast is required to approve the amendment and restatement of the LTIP. Properly executed proxies received by PG&E prior to or at the annual meeting will be voted in favor of this proposal unless they are marked to the contrary.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO
               AMEND AND RESTATE THE LONG-TERM INCENTIVE PROGRAM.

PURPOSE AND PRINCIPAL FEATURES OF THE AMENDED AND RESTATED LTIP

      The following summary describes the purpose and principal features of the LTIP, as amended and restated.

PURPOSE

       The purpose of the LTIP is to advance the interests of the Company and its shareholders by providing officers, key management employees, and other eligible participants with financial incentives tied directly to the Company's long-term business objectives. As originally approved by the shareholders in 1992, the LTIP encompassed and supplemented two plans which previously had been administered separately: the Stock Option Plan (described below) and the Performance Unit Plan (described below). The amended and restated LTIP encompasses and further supplements these two plans, and also adds a new plan: the Restricted Stock Plan for Non-Employee Directors (described below).

      The various amendments to the LTIP and the addition of the Restricted Stock Plan for Non-Employee Directors were recommended by the Nominating and Compensation Committee (the "Committee") of the PG&E Board of Directors, a committee composed entirely of directors who are neither employed by nor otherwise affiliated with PG&E. The Committee's decision was based on the recommendations of an independent consulting firm specializing in compensation and benefit matters.

TYPES OF INCENTIVE AWARDS

      The LTIP contains a number of optional forms of incentive awards which may be used at the sole discretion of the Committee. Incentive awards under the LTIP may take the form of stock options, stock appreciation rights ("SARs"), dividend equivalents, performance units, restricted stock, or other stock-based awards. The stock options may be incentive stock options ("ISOs") intended to qualify for special tax treatment or non-qualified stock options ("NQSOs").

      At the present time, PG&E primarily uses the stock option, tandem SAR, tandem dividend equivalent, and performance unit features of the LTIP. In addition, subject to shareholder approval of the amendment and restatement of the LTIP, PG&E intends to use the restricted stock feature of the LTIP for awards to individuals who are directors of PG&E or any parent corporation which may hereafter be formed, provided that such directors are not also employees of the Company ("non-employee directors").

      The type of incentive award being granted, as well as the terms and conditions of the award, is determined by the Committee at the time of grant, except that, as described below, non-employee directors are not eligible to receive any form of incentive award under the LTIP other than grants of restricted stock. (See "Restricted Stock Plan for Non-Employee Directors" below.)

ELIGIBILITY

      All officers of PG&E are eligible to participate in the LTIP. Also eligible to participate, if so identified by the Committee (or by the Chief Executive Officer of PG&E, to the extent authorized by the LTIP), are officers of wholly-owned subsidiaries of PG&E, other key management employees of PG&E or any wholly-owned subsidiary of PG&E, other employees or consultants of PG&E or any subsidiary or affiliate of PG&E, and other persons whose participation in the LTIP is deemed by the Committee to be in the best interests of PG&E. As of December 31, 1995, there were 50 current or former officers of PG&E, three current or former officers of PG&E subsidiaries, 407 current or former key management employees of PG&E, and six other persons participating in the LTIP. Effective January 1, 1996, the amended and restated LTIP provides that non-employee directors of PG&E or any parent corporation are eligible to receive grants of restricted stock strictly in accordance with, and subject to, the terms and conditions specified in the LTIP. Non-employee directors are not eligible to receive any other form of incentive award under the LTIP. Prior to the amendment and restatement of the LTIP, non-employee directors were not eligible to participate in the LTIP. There currently are 13 non-employee directors of PG&E, all of whom are eligible to receive grants of restricted stock under the amended and restated LTIP. In addition, if the proposed formation of a holding company structure for PG&E is approved by the shareholders and implemented by the Company, non-employee directors of ParentCo will be eligible to receive grants of restricted stock under the amended and restated LTIP.

ADMINISTRATION OF THE LTIP

      The Committee determines the eligible participants who will be granted incentive awards, determines the amount and type of award, determines the terms and conditions of awards, construes and interprets the LTIP, and makes all other determinations with respect to the LTIP, to the extent permitted by applicable law and subject to certain restrictions specified in the LTIP. The Chief Executive Officer of PG&E has authority to grant incentive awards to eligible participants who are neither officers nor directors of the Company and, in the case of employees, whose annual salaries are below the level which requires Committee approval. Grants by the Chief Executive Officer must conform to the guidelines approved by the Committee. Grants of restricted stock to non-employee directors of PG&E or any parent corporation will be made strictly in accordance with the terms and conditions specified in the LTIP.

EFFECTIVE DATE AND DURATION OF THE LTIP

      The LTIP became effective as of January 1, 1992, and originally was scheduled to terminate on December 31, 2001. Upon its approval by the PG&E shareholders, the amended and restated LTIP will become effective as of January 1, 1996, and will terminate on December 31, 2005, unless terminated sooner according to the terms of the LTIP.

SHARES SUBJECT TO THE LTIP

      A maximum of 23,389,230 shares of PG&E Common Stock are reserved for use under the LTIP. These shares consist of (1) 13 million shares of PG&E Common Stock originally authorized for use under the LTIP at the time it first became effective on January 1, 1992; (2) 389,230 shares of PG&E Common Stock remaining under PG&E's 1986 Stock Option Plan and carried over to the LTIP; and (3) 10 million shares of PG&E Common Stock added to the amended and restated LTIP, effective January 1, 1996. Shares of PG&E Common Stock covered by previously granted incentive awards may be reused or added back to the LTIP under certain circumstances set forth in the LTIP and to the extent permitted by applicable law. As a result of the reorganization of PG&E and its subsidiaries into a holding company structure, shares of PG&E Common Stock automatically will be converted into shares of ParentCo Common Stock, and ParentCo Common Stock will be issued in lieu of PG&E Common Stock in connection with all stock option exercises and incentive award grants occurring on or after the effective date of the Merger.

STOCK OPTION PLAN

      The Committee may grant ISOs, NQSOs, tandem SARs, and tandem dividend equivalents to eligible participants (see "Eligibility" above), subject to the terms and conditions of the Stock Option Plan adopted by the Committee.

      STOCK OPTIONS. Stock options allow the optionee to buy a certain number of shares of PG&E Common Stock at an option price equal to the market price at the time the option is granted. The option may not be exercised until the right to do so has vested under a schedule approved by the Committee. The vesting schedule currently used by the Committee generally provides that one-third of the options may be exercised on or after the second anniversary of the date of grant, two-thirds on or after the third anniversary, and 100 percent on or after the fourth anniversary.

      TANDEM SARS. At the discretion of the Committee, options may be granted with or without tandem SARs which permit an optionee to surrender an option or a portion thereof in exchange for a cash payment equal to the difference between the current market value of PG&E Common Stock and the option price. A tandem SAR is subject to the same terms and conditions as the related option, except that it may be exercised only when the market value exceeds the option price. Certain restrictions also exist with respect to the payment of the dividend equivalent account to the optionee (see "Tandem Dividend Equivalents" below.) In addition, executive officers of PG&E and other participants who are subject to Section 16 of the Securities Exchange Act of 1934 may exercise SARs only during certain quarterly window periods.

      TANDEM DIVIDEND EQUIVALENTS. Options may be granted with or without tandem dividend equivalents. When an option is granted with tandem dividend equivalents, a dividend equivalent account is established for the optionee. On each dividend record date for PG&E Common Stock, the optionee's account is credited with an amount equal to the dividend on PG&E Common Stock subject to the unexercised portion of the option. Funds in the account are accessible only when (1) the option or related tandem SAR is exercised, and (2) if a SAR is exercised, the market value of PG&E Common Stock has increased by an average of at least five percent per year for the first five years after the grant or, in the case of options held for longer than five years, such market value has increased by at least 25 percent.

      PAYMENT FOR SHARES UPON EXERCISE OF STOCK OPTIONS. At the time an option is exercised, shares of PG&E Common Stock may be purchased using (1) cash (including any dividend equivalent account funds); (2) shares of PG&E Common Stock owned by the optionee for at least one year; (3) a "cashless exercise" procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, and delivers the option sale or loan proceeds to the optionee); or
(4) any combination of the foregoing or any other method of payment which the Committee may allow. The Company will not make loans to optionees for the purpose of exercising options.

      TERM OF OPTIONS AND TANDEM SARS. The term of each ISO and related tandem SAR is 10 years and the term of each NQSO and related tandem SAR is 10 years and one day, subject to earlier termination, as described below.

      TERMINATION OF EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY. Upon termination of the optionee's employment or relationship with the Company, (1) any unexercised options shall be canceled and terminated immediately, except that any unexercised options which are vested may be exercised during the balance of their term or within 30 days of termination, whichever is shorter, and (2) the optionee's dividend equivalent account (if any) shall not be credited with any dividends paid after the date of termination. If an optionee is terminated for cause or discharged, any unexercised options shall be terminated immediately. In the event of a termination by reason of retirement, by reason or death or disability, or by reason of a divestiture or change in control of a subsidiary of PG&E, (1) special rules allow the optionee to exercise all vested and unvested options within certain time periods after termination, and (2) the optionee's dividend equivalent account (if any) shall continue to be credited with dividends on unexercised options as long as those options remain exercisable.

      LIMITATION ON OPTIONS AND SARS AWARDED TO ANY OPTIONEE. Effective in 1994,
Section 162(m) of the Code placed a limit of $1 million on the amount of compensation which may be deducted by PG&E in any tax year with respect to each of the five highest paid executive officers. However, compensation arising from stock options and SARs granted under the LTIP is not subject to this deduction limit if certain limitations approved by the shareholders are applied to such incentive awards. In order to maximize the deductibility of compensation relating to awards of options and SARs, the LTIP has been amended to add a limitation on the number of shares with respect to which an optionee may be granted options and SARs under the LTIP. The amended and restated LTIP provides that, during any calendar year, an eligible participant may be granted options and SARs covering no more than two percent (2%) of the total number of shares reserved for use under the LTIP.

PERFORMANCE UNIT PLAN

      The Committee may grant performance units to certain officers of PG&E and such other employees of PG&E, other companies, affiliates, subsidiaries, or associations as may be designated by the Committee, subject to the terms and conditions of the Performance Unit Plan adopted by the Committee. The number of units granted to a recipient is determined by the Committee based upon recommendations made by the Chief Executive Officer of PG&E. The number of units granted is based on the Company's financial success, its future business plans, relevant compensation, general economic conditions, and other appropriate factors.

      The performance units vest one-third in each of the three years following the year of grant. At the time of the annual grant of units, the Committee establishes performance targets to be met within the vesting period as a condition of earning the units. Performance targets may be based entirely on corporate goals, entirely on business unit goals, or partially on corporate goals and partially on business unit goals. Performance targets may be adjusted during the vesting period, at the Committee's sole discretion, to reflect extraordinary events beyond management's control.

      The Committee has approved the following performance target for the 1996 performance unit grants: to achieve a three-year annual total shareholder return that equals at least the median three-year annual total shareholder return of the 50 largest power utilities nationwide. To the extent that this performance target is met, the recipient would receive 100 percent of the vested units; performance below the target results in a reduction or elimination entirely of the number of units paid to the recipient; and performance above the target can result in an increase up to 200 percent. The value of a unit at payment is equal to the average market price of PG&E Common Stock for the 30 calendar day period prior to the end of the year in which the unit qualifies for payment.

      Each time a cash dividend is declared on PG&E Common Stock, an amount equal to the cash dividend per share multiplied by the number of outstanding but unearned units held by the recipient of a performance unit will be accrued on behalf of the recipient. As soon as practicable following the end of each year, recipients will receive a cash payment of the dividends accrued for the year, modified by performance for that year as measured against the applicable performance target. Prior to the amendment and restatement of the LTIP, recipients of performance units received cash dividend equivalent payments each time a cash dividend was declared on PG&E Common Stock. Under Section 162(m) of the Code, amounts paid under performance-based compensation programs are not subject to the limitation on the tax deductibility of executive officer compensation. The addition of a performance target for dividend equivalents is designed to qualify the performance unit feature of the LTIP as performance-based compensation under Section 162(m).

RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

       Subject to shareholder approval of the amendment and restatement of the LTIP, each PG&E director who is not an employee of the Company automatically will receive a grant of restricted shares of PG&E Common Stock having a fair market value of $10,000 on the first business day each year during the term of the LTIP. The 1996 restricted stock grants will be made to each person who was a non-employee director of PG&E on January 2, 1996, as soon as practicable following receipt of all required shareholder and regulatory approvals. After the reorganization of the Company into a holding company structure, any non-employee director of ParentCo who is not also a director of PG&E will receive annual grants of restricted stock at the same time and in the same amounts as PG&E directors.

      Shares of restricted stock may be forfeited to PG&E to the extent that they are not vested. Such shares generally will vest at the rate of 20 percent on each anniversary of the grant date. Non-employee directors will have all of the rights of a PG&E shareholder with respect to all outstanding shares of restricted stock, including the right to vote and receive dividends, whether or not such shares are vested. Upon termination of service as a PG&E or ParentCo director, any unvested shares of restricted stock will be forfeited. In the event of a termination by reason of mandatory retirement at the age specified in the PG&E or ParentCo Board of Directors retirement policy, by reason of death or disability, or by reason of a change in control, all shares of restricted stock will become fully vested.

OTHER INCENTIVE AWARDS

      The Committee also may grant other types of incentive awards, including stand-alone SARs or stand-alone dividend equivalents (SARs or dividend equivalents granted without options), stock grants, limited SARs (SARs which are exercisable only in the event of a change in control), and phantom stock (hypothetical shares of stock that can be converted at a future date into cash or stock).

TAX WITHHOLDING

      To the extent that a recipient of an incentive award incurs any tax liability in connection with the exercise or receipt of an award, the recipient's withholding obligation may be satisfied through payroll deductions or a direct cash payment to PG&E. In addition, the Committee may allow the recipient to satisfy all or part of such withholding obligation by allowing PG&E to withhold a portion of the shares to be issued to the recipient.

REPLACEMENT OF GRANTS

      The Committee may allow a recipient of an incentive award to surrender or exchange an unexercised option or award for another award of the same or a different type, as long as the option price or purchase price of the new option or award is not lower than the option price or purchase price of the original option or award.

DEFERRAL OF PAYMENTS

      The Committee may allow the deferral of any cash payments which may become due under the LTIP.

ADJUSTMENT UPON CHANGES IN NUMBER OR VALUE OF SHARES OF COMMON STOCK

      In order to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, mergers, consolidations, or other events that materially increase or decrease the number or value of shares of PG&E Common Stock, the Committee may make such adjustments as it deems appropriate.

NON-TRANSFERABILITY OF INCENTIVE AWARDS

      Incentive awards shall not be transferable otherwise than by will or by the laws of descent and distribution, and generally may be exercised during the lifetime of the recipient only by the recipient.

CHANGE IN CONTROL

      Unless the Committee determines that a change in control (as defined in the LTIP) is in the best interests of the shareholders of PG&E and will not adversely impact the recipients of incentive awards under the LTIP, (1) any time periods relating to the exercise or realization of any incentive award shall be accelerated so that such award may be exercised or realized in full immediately upon the change in control, (2) all shares of restricted stock shall immediately cease to be forfeitable, (3) all conditions relating to the realization of any stock-based award shall immediately terminate, and (4) the Committee may offer recipients the option of having PG&E purchase their awards for an amount of cash which could have been attained upon the exercise or realization of such awards if they had been fully exercisable or realizable. The proposed reorganization of the Company into a holding company structure would not be considered a change in control for purposes of the LTIP.

AMENDMENT AND TERMINATION OF THE LTIP AND INCENTIVE AWARDS

      The PG&E Board of Directors or the Committee may at any time suspend, terminate, modify, or amend the LTIP in any respect. However, shareholder approval of amendments shall be obtained in the manner and to the degree required by applicable laws or regulations. Any provisions in the LTIP specifying the amount, price, or timing of incentive awards to be granted to non-employee directors shall not be amended more than once every six months, other than to comport with changes in certain laws and regulations. The Committee also may amend or modify the terms and conditions of any incentive award, or cancel or annul any grant of an award.

FUNDING

      Inasmuch as the LTIP is designed to encourage financial performance and to improve the value of shareholders' investment in PG&E, the costs of the LTIP will be funded from corporate earnings.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief description of the federal income tax consequences of stock options, tandem SARs, tandem dividend equivalents, performance units, and restricted stock granted under the LTIP under present tax laws.

      NON-QUALIFIED STOCK OPTIONS. There will no federal income tax consequences to either the optionee or the Company upon the grant of a NQSO. Upon the exercise of a NQSO, the optionee generally will have taxable ordinary income equal to the difference between the current market value of the shares and the option price, and the Company will be entitled to a federal income tax deduction of that amount.

      INCENTIVE STOCK OPTIONS. There will be no federal income tax consequences to either the optionee or the Company upon the grant or exercise of an ISO. However, unless the holding period requirements discussed below are violated, upon exercise of an ISO, an optionee will be deemed to have a tax preference item (equal to the difference between the current market value of the shares on the date of exercise and the option price) that may result in alternative minimum tax liability. If an optionee exercises an ISO and does not dispose of the shares within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon disposition will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee violates the holding period requirements, the optionee will realize ordinary income in the year of disposition, and the Company will be entitled to a corresponding deduction in an amount equal to the excess of (1) the lesser of (a) the amount realized on the sale or exchange or (b) the fair market value of the shares on the date of exercise, over (2) the option price.

      An ISO which is exercised more than three months after the optionee terminates employment with the Company will be treated as a NQSO for federal income tax purposes.

      TANDEM STOCK APPRECIATION RIGHTS. There will be no federal income tax consequences to either the optionee or the Company upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the optionee as ordinary income, and the Company will be entitled to a corresponding deduction.

      TANDEM DIVIDEND EQUIVALENTS. There will be no federal income tax consequences to either the optionee or the Company upon the establishment of a dividend equivalent account or during the period that funds accrue in the account. Amounts paid from the account will be taxable to the optionee as ordinary income, and the Company will be entitled to a corresponding deduction.

      PERFORMANCE UNITS. There will be no federal income tax consequences to either the recipient or the Company upon the grant of performance units. Dividend equivalents paid on performance units will be taxable to the recipient as ordinary income, and the Company will be entitled to a corresponding deduction. Upon the payment of performance units, the amount received will be taxable to the recipient as ordinary income, and the Company will be entitled to a corresponding deduction.

      RESTRICTED STOCK. Upon the grant to a non-employee director of restricted stock subject to a vesting schedule, the recipient will be deemed to receive taxable ordinary income equal to the fair market value of the shares at the time they vest. Upon the sale or disposition of the shares, the recipient will realize capital gain or loss in an amount equal to the difference between the fair market value of the shares on each vesting date and the sale or disposition price.

      Section 83(b) of the Code permits a recipient to elect, within 30 days after the grant of any shares of restricted stock subject to a vesting schedule, to be taxed at ordinary income rates on the fair market value of all shares received, based on the fair market value of the shares on the date of grant. If the recipient makes a Section 83(b) election, any later appreciation in the value of the shares will be taxable as capital gain instead of ordinary income when they are sold or transferred.

      Non-employee directors are subject to self-employment taxes on the amount recognized as ordinary income. At the time the director elects to be taxed on the grant of restricted stock, the Company will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the director.

BENEFITS UNDER THE AMENDED AND RESTATED LTIP

      Subject to certain limitations, the Committee has full discretion to determine the number, type, and value of incentive awards to be granted to eligible participants under the LTIP. Thus, the benefits and amounts that will be received by or allocated to the officers, directors, and employees of PG&E are not determinable. Information regarding incentive awards granted to the named executive officers during the last three years is presented under "Executive Compensation--Summary Compensation Table," "--Option/SAR Grants in 1995," and "--Long-Term Incentive Program--Awards in 1995." The amount of restricted stock to be received by each non-employee director is fixed under the LTIP, as discussed above (see "Restricted Stock Plan for Non-Employee Directors"), and may not be amended more frequently than once every six months.

EFFECT OF IMPLEMENTATION OF HOLDING COMPANY STRUCTURE

      Upon completion of the reorganization of PG&E as a subsidiary of ParentCo, ParentCo will assume and continue the amended and restated LTIP and all of the shares of PG&E Common Stock reserved for use under the LTIP will become shares of ParentCo Common Stock. In addition, by approving the formation of ParentCo and the related agreement of merger, the shareholders will be deemed to have approved the actions necessary to effect the assumption of the LTIP by ParentCo.

                                   Item No. 4:
           Ratification of Selection of Independent Public Accountants


      On the recommendation of the PG&E Audit Committee, the PG&E Board of Directors has selected Arthur Andersen LLP as the independent public accountants to examine the financial statements of PG&E and its subsidiaries for the year 1996. It is anticipated that Arthur Andersen LLP will be appointed as independent public accountants for ParentCo if the proposed formation of a holding company structure is approved. Arthur Andersen LLP has been employed to perform this function for PG&E since 1981.

      One or more representatives of Arthur Andersen LLP will be present at the annual meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

      Although this appointment is not required to be submitted to a vote of the shareholders, the Board of Directors believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment. If the shareholders should not ratify the appointment, the Audit Committee will investigate the reasons for rejection by the shareholders and the Board of Directors will reconsider the appointment.

      A majority of the votes cast is required to ratify the appointment of the independent public accountants. Properly executed proxies received by PG&E prior to or at the annual meeting will be voted in favor of this proposal unless they are marked to the contrary.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO
                  RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP.

                                   Item No. 5:
                              Shareholder Proposal


SHAREHOLDER PROPOSAL: COMPENSATION OF DIRECTORS

      Mr. Nick Rossi, P.O. Box 249, Boonville, California, 95415, holder of 600 shares of PG&E Common Stock, has given notice of his intention to present the following proposal for action at the annual meeting:

      "The shareholders of Pacific Gas and Electric request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following:

      Beginning on the 1997 Pacific Gas and Electric fiscal year all members of the Board of Director's total compensation will be 2,000 shares of Pacific Gas and Electric common stock each year. No other compensation of any kind will be paid."

      In support of this proposal, Mr. Rossi has submitted the following statement:

      "For many years the Rossi family have been submitting for shareholder vote, at this corporation as well as other corporations, proposals aimed at putting management on the same playing field as the shareholders. This proposal would do just that.

      "A few corporations have seen the wisdom in paying directors solely in stock. Most notably, Scott Paper and Travelers. Ownership in the company is the American way. We feel that this method of compensation should be welcomed by anyone who feels they have the ability to direct a major corporation's fortunes.

      "The directors would receive 2,000 shares each year. If the corporation does well, the directors will make more money in the value of the stock they receive and the dividend that usually rise with more profits. If things go bad, they will be much more inclined to correct things, because it will be coming directly out of their pockets. Instead of the way it is done now, where directors receive the same compensation for good or bad performance."

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

      PG&E believes that a portion of its directors' compensation should be comprised of equity ownership in PG&E. Therefore, in 1995 the Board of Directors adopted a program, subject to shareholder approval, whereby a portion of each director's compensation would be comprised of PG&E Common Stock. In addition, PG&E has an established program through which directors may, at their option, reinvest all or a portion of their non-stock retainers and fees in PG&E Common Stock, thereby facilitating their increased stock ownership over time.

      However, PG&E does not agree that directors should be paid solely in stock. PG&E desires to have a diverse Board, and requiring that all compensation paid to directors be in the form of PG&E Common Stock could discourage or prevent highly qualified individuals from serving on the Board in the future.

      In addition, this shareholder proposal would restrict PG&E's ability to establish director compensation that is appropriate and competitive with that paid to directors of other utilities and industrial companies. Directors' compensation arbitrarily set at 2,000 shares per year may bear no relationship to fees that other companies are paying their directors, and could result in fees which are too high or too low in relation to market practice. Setting compensation at a fixed number of shares would inhibit PG&E's ability to offer compensation that is competitive with that offered by other companies and would reduce PG&E's ability to attract qualified directors.

      For these reasons, the Board of Directors recommends that shareholders vote AGAINST this proposal.

      Approval of this shareholder proposal requires an affirmative vote of a majority of the votes cast. Unless marked to the contrary, properly executed proxies received by PG&E prior to or at the annual meeting will be voted against this proposal.

                             Executive Compensation

          NOMINATING AND COMPENSATION COMMITTEE REPORT ON COMPENSATION

      PG&E is the nation's largest investor-owned gas and electric utility, serving over 13 million people in Northern and Central California. The Company's assets at December 31, 1995, totalled $26.9 billion and its earnings for the year exceeded $1.3 billion. PG&E delivers power to customers from a highly diversified electric generating system, including hydroelectric, geothermal, wind, solar, and gas-fired facilities, and from one of the most successful nuclear power plants in the world. Through its affiliates U.S. Generating Company and International Generating Company, Ltd., PG&E has become a national leader in the growing independent power production business and currently is exploring opportunities to expand internationally.

      During the past five years, PG&E has provided shareholders an average annual return--the combination of dividends and stock price appreciation--of 9.2 percent and, as shown in the graph on page 39, a cumulative total shareholder return of 55 percent.

      PG&E is committed to maintaining a high level of safety and service while at the same time sustaining financial performance for shareholders. Meeting this challenge in an increasingly competitive world requires exceptional people: men and women with skill, experience, vision, and entrepreneurial spirit. It is these men and women, at every level in PG&E, who make the difference between superior performance and mediocrity, and who create value for PG&E's shareholders and customers.

      PG&E's compensation programs are designed to attract, retain, and motivate these exceptional people. They reflect two fundamental principles which apply to every officer of PG&E:

      1. PG&E's compensation and benefits programs are competitive with those of other employers. PG&E competes for talent. Every company wants the most qualified and competent employees. Attracting and retaining employees who make the difference for shareholders, customers, and the Company require that PG&E offer competitive compensation and benefits.

      2. Part of every officer's compensation is tied directly to PG&E's performance for shareholders. If shareholders do well, officer compensation rises. If shareholders do not do well, officer compensation declines. In other words, a portion of every officer's compensation is "incentive compensation" which is at risk based on PG&E's financial performance. The greater the officer's management responsibilities, the larger the share of his or her total compensation is at risk.

In order to implement these principles, PG&E established the following four objectives which were used to set 1995 compensation for officers:

      1. Base salary and annual incentive compensation combined should be approximately equal to the average compensation paid by other large energy utilities.

      2. Total compensation (base salary, target annual incentive, long-term incentives, and benefits) should be about 80 percent of the average total compensation of general industry.

      3. Approximately one-half of target total compensation is tied directly to financial performance for shareholders.

      4. Incentive compensation is tied to both PG&E's short-term and longer-term financial performance. This reflects PG&E's commitment to achieve sustained growth in value for shareholders.

      For 1996, the foregoing objectives were replaced by the following officer compensation objectives:

      1. Total compensation (base salary, target annual incentive, long-term incentives, and benefits) and the pay mix should be competitive with the average compensation of a comparator group of companies that includes both major utilities and general industry companies.

      2. For utility-specific positions, annual cash compensation (base salary and target annual incentive) should be approximately equal to the average cash compensation paid by other large utilities.

      3. Approximately one-half of target total compensation should be tied directly to financial performance for shareholders.

      4. Incentive compensation should be tied to both PG&E's short-term and longer-term financial performance. This reflects PG&E's commitment to achieve sustained growth in value for shareholders.

      Compensation for the Chief Executive Officer is approved by the Board of Directors based on the recommendation of the Nominating and Compensation Committee of the Board, composed entirely of independent non-employee directors. In establishing the compensation of the Chief Executive Officer for 1995, the Board of Directors approved the recommendation of the Nominating and Compensation Committee without modification. Compensation for all other officers is approved by the Nominating and Compensation Committee. The Nominating and Compensation Committee retains an independent consultant, Hewitt Associates, to help evaluate PG&E's compensation policies and to recommend compensation alternatives which are consistent with those policies. Founded in 1940, Hewitt Associates is an international firm of consultants and actuaries specializing in the design and administration of employee compensation and benefit programs. Hewitt Associates has been engaged by the Nominating and Compensation Committee since 1990.

      Effective in 1994, Section 162(m) of the Internal Revenue Code eliminated the deductibility of compensation over $1 million paid to the five highest paid executive officers of public corporations. However, the deduction limitation does not apply to amounts paid pursuant to performance-based compensation programs, provided that (1) the performance targets are preestablished, objective standards, (2) the programs have been approved by shareholders, and
(3) there is no discretion to modify or alter payments after the performance targets have been established for the year. A substantial portion of the compensation paid to PG&E's officers is wholly dependent upon PG&E's performance and is determined by comparing changes in shareholder value against predetermined performance targets set by the Committee at the beginning of each year.

      Two of the three performance-based plans which PG&E currently uses were previously approved by the shareholders in 1992 before the effective date of
Section 162(m). These plans are tied exclusively to total shareholder return from stock appreciation and dividends and comply substantially with the requirements of the new law. However, these plans have now been amended to adopt provisions required by the final regulations issued under Section 162(m) and are being presented to shareholders for approval at this year's annual meeting. (See "Amendment and Restatement of the Long-Term Incentive Program" above.)

      To the extent consistent with the Committee's overall policy of maintaining a competitive, performance-based compensation program, it is PG&E's intent to maintain the tax deductibility of the compensation which it pays. However, due to the restrictive nature of Section 162(m), technical compliance with its requirements can reduce or eliminate the value of using certain types of stock-derived plans. As a result, although the Committee in designing and maintaining a competitive incentive compensation program will qualify as much of the program for deduction under Section 162(m) as is reasonably possible, such qualification is not a mandatory precondition to payments where technical compliance is inconsistent with program objectives. It is anticipated that the amount of any tax deduction forgone due to the impact of the Section 162(m) limit will be de minimis.

PRINCIPAL COMPONENTS OF COMPENSATION

BASE SALARY

      Executive salaries are reviewed annually by the Nominating and Compensation Committee based on (a) the results achieved by each individual, (b) PG&E's expected financial performance, measured by earnings per share for the Company overall, dividends, and stock price appreciation, and (c) changes in the average salaries paid by other large energy utilities.

      For 1995, 14 utilities were used as comparators for the purpose of setting base salary and annual incentives. These utilities, which are among the largest utilities nationwide, were selected by the Committee because they are comparable to PG&E in size and their approach to compensation emphasizes long-term incentives; seven of these utilities are included in the Dow Jones Utilities Index. The target established by the Nominating and Compensation Committee for 1995 officer salaries was the average salary paid to all officers of the 14 utilities used as comparators. In setting the 1995 salary levels for PG&E's executive officers, the Committee's objective was that the overall average of the salaries paid to all PG&E officers as a group (including the CEO) should be approximately equal to the target competitive level.

      In 1995, Chairman of the Board and Chief Executive Officer Stanley T. Skinner received a base salary of $570,000. This salary level is below the average salary of chief executive officers of other major energy utilities and below 80 percent of the average salary of CEOs of major industrial companies. The overall average of the actual base salaries received by all PG&E officers (including Mr. Skinner) for 1995 was below the average salary paid to all officers of the 14 comparator utilities.

      For 1996, the Nominating and Compensation Committee has adopted the following officer pay objectives: (1) for all officers, a target total compensation objective of the average compensation paid to all officers of companies in a new comparator group consisting of 32 major utilities and general industry companies, and (2) for utility-specific officer positions, a target cash compensation (base salary plus target annual incentive) objective of the average cash compensation paid by the utilities included in the new comparator group.

ANNUAL INCENTIVE

      The Performance Incentive Plan for 1995 was designed to provide annual incentives to all officers and all management and non-bargaining unit employees based on the achievement of financial and service-related objectives. The performance measures for 1995 were (a) PG&E's success in meeting the corporate earnings-per-share (EPS) objective, and (b) the success of each employee's organizational unit in meeting its individual objectives, such as cost control, quality of customer service, and operational efficiency. Awards for the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, and the Executive Vice President for 1995 are based entirely on the corporate EPS performance objective. Awards for other participating employees are designed to increase or decrease based on each organizational unit's success in meeting its performance objectives. These objectives are not necessarily weighted equally; the actual weightings for a given organizational unit are determined by the Chairman of the Board and Chief Executive Officer and the head of the organizational unit.

      At the beginning of the year, target awards are set based on each participating employee's job responsibilities and salary level. Final awards are determined by the Nominating and Compensation Committee and may range from zero to twice the target, depending on the extent to which the Company achieves its financial and service-related objectives. The Committee has discretion to modify or eliminate awards.

      In 1995, PG&E exceeded its corporate EPS objective. This performance resulted in Performance Incentive Plan awards to the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, and the Executive Vice President which were 148 percent of their target awards.

LONG-TERM INCENTIVES

      The Stock Option Plan and the Performance Unit Plan provide incentives based on PG&E's financial performance over time.

      The Stock Option Plan provides incentives based on PG&E's ability to sustain financial performance over a three-to-ten year period.

      Under the Plan, officers, managers, and other key employees receive stock options based on their responsibilities and position in the Company. These options allow them to purchase a certain number of shares of PG&E Common Stock at the market price on the date of grant (typically the first business day of each year), provided that they hold the options for at least two full years and exercise them within ten years. PG&E does not reprice or change the terms of options once they have been granted.

      At the Nominating and Compensation Committee's discretion, stock options may be granted with tandem "stock appreciation rights" which have vesting periods and exercise guidelines that are similar to the options. These rights allow option-holders to surrender their options when they have vested and receive a cash payment equal to the difference between the exercise price and the current market price. No stock appreciation rights have been granted under the Plan since 1991.

      Stock options also may be granted with tandem "dividend equivalents" which provide for credits to be made to a dividend equivalent account equal to the current common stock dividend as applied to the recipient's unexercised options. This reflects the importance of dividends as a component of total shareholder return. Option-holders are entitled to receive the amounts accumulated in their dividend equivalent account only when, and to the extent that, the underlying options or stock appreciation rights are exercised. If a stock appreciation right is exercised, the option-holder receives the associated dividend equivalent only if the stock price has appreciated by at least 5 percent per year from the date of grant or by at least 25 percent if the options have been held for more than five years.

      The size of the stock option grant for each executive officer in 1995 was determined by the Nominating and Compensation Committee based on PG&E's objectives of paying total compensation (base salary, target annual incentive, long-term incentives, and benefits) at about 80 percent of the average total compensation of general industry and of tying approximately one-half of target total compensation directly to financial performance for shareholders. In making stock option grants, the Committee is sensitive to the amount of stock options previously granted to the executive officers, but the size of each executive officer's stock option grant is determined primarily based on the compensation objectives described above.

      For 1996, the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President, and the six Senior Vice Presidents each received a one-time supplemental stock option grant (without dividend equivalents) in addition to their annual stock option grant. These supplemental grants are intended to align the long-term incentive compensation for PG&E's senior officers with the long-term incentive compensation for senior officers of other major utilities and general industry companies, while increasing the portion of those officers' total compensation which is at risk and tied directly to PG&E's performance for shareholders.

      The Performance Unit Plan provides incentives based on PG&E's ability to sustain superior total returns for shareholders (dividends plus stock price appreciation) over a three-year period.

      Under the Plan, officers receive performance units reflecting their level of responsibility in the Company. One-third of the units vest each year. At the end of each year, the number of vested performance units is increased or decreased based on PG&E's three-year total return for shareholders (dividends plus stock price appreciation) as compared with that of the 49 other largest energy utilities in the nation. Each officer receives an incentive payment equal to the final number of vested units multiplied by the average market price of PG&E Common Stock during the 30-day calendar period prior to the end of the year. In determining Performance Unit Plan results for a given year, PG&E's performance in the current year is weighted at 60%, the performance in the prior year at 25%, and the performance in the year before that at 15%.

      Each time a cash dividend was paid on PG&E Common Stock in 1995, a recipient of a performance unit received a dividend equivalent payment in an amount equal to the cash dividend per share as applied to the number of units held by the recipient. Effective in 1996, the method for making dividend equivalent payments has been amended to provide that each time a cash dividend is declared on PG&E Common Stock, an amount equal to the cash dividend per share as applied to the number of units held by a recipient will be accrued on behalf of the recipient and, at the end of the year, the amount of dividend equivalents to be paid to the recipient will be increased or decreased by the same percentage used to increase or decrease the number of vested performance units for the year. This change is being presented to shareholders for approval at this year's annual meeting. (See "Amendment and Restatement of the Long-Term Incentive Program" above.)

      During the three years ended December 31, 1995, 1994, and 1993, PG&E's total return for shareholders ranked 40, 45, and 24, respectively, among the 50 largest energy utilities in the nation. This performance resulted in Performance Unit Plan payouts to officers for 1995 which were 16 percent of target payouts.

BENEFITS

      The Retirement Plan provides a lifetime annuity to all vested employees, based on their salary level and years of service. The Savings Fund Plan provides an opportunity for all employees to supplement their retirement income through employee and PG&E contributions. The Flexible Benefits Plan allows all employees not covered by collective bargaining agreements to choose among a variety of benefit options, including medical and dental coverage and life insurance.

SUMMARY

      We, the members of the Nominating and Compensation Committee of the Board of Directors, believe that PG&E's compensation programs are successful in attracting and retaining qualified employees and in tying compensation directly to performance for shareholders and service to customers. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in PG&E's business environment.

February 21, 1996

NOMINATING AND COMPENSATION COMMITTEE
John B. M. Place, Chair
William F. Miller
Samuel T. Reeves
Carl E. Reichardt
John C. Sawhill
Alan Seelenfreund

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN(1)


[This graph compares PG&E's cumulative total return to shareholders (equal to dividends plus stock price appreciation) during the past five years with that of the Standard & Poor's 500 Stock Index and the Dow Jones Utilities Index.]

                              [GRAPH APPEARS HERE]

                    COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
             AMONG PACIFIC GAS AND ELECTRIC COMPANY, S&P 500 INDEX,
                          AND DOW JONES UTILITIES INDEX

                 Measurement period                Pacific                 S&P 500             Dow Jones
                 (Fiscal Year Covered)             Gas & Elec.             Index               Utilities Index
                 ---------------------             -----------             -----               ---------------
                 Measurement PT -
                 12/31/90                          $100                    $100                $100

                 1991                              $139                    $130                $115
                 1992                              $149                    $140                $120
                 1993                              $166                    $155                $131
                 1994                              $124                    $157                $111
                 1995                              $155                    $215                $147

(1) Assumes $100 invested on December 31, 1990, in PG&E Common Stock, the Standard & Poor's 500 Stock Index, and the Dow Jones Utilities Index, and assumes quarterly reinvestment of dividends. The total shareholder returns shown are not necessarily indicative of future returns.

                           SUMMARY COMPENSATION TABLE


[This table summarizes the principal components of compensation of PG&E's highest paid executive officers in the past year.]


                                                                                        LONG-TERM
                                                 ANNUAL COMPENSATION                   COMPENSATION
                                        -----------------------------------     --------------------------
                                                                                AWARDS            PAYOUTS
(A)                           (B)      (C)         (D)         (E)               (F)               (G)         (H)
                                                                                 SECURITIES
                                                               OTHER ANNUAL      UNDERLYING        LTIP        ALL OTHER
NAME AND PRINCIPAL                     SALARY      BONUS       COMPENSATION      OPTIONS/SARS      PAYOUTS     COMPENSATION
POSITION                      YEAR     ($)         ($)(1)      ($)(2)            (# OF SHARES)     ($)(3)      ($)(4)
Richard A. Clarke,            1995     $269,167    $196,408    $44,788           25,000            $ 44,800    $142,228
Former Chairman of            1994      680,000     165,620     45,266           25,000              54,056      43,920
the Board(5)                  1993      640,000     143,070     40,950           25,000             370,488      42,238

Stanley T. Skinner,           1995     $570,000    $471,380    $33,543           25,000            $ 34,720    $ 31,020
Chairman of the Board and     1994      550,000     134,173     26,193           15,000              33,785      56,860
Chief Executive Officer       1993      475,000      88,760     20,678           15,000             203,768      37,757

Robert D. Glynn, Jr.,         1995     $338,333    $229,437    $21,154           10,000            $ 16,986    $ 23,312
President and Chief           1994      244,000      50,817     18,235            7,500              17,120      13,960
Operating Officer             1993      198,000      38,790     19,472            7,500              98,772      11,389

James D. Shiffer,             1995     $320,000    $175,824    $21,034           10,000            $ 17,920    $ 15,420
Executive Vice President      1994      310,000      61,776     22,421           10,000              21,622      33,130
                              1993      265,000      53,340     24,282           10,000             135,858      33,357

Gregory M. Rueger,            1995     $240,500    $120,034    $18,132            7,500            $ 13,440    $ 11,573
Senior Vice President and     1994      240,500      39,858     16,898            7,500              16,217      11,596
General Manager,              1993      233,000     149,100     19,227            7,500             111,146      11,242
Nuclear Power Generation
Business Unit

Gordon R. Smith,              1995     $207,000    $130,535    $17,603            7,500            $ 11,944    $  9,925
Senior Vice President and     1994      207,000      39,858     14,733            7,500              12,611       9,926
Chief Financial Officer       1993      195,000      27,700     16,338            5,000              74,098      11,073

Bruce R. Worthington,         1995     $207,000    $106,461    $10,273            5,000            $  3,862    $  9,315
Senior Vice President and     1994      190,980      19,445          0            3,000                   0      10,586
General Counsel               1993      172,620      21,616          0            3,000                   0       8,120

(1) Represents payments received or deferred in 1996, 1995, and 1994 for achievement of corporate and organizational objectives in 1995, 1994 and 1993, respectively, under the Performance Incentive Plan.

(2) Amounts reported consist of (i) officer benefit allowances, (ii) payments of related taxes, and (iii) dividend equivalent payments on performance units under the Performance Unit Plan.

(3) Represents payments received or deferred in 1996, 1995, and 1994 for achievement of corporate performance objectives for the period 1991 through 1995 under the Performance Unit Plan.

(4) Amounts reported for 1995 consist of: (i) PG&E matching contributions to the Savings Fund Plan (Mr. Clarke $6,750, Mr. Skinner $6,750, Mr. Glynn $6,750, Mr. Shiffer $6,750, Mr. Rueger $6,750, Mr. Smith $6,750, and Mr.
    Worthington $6,750); (ii) PG&E-paid premiums on indemnity policies to secure the payment of benefits under the Supplemental Executive Retirement Plan and the Deferred Compensation Plan (Mr. Clarke $13,320, Mr. Skinner $5,370, Mr. Glynn $780, Mr. Shiffer $1,020, Mr. Rueger $750, and Mr. Smith $610); (iii) payments received in lieu of vacation (Mr. Clarke $116,795 and Mr. Glynn $7,307); and (iv) amounts received or deferred under the Savings Fund Plan excess benefit arrangement (Mr. Clarke $5,363, Mr. Skinner $18,900, Mr. Glynn $8,475, Mr. Shiffer $7,650, Mr. Rueger $4,072, Mr. Smith $2,565, and Mr. Worthington $2,565).

(5) Mr. Clarke retired as Chairman of the Board on June 1, 1995.

                            OPTION/SAR GRANTS IN 1995

[This table summarizes the distribution and the terms and conditions of stock options granted to the highest paid executive officers in the past year.]

                                                                                                                      GRANT
                                              INDIVIDUAL GRANTS                                                    DATE VALUE
-------------------------------------------------------------------------------------------------------------      ----------
(A)                     (B)                            (C)                      (D)               (E)              (F)
                                                       % OF TOTAL
                        NUMBER OF SECURITIES           OPTIONS/SARS             EXERCISE OR                        GRANT DATE
                        UNDERLYING OPTIONS/SARS        GRANTED TO               BASE PRICE        EXPIRATION       PRESENT
NAME                    GRANTED (#)(1)                 EMPLOYEES IN 1995        ($/SH)(2)         DATE(3)          VALUE ($)(4)
Richard A. Clarke       25,000                         4.38%                    $24.375           01-04-2005       $236,750

Stanley T. Skinner      25,000                         4.38%                    $24.375           01-04-2005        236,750

Robert D. Glynn, Jr.    10,000                         1.75%                    $24.375           01-04-2005         94,700

James D. Shiffer        10,000                         1.75%                    $24.375           01-04-2005         94,700

Gregory M. Rueger        7,500                         1.31%                    $24.375           01-04-2005         71,025

Gordon R. Smith          7,500                         1.31%                    $24.375           01-04-2005         71,025

Bruce R. Worthington     5,000                         0.88%                    $24.375           01-04-2005         47,350

(1) All options granted to executive officers in 1995 are exercisable as follows: one-third of the options may be exercised on or after the second anniversary of the date of grant, two-thirds on or after the third anniversary, and 100 percent on or after the fourth anniversary. The options were accompanied by tandem dividend equivalents which provide for credits to be made to the officer's dividend equivalent account in the amount of the current PG&E Common Stock dividend as applied to the officer's unexercised options. Funds in the account are paid out only when, and to the extent that, the underlying options are exercised. At the time of exercise, the exercise price may be paid in cash or shares of PG&E Common Stock owned by the optionee for at least one year, or "cashless exercise" procedures may be used.

(2) The exercise price is equal to the closing price of PG&E Common Stock on January 3, 1995, the date of grant.

(3) All options granted to executive officers in 1995 expire 10 years and one day from the date of grant, subject to earlier expiration in the event of the officer's termination of employment with PG&E.

(4) Estimated present values include dividend equivalents and are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges. The Black-Scholes Model considers a number of factors, including the expected volatility and dividend rate of the stock, interest rates, and time of exercise of the option. The following assumptions were used in applying the Black-Scholes Model to the 1995 option grants shown in the table above: volatility of 22.94%, risk-free rate of return of 7.96%, dividend yield of $1.96, and an exercise date five years after the date of grant. The ultimate value of the options will depend on the future market price of PG&E Common Stock, which cannot be forecast with reasonable accuracy. That value will depend on the future success achieved by employees for the benefit of all shareholders.

     AGGREGATED OPTION/SAR EXERCISES IN 1995 AND YEAR-END OPTION/SAR VALUES


[This table summarizes exercises of stock options and tandem stock appreciation rights (granted in prior years) by the highest paid executive officers in the past year, as well as the number and value of all unexercised options held by the named executive officers at the end of 1995.]

(A)                       (B)                     (C)                   (D)                              (E)
                                                                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                          SHARES ACQUIRED                               UNDERLYING UNEXERCISED           IN-THE-MONEY
                          ON EXERCISE             VALUE REALIZED        OPTIONS/SARS AT                  OPTIONS/SARS AT
NAME                      (#)(1)                  ($)(2)                END OF 1995 (#)                  END OF 1995 ($)(3)
                                                                        (EXERCISABLE/                    (EXERCISABLE/
                                                                        UNEXERCISABLE)                   UNEXERCISABLE)
Richard A. Clarke             0                   $      0              171,533/     0                   $510,496/$      0

Stanley T. Skinner       26,333                    160,998               15,000/55,000                          0/ 100,000

Robert D. Glynn, Jr.      4,166                     23,287                7,500/25,000                          0/  40,000

James D. Shiffer          9,166                     46,245               10,001/29,999                          0/  40,000

Gregory M. Rueger        12,500                     77,813                8,833/22,500                     14,496/  30,000

Gordon R. Smith           8,666                     57,120                5,001/19,999                          0/  20,000

Bruce R. Worthington      3,000                     11,250                3,000/11,000                          0/  30,000

(1) Represents the number of shares for which the named executive officers exercised options and tandem SARs payable in cash. No shares were received upon exercise of options due to the use of "cashless exercise" procedures.

(2) Excludes amounts received under tandem dividend equivalents.

(3) Based on a fair market value of $28.375, which was the closing price of PG&E Common Stock on December 29, 1995.

                    LONG-TERM INCENTIVE PLAN--AWARDS IN 1995


[This table summarizes the long-term incentive awards made to the highest paid executive officers in the past year.]

                                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                             AWARDS                                     NON-STOCK PRICE-BASED PLANS
                            -----------------------------------------------       ---------------------------------------------
(A)                         (B)                            (C)                    (D)             (E)              (F)
                                                           PERFORMANCE OR
                                                           OTHER PERIOD
                            NUMBER OF SHARES,              UNTIL MATURATION       THRESHOLD       TARGET           MAXIMUM
NAME                        UNITS, OR OTHER RIGHTS(1)      OR PAYOUT              ($ OR #)(2)     ($ OR #)(2)      ($ OR #)(2)
Richard A. Clarke           10,000                         3 years                0 units         10,000 units     20,000 units

Stanley T. Skinner          10,000                         3 years                0 units         10,000 units     20,000 units

Robert D. Glynn, Jr.         4,875                         3 years                0 units          4,875 units      9,750 units

James D. Shiffer             4,000                         3 years                0 units          4,000 units      8,000 units

Gregory M. Rueger            3,000                         3 years                0 units          3,000 units      6,000 units

Gordon R. Smith              3,000                         3 years                0 units          3,000 units      6,000 units

Bruce R. Worthington         2,584                         3 years                0 units          2,584 units      5,168 units

(1) Represents performance units granted under the Performance Unit Plan. The units vest one-third in each of the three years following the grant year, and are earned over the vesting period based on PG&E's three-year total annual shareholder return (dividends plus stock price appreciation) as compared with that achieved by the 49 other largest domestic energy utilities. This performance target may be adjusted during the vesting period, at the sole discretion of the Nominating and Compensation Committee, to reflect extraordinary events beyond management's control. In determining PG&E's total annual shareholder return relative to the 49 other utilities, third-year performance is weighted at 60%, second-year performance at 25%, and first-year performance at 15%. Each time a cash dividend was paid on PG&E Common Stock in 1995, the recipient of a performance unit received a dividend equivalent payment equal to the PG&E Common Stock dividend as applied to the number of units held by the recipient. For 1996, the Performance Unit Plan has been revised so that each time a cash dividend is declared on PG&E Common Stock, an amount equal to the cash dividend per share as applied to the number of units held by a recipient will be accrued on behalf of the recipient and, at the end of the year, the amount of dividend equivalents to be paid to the recipient will be increased or decreased by the same percentage used to increase or decrease the number of vested performance units for the year.

(2) Payments are determined by multiplying the number of units earned in a given year by the average market price of PG&E Common Stock for the last 30-day calendar period of the year.

                               RETIREMENT BENEFITS

PG&E provides retirement benefits to the executive officers named in the Summary Compensation Table on page 40. The benefit formula is 1.6 percent of the average of the three highest combined salary and annual incentive awards during the last ten years of service multiplied by years of credited service. As of December 31, 1995, the estimated annual retirement benefits for the most highly compensated executive officers, assuming credited service to age 65, are as follows: Mr. Clarke, $480,783; Mr. Skinner, $418,536; Mr. Glynn, $124,485; Mr. Shiffer,
$265,901; Mr. Rueger, $251,601; Mr. Smith, $174,007; and Mr. Worthington,
$142,309. Mr. Clarke retired on June 1, 1995. The amounts shown are single life annuity benefits and would not be subject to any Social Security offsets.

                                Other Information


PRINCIPAL SHAREHOLDERS

The only person or group known by PG&E to be the beneficial owner of more than 5 percent of any class of PG&E Common Stock is shown below:

                                       NAME AND ADDRESS OF               AMOUNT AND NATURE OF                PERCENT
          TITLE OF CLASS                BENEFICIAL OWNER                BENEFICIAL OWNERSHIP(1)             OF CLASS
          Common Stock               State Street Bank and                    44,717,564                      10.78
                                     Trust Company(2)
                                     225 Franklin Street
                                     Boston, MA 02110

(1)  This information is based on beneficial ownership as of December 31, 1995.

(2) The information relating to the beneficial ownership of State Street Bank and Trust Company is based on a Schedule 13G, dated February 12, 1996, filed with the Securities and Exchange Commission. 40,923,522 shares are held by the bank in its capacity as Trustee of PG&E's Savings Fund Plan for its employees. The Trustee may not vote these shares in the absence of voting instructions from the Plan participants. The bank also holds 3,794,042 shares of PG&E Common Stock as trustee of various collective investment funds and trusts. The bank has sole voting power with respect to 3,357,062 of these shares, shared voting power with respect to 3,580 of these shares, sole investment power with respect to 3,785,765 of these shares, and shared investment power with respect to 8,277 of these shares.

PROPOSALS BY SHAREHOLDERS - 1997

      Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 1997 annual shareholders meeting must be received by the Corporate Secretary of PG&E after April 17, 1996, but no later than November 1, 1996.

ANNUAL REPORT

      PG&E's 1995 Annual Report to Shareholders, including financial statements, accompanies this Proxy Statement and Prospectus.

METHOD AND COST OF SOLICITING PROXIES

      PG&E intends to solicit proxies principally by mail. Proxies also may be solicited by personal contact, telephone, or other means by officers and other employees of PG&E. PG&E has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated fee of $30,000 plus reimbursement of reasonable expenses. In addition, banks, brokers, and other fiduciaries and nominees will be reimbursed for the reasonable expenses of forwarding proxy materials to beneficial owners of PG&E stock. The entire cost of soliciting proxies will be paid by PG&E.

      PG&E also has retained Corporate Election Services, Inc. to assist in the tabulation of proxies and to act as the inspector of election at the annual meeting.

SECTION 16(A) COMPLIANCE

      In accordance with Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission ("SEC") regulations, PG&E's directors, certain officers, and greater than 10 percent shareholders are required to file reports of ownership and changes in ownership with the SEC and the NYSE and to furnish PG&E with copies of all such reports they file.

      Based solely on its review of copies of such reports received or written representations from certain reporting persons, PG&E believes that during 1995 all filing requirements applicable to its directors, officers, and 10 percent shareholders were satisfied.

OTHER MATTERS

      Management does not know of any matter to be acted upon at the meeting other than the matters above described. However, if any other matter should properly come before the annual meeting, the proxyholders named in the enclosed proxy will vote the shares for which they hold proxies at their discretion.

                                             By Order of the Board of Directors,


                                             /s/ Leslie H. Everett
                                             Leslie H. Everett
                                             Corporate Secretary


      At the annual meeting of shareholders, real-time captioning services and headsets will be available for the hearing impaired. Please contact an usher at the meeting if you wish to be seated in the real-time captioning section or to use a headset.

      Audio cassette recordings of the meeting will be available, without charge, for shareholders with impaired vision. Please contact the office of the Corporate Secretary, 77 Beale Street, Mail Code B32, P.O. Box 770000, San Francisco, CA 94177, or call (415) 973-2880.


                          YOUR VOTE IS VERY IMPORTANT.
          PLEASE SIGN, DATE, AND RETURN YOUR PROXY AS SOON AS POSSIBLE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT A

                               AGREEMENT OF MERGER

      THIS AGREEMENT OF MERGER ("Agreement") is made as of [___], 1996, by and among PACIFIC GAS AND ELECTRIC COMPANY, a California corporation ("PG&E"), PG&E MERGER COMPANY, a California corporation ("MergeCo"), and PG&E PARENT CO., INC., a California corporation ("ParentCo"), with reference to the following facts:

      A. PG&E has authorized capital consisting of (i) 800,000,000 shares of Common Stock, with par value of $5 per share ("PG&E Common Stock"), of which [___] shares are issued and outstanding; (ii) 75,000,000 shares of First Preferred Stock, with par value of $25 per share ("First Preferred Stock"), of which [___] shares (consisting of 13 separate series) are issued and outstanding; and (iii) 10,000,000 shares of $100 First Preferred Stock, with par value of $100 per share ("$100 First Preferred Stock"), of which no shares are issued and outstanding.

      B. MergeCo has authorized capital consisting of 1,000 shares of Common Stock ("MergeCo Common Stock"), of which 100 shares are issued and outstanding and owned beneficially and of record by ParentCo.

      C. ParentCo has authorized capital consisting of 800,000,000 shares of Common Stock ("ParentCo Common Stock"), of which 100 shares are issued and outstanding and owned beneficially and of record by PG&E, and 85,000,000 shares of Preferred Stock, none of which have been issued.

      D. The Boards of Directors of the respective parties hereto deem it advisable to merge MergeCo with and into PG&E (the "Merger") in accordance with the California General Corporation Law ("California GCL") and this Agreement for the purpose of establishing ParentCo as the parent corporation for PG&E in a transaction intended to qualify for tax-free treatment.

      NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties agree that (i) MergeCo shall be merged with and into PG&E (the "Merger"), (ii) PG&E shall be the corporation surviving the Merger, and
(iii) the terms and conditions of the Merger, the mode of carrying it into effect, and the manner of converting and exchanging shares of capital stock shall be as follows:

                                    ARTICLE 1
                                   THE MERGER

      1.1 Officers' Certificates. Subject to and in accordance with the provisions of this Agreement, officers' certificates of PG&E, MergeCo and ParentCo shall be signed and verified and thereafter delivered, together with a copy of this Agreement, to the office of the Secretary of State of California for filing, all as provided in Section 1103 of the California GCL.

      1.2 Effective Time. The Merger shall become effective at 11:59 p.m. on the last day of the calendar month during which the officers' certificates and this Agreement are filed with the Secretary of State of California as contemplated by
Section 1.1 above (the "Effective Time"). At the Effective Time, the separate existence of MergeCo shall cease and MergeCo shall be merged with and into PG&E, which shall continue its corporate existence as the surviving corporation (PG&E and MergeCo being sometimes referred to herein as the "Constituent Corporations" and PG&E, as the surviving corporation, being sometimes referred to herein as the "Surviving Corporation"). PG&E shall succeed, without other transfer, to all the rights and property of MergeCo and shall be subject to all the debts and liabilities of MergeCo in the same manner as if PG&E had itself incurred them. All rights of creditors and all liens upon the property of each of PG&E and MergeCo shall be preserved unimpaired.

      1.3 Appropriate Actions. Prior to and after the Effective Time, ParentCo, PG&E and MergeCo, respectively, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In this connection, ParentCo shall issue the shares of ParentCo Common Stock into which outstanding shares of PG&E Common Stock will be converted on a share-for-share basis to the extent provided in Article 2 of this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, privileges, rights, immunities and franchises of either of the Constituent Corporations, the officers and directors of each of the Constituent Corporations as of the Effective Time shall take all such further action.

                                    ARTICLE 2
                   TERMS OF CONVERSION AND EXCHANGE OF SHARES

      At the Effective Time:

      2.1 PG&E Common Stock. Each share of PG&E Common Stock issued and outstanding immediately prior to the Merger shall be automatically changed and converted into one share of ParentCo Common Stock, which shall thereupon be issued and fully-paid and non-assessable; provided, however, that such conversion shall not affect shares of holders, if any, who perfect their rights as dissenting shareholders under Chapter 13 of the California GCL.

      2.2 PG&E Preferred Stock. Shares of the First Preferred Stock and $100 First Preferred Stock of PG&E issued and outstanding immediately prior to the Merger shall not be converted or otherwise affected by the Merger. Each such share shall continue to be (i) issued and outstanding and (ii) a fully-paid and non-assessable share (of First Preferred Stock or $100 First Preferred Stock, as the case may be) of the Surviving Corporation.

      2.3 MergeCo Shares. The shares of MergeCo Common Stock issued and outstanding immediately prior to the Merger shall be automatically changed and converted into all of the issued and outstanding shares of Common Stock of the Surviving Corporation, which shall thereupon be issued and fully-paid and non-assessable, with the effect that the number of issued and outstanding shares of Common Stock of the Surviving Corporation shall be the same as the number of issued and outstanding shares of PG&E Common Stock immediately prior to the Effective Time.

      2.4 ParentCo Shares. Each share of ParentCo Common Stock issued and outstanding immediately prior to the Merger shall be canceled.


                                    ARTICLE 3
                      ARTICLES OF INCORPORATION AND BYLAWS

      3.1 PG&E's Restated Articles. From and after the Effective Time, and until thereafter amended as provided by law, the Restated Articles of Incorporation of PG&E as in effect immediately prior to the Merger shall be and continue to be the Restated Articles of Incorporation of the Surviving Corporation, except that Article NINTH shall be deleted in its entirety.

      3.2 PG&E's Bylaws. From and after the Effective Time, and until thereafter amended as provided by law, the Bylaws of PG&E as in effect immediately prior to the Merger shall be and continue to be the Bylaws of the Surviving Corporation.


                                    ARTICLE 4
                             DIRECTORS AND OFFICERS

      The persons who are directors and officers of PG&E immediately prior to the Merger shall continue as directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the Bylaws of the Surviving Corporation. If, at or following the Effective Time, a vacancy shall exist in the Board of Directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.


                                    ARTICLE 5
                               STOCK CERTIFICATES

      5.1 Pre-Merger PG&E Common Stock. Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of PG&E Common Stock may, but shall not be required to, surrender the same to ParentCo for cancellation or transfer, and each such holder or transferee will be entitled to receive a certificate or certificates representing the same number of shares of ParentCo Common Stock as the shares of PG&E Common Stock previously represented by the stock certificate(s) surrendered.

      5.2 Outstanding Certificates. Until surrendered or presented for transfer in accordance with Section 5.1 above, each outstanding certificate which, prior to the Effective Time, represented PG&E Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of ParentCo Common Stock as though such surrender or transfer and exchange had taken place.

      5.3 PG&E Stock Transfer Books. The stock transfer books for PG&E Common Stock shall be deemed to be closed at the Effective Time and no transfer of shares of PG&E Common Stock outstanding prior to the Effective Time shall thereafter be made on such books.

      5.4 Post-Merger Rights of Holders. Following the Effective Time, the holders of certificates representing PG&E Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to stock of the Surviving Corporation and their sole rights shall be with respect to the ParentCo Common Stock into which their shares of PG&E Common Stock shall have been converted by the Merger, subject to the rights of any dissenting shareholders under Chapter 13 of the California GCL.


                                    ARTICLE 6
                            CONDITIONS OF THE MERGER

      Completion of the Merger is subject to the satisfaction of the following conditions:

      6.1 Shareholder Approval. The principal terms of this Agreement shall have been approved by such holders of capital stock of each of the Constituent Corporations as is required by the California GCL.

      6.2 ParentCo Common Stock Listed. The ParentCo Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.


                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

      7.1 Amendment. The parties to this Agreement, by mutual consent of their respective boards of directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of this Agreement by the pre-Merger shareholders of PG&E (as provided in Section 6.1 above); provided, however, that no such amendment, modification or supplement shall, if agreed to after such approval by the pre-Merger shareholders of PG&E, change any of the principal terms of this Agreement.

      7.2 Termination. This Agreement may be terminated and the Merger and other transactions provided for by this Agreement may be abandoned at any time, whether before or after approval of this Agreement by the pre-Merger shareholders of PG&E, by action of the board of directors of PG&E if such board of directors determines for any reason that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of PG&E or its shareholders.


                                    ARTICLE 8
                                  MISCELLANEOUS

      8.1 Approval of ParentCo Shares. By its execution and delivery of this Agreement, PG&E, as the sole pre-Merger shareholder of ParentCo, consents to, approves and adopts this Agreement and approves the Merger, subject to approval of this Agreement by the pre-Merger shareholders of PG&E (as provided in Section
6.1 above).

      8.2 Approval of MergeCo Shares. By its execution and delivery of this Agreement, ParentCo, as the sole pre-Merger shareholder of MergeCo, consents to, approves and adopts this Agreement and approves the Merger, subject to approval of this Agreement by the pre-Merger shareholders of PG&E (as provided in Section
6.1 above).

      8.3 No Counterparts. This Agreement may not be executed in counterparts.

      IN WITNESS WHEREOF, PG&E, ParentCo and MergeCo, pursuant to approval and authorization duly given by resolutions adopted by their respective boards of directors, have each caused this Agreement to be executed by its chairman of the board or its president or one of its vice presidents and by its secretary or one of its assistant secretaries.


PG&E:
PACIFIC GAS AND ELECTRIC COMPANY,
a California corporation

By:
   ---------------------
Its:
    --------------------

By:
   ---------------------
Its:
    --------------------



ParentCo:
PG&E PARENT CO., INC.,
a California corporation

By:
   ---------------------
Its:
    --------------------

By:
   ---------------------
Its:
    --------------------



MergeCo:
PG&E MERGER COMPANY,
a California corporation

By:
   ---------------------
Its:
    --------------------

By:
   ---------------------
Its:
    --------------------

                                                                       EXHIBIT B


                                    RESTATED
                          ARTICLES OF INCORPORATION OF
                              PG&E PARENT CO., INC.

      FIRST: The name of the Corporation shall be

                              PG&E PARENT CO., INC.

      SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

      THIRD:

      I. The Board of Directors of the Corporation shall consist of such number of directors, not less than nine (9) nor more than seventeen (17), as shall be prescribed in the Bylaws.

      II. The Board of Directors by a vote of two-thirds of the whole Board may appoint from the directors an Executive Committee, which Committee may exercise such powers as may lawfully be conferred upon it by the Bylaws of the Corporation. Such Committee may prescribe rules for its own government and its meetings may be held at such places within or without California as said Committee may determine or authorize.

      FOURTH: No shareholder may cumulate votes in the election of directors. This Article FOURTH shall become effective only when the Corporation shall have become a "listed corporation" within the meaning of Section 301.5 of the California Corporations Code.

      FIFTH: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      SIXTH: The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws, resolutions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

      SEVENTH:

      I. The Corporation is authorized to issue two classes of shares, to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is 885,000,000, of which 85,000,000 shall be Preferred Stock and 800,000,000 shall be Common Stock.

      II. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the designation and number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of California. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. If the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      EIGHTH:

      I. The affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required to implement or effect any "Business Combination" (as hereinafter defined) involving the Corporation or any "Subsidiary" (as hereinafter defined) of the Corporation and any "Related

Person" (as hereinafter defined), or any "Affiliate" or "Associate" (as hereinafter defined) of a Related Person, notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the seventy-five percent (75%) voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, any agreement with any national securities exchange or otherwise if:

           (1) The Business Combination shall have been approved by the Board of Directors without counting the vote of any director who is not a "Disinterested Director" (as hereinafter defined); or

           (2) All of the following conditions are met:

                (i) The cash or "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Combination Date") of the property, securities or other consideration to be received per share by holders of a particular class or series of capital stock, as the case may be, of the Corporation in the Business Combination is not less than the highest of:

                     (a) the highest per share price (including brokerage
                commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person in acquiring beneficial ownership of any of its holdings of such class or series of capital stock of the Corporation (A) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (B) in the transaction or series of transactions in which the Related Person became a Related Person, whichever is higher; or

                     (b) the highest Fair Market Value per share of the shares
                of capital stock being acquired in the Business Combination as of any date within the one-year period preceding: (A) the Announcement Date or (B) the date on which the Related Person became a Related Person, whichever is higher; or

                     (c) in the case of Common Stock, the highest per share book value of the Common Stock as reported at the end of the three fiscal quarters which preceded the Announcement Date, and in the case of Preferred Stock the highest preferential amount per share to which the holders of shares of such class or series of Preferred Stock would be entitled as of the Combination Date in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

                     The provisions of this paragraph I(2)(i) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Related Person has previously acquired any shares of a particular class or series of capital stock. In all of the above instances, appropriate adjustments shall be made for recapitalizations and for stock dividends, stock splits and like distributions; and

                (ii) The consideration to be received by holders of a particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of stock. If the consideration so paid for any such shares varied as to form, the form of consideration for such shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

                (iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (a) except as approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) except as approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director; and (c) such Related Person shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person; and

                (iv) After such Related Person has become a Related Person, the Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any provisions subsequently replacing such Act, rules or regulations) shall be mailed to public shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

      II. For purpose of this Article EIGHTH:

           (1) The term "Business Combination" shall mean any (i) merger or consolidation of the Corporation or a Subsidiary with a Related Person or any other person which is or after such merger or consolidation would be an Affiliate or Associate of a Related Person; (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition or guarantee (in one transaction or a series of transactions) to or with or for the benefit of any Related Person or any Affiliate or Associate of any Related Person, of any assets of the Corporation or of a Subsidiary having an aggregate Fair Market Value of $100 million or more; (iii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), to the Corporation or a Subsidiary of any assets of a Related Person or any Affiliate or Associate of any Related Person having an aggregate Fair Market Value of $100 million or more; (iv) issuance, pledge or transfer of securities of the Corporation or a Subsidiary (in one transaction or a series of transactions) to or with a Related Person or any Affiliate or Associate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100 million or more; (v) reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction that would have the effect, either directly or indirectly, of increasing the voting power or the proportionate share of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Related Person or any Affiliate or Associate of any Related Person; and (vi) any merger or consolidation of the Corporation with any of its Subsidiaries after which the provisions of this Article EIGHTH of the Articles of Incorporation shall not be contained in the Articles of Incorporation of the surviving entity.

           (2) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation.

           (3) The term "Related Person" shall mean any person (other than the Corporation, or any Subsidiary and other than any dividend reinvestment plan or profit-sharing, employee stock ownership or other employee benefit or savings plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                (i) is the beneficial owner (as hereinafter defined) of five percent (5%) or more of the Voting Stock;

                (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of five percent (5%) or more of the then outstanding Voting Stock; or

                (iii) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

           (4) A person shall be a "beneficial owner" of any Voting Stock:

                (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

                (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

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                (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

           (5) For the purposes of determining whether a person is a Related Person pursuant to subparagraph (3) of this paragraph II, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (4) of this paragraph II but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

           (6) The term "Affiliate," used to indicate a relationship with a specified person, shall mean a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. The term "Associate," used to indicate a relationship with a specified person, shall mean (i) any person (other than the Corporation or a Subsidiary) of which such specified person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities,
      (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Corporation or any Subsidiary, and (iv) any person who is a director or officer of such specified person or any of its parents or subsidiaries (other than the Corporation or a Subsidiary).

           (7) The term "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in subparagraph (3) of this paragraph II, the term "Subsidiary" shall mean only a corporation of which a majority of the outstanding shares of capital stock of such corporation entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

           (8) The term "Disinterested Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person involved in a proposed Business Combination and was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director, while such successor is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person and is recommended or elected to succeed a Disinterested Director by the Board of Directors without counting the vote of any director who is not a Disinterested Director.

           (9) For the purposes of paragraph I(2)(i) of this Article EIGHTH, the term "other consideration to be received" shall include, without limitation, capital stock retained by the shareholders.

           (10) The term "Voting Stock" shall mean all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting together as one class.

           (11) The term "Fair Market Value" means: (i) in case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such stock exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by the Board of Directors without counting the vote of any director who is not a Disinterested Director; and
      (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by the Board of Directors without counting the vote of any director who is not a Disinterested Director.

           (12) A Related Person shall be deemed to have acquired a share of Voting Stock at the time when such Related Person became the beneficial owner thereof. If the Board of Directors without counting the vote of any director who is not a Disinterested Director is not able to determine the price at which a Related Person has acquired a share of Voting Stock, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the

      Related Person becomes the beneficial owner thereof. With respect to shares owned by Affiliates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not determinable by the Board of Directors without counting the vote of any director who is not a Disinterested Director, the Fair Market Value of the shares in question at the time when the Affiliate, Associate, or other such person became the beneficial owner thereof.

      III. The fact that any Business Combination complies with the provisions of paragraph I(2) of this Article EIGHTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

      IV. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry and in accordance with the terms of this Article EIGHTH, whether a person is a Related Person and whether a director is a Disinterested Director. Once the Board of Directors has made a determination pursuant to the preceding sentence that a person is a Related Person, the Board of Directors of the Corporation, without counting the vote of any director who is not a Disinterested Director with respect to such Related Person, shall have the power and duty to interpret all of the terms and provisions of this Article EIGHTH and to determine on the basis of the information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article EIGHTH including, without limitation, (1) the number of shares of Voting Stock beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary of the Corporation in any Business Combination has, an aggregate Fair Market Value of $100 million or more, and (4) whether all of the applicable conditions set forth in paragraph I(2) of this Article EIGHTH have been met with respect to any Business Combination. Any determination pursuant to this Article EIGHTH made in good faith shall be binding and conclusive on all parties.

      V. The directors of the Corporation, when evaluating any proposal or offer which would involve a Business Combination or the merger or consolidation of the Corporation or any of its Subsidiaries with another Corporation, the sale of all or substantially all of the assets of the Corporation or any of its Subsidiaries, a tender offer or exchange offer for any capital stock of the Corporation or any of its Subsidiaries or any similar transaction shall give due consideration to all factors they may consider relevant. Such factors may include, without limitation, (a) the adequacy, both in amount and form, of the consideration offered in relation not only to the current market price of the Corporation's outstanding securities, but also the current value of the Corporation in a freely negotiated transaction with other potential acquirers and the Board's estimate of the Corporation's future value (including the unrealized value of its properties, assets and prospects) as an independent going concern, (b) the financial and managerial resources and future prospects of the acquirer, and (c) the legal, economic, environmental, regulatory and social effects of the proposed transaction on the Corporation's and its Subsidiaries' employees, customers, suppliers and other affected persons and entities and on the communities and geographic areas in which the Corporation and its Subsidiaries provide utility service or are located, and in particular, the effect on the Corporation's and its Subsidiaries' ability to safely and reliably meet any public utility obligations at reasonable rates.

      VI. Nothing herein shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

      VII. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may otherwise be specified by law, these Articles of Incorporation or the Bylaws), the affirmative vote of not less than seventy-five percent (75%) of the total voting power of all outstanding Voting Stock voting as a class shall be required to alter, amend or repeal or adopt any provisions inconsistent with the provisions set forth in this Article EIGHTH, provided, however, that this Article EIGHTH or any provision hereof may be altered, amended or repealed, or any inconsistent provision may be adopted, upon the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding Voting Stock voting as a class, if such alteration, amendment or repeal, or if such adoption of any inconsistent provision, shall first have been approved and recommended by the Board of Directors without counting the vote of any director who is not a Disinterested Director.

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
                                                                       EXHIBIT C


              CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

                               DISSENTERS' RIGHTS

SECTION 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING
              SHAREHOLDER" DEFINED.

      (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

      (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

           (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
      Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

           (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
      (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

           (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with
      Section 1301.

           (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

      (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301.  DEMAND FOR PURCHASE.

      (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

      (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it

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is received by the corporation or any transfer agent thereof (l) in the case of shares described in clause (i) or (ii) of paragraph (l) of subdivision (b) of
Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

      (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302.  ENDORSEMENT OF SHARES.

      Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares to be exchanged for certificates of appropriate denomination so stamped or endorsed or
(b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303.  AGREED PRICE--TIME FOR PAYMENT.

      (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

      (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

      (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

      (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

      (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305.  APPRAISERS' REPORT--PAYMENT--COSTS.

      (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

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      (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

      (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

      (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

      (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306.  DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

      To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307.  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

      Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

      Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

      Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

      (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

      (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

      (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

      (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310.  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

      If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311.  EXEMPT SHARES.

      This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312.  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

      (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

      (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

      (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                   (PG&E LOGO)

      [RECYCLE LOGO] Printed with soybean ink on recycled/recyclable paper

                                                                      APPENDIX I

                        PACIFIC GAS AND ELECTRIC COMPANY
                           LONG-TERM INCENTIVE PROGRAM
            (As amended and restated effective as of January 1, 1996)


1.  Purpose of the Program

         This is the controlling and definitive statement of the Pacific Gas and Electric Company Long-Term Incentive Program, as amended and restated herein (hereinafter called the PROGRAM(1)). The purpose of the PROGRAM is to advance the interests of the COMPANY by providing ELIGIBLE PARTICIPANTS with financial incentives to promote the success of its long-term (five to ten years) business objectives, and to increase their proprietary interest in the success of the COMPANY. It is the intent of the COMPANY to reward those ELIGIBLE PARTICIPANTS who have a significant impact on improved long-term corporate achievements. Inasmuch as the PROGRAM is designed to encourage financial performance and to improve the value of shareholders' investment in PG&E, the costs of the PROGRAM will be funded from corporate earnings.

2.  Program Administration

         The PROGRAM shall be administered by the COMMITTEE, which shall be constituted in such a manner as to comply with the rules governing a plan intended to qualify as a discretionary plan under RULE 16b-3.

         Subject to the provisions of the PROGRAM, the COMMITTEE shall have full and final authority, in its sole discretion:

         (a) to determine the ELIGIBLE PARTICIPANTS to whom INCENTIVE AWARDS shall be granted and the number of shares of COMMON STOCK to be awarded under each INCENTIVE AWARD, based on the recommendation of the CHIEF EXECUTIVE OFFICER (except that awards to the CHIEF EXECUTIVE OFFICER shall be based on the recommendation of the BOARD OF DIRECTORS);

         (b) to determine the time or times at which INCENTIVE AWARDS shall be granted;

         (c) to designate the types of INCENTIVE AWARD being granted;

         (d) to vary the OPTION vesting schedule described in the STOCK OPTION PLAN;

---------------------
(1) Capitalized words are defined in Section 20 hereof.

         (e) to determine the terms and conditions, not inconsistent with the terms of the PROGRAM, of any INCENTIVE AWARD granted hereunder (including, but not limited to, the consideration and method of payment for shares purchased upon the exercise of an INCENTIVE AWARD, and any vesting acceleration or exercisability provisions in the event of a CHANGE IN CONTROL or TERMINATION), based in each case on such factors as the COMMITTEE shall deem appropriate;

         (f) to approve forms of agreement for use under the PROGRAM;

         (g) to construe and interpret the PROGRAM and any related INCENTIVE AWARD agreement and to define the terms employed herein and therein;

         (h) except as provided in Section 18 hereof, to modify or amend any INCENTIVE AWARD or to waive any restrictions or conditions applicable to any INCENTIVE AWARD or the exercise or realization thereof;

         (i) except as provided in Section 18 hereof, to prescribe, amend and rescind rules, regulations and policies relating to the administration of the PROGRAM;

         (j) except as provided in Section 18 hereof, to suspend, terminate, modify or amend the PROGRAM;

         (k) to delegate to one or more agents such administrative duties as the COMMITTEE may deem advisable, to the extent permitted by applicable law; and

         (l) to make all other determinations and take such other action with respect to the PROGRAM and any INCENTIVE AWARD granted hereunder as the COMMITTEE may deem advisable, to the extent permitted by applicable law.

         Notwithstanding the provisions contained in the foregoing paragraph, the CHIEF EXECUTIVE OFFICER shall have the authority, in his sole discretion:
(a) to grant INCENTIVE AWARDS to any ELIGIBLE PARTICIPANT who, at the time of the INCENTIVE AWARD grant, (i) is not an officer of the COMPANY or a DIRECTOR, and (ii) if such ELIGIBLE PARTICIPANT is an EMPLOYEE, is receiving an annual salary which is below the level which requires approval by the COMMITTEE; (b) to determine the time or times at which INCENTIVE AWARDS shall be granted to such ELIGIBLE PARTICIPANTS; (c) to designate the types of INCENTIVE AWARD being granted to such ELIGIBLE PARTICIPANTS; and (d) to vary the OPTION vesting schedule described in the STOCK OPTION PLAN for the OPTIONS granted to such ELIGIBLE PARTICIPANTS; provided, however, that all grants of INCENTIVE AWARDS by the CHIEF EXECUTIVE OFFICER shall conform to the guidelines previously approved by the COMMITTEE.

3.  Shares of Stock Subject to the Program

         There shall be reserved for use under the PROGRAM (subject to the provisions of Section 13 hereof) a total of 23,389,230 shares of COMMON STOCK, which shares may be authorized but unissued shares of COMMON STOCK or issued shares of COMMON STOCK which shall have been reacquired by PG&E. Such shares consist of (i) 13,000,000 shares of COMMON STOCK originally reserved for use under the PROGRAM at the time it first became effective on January 1, 1992, (ii) 389,230 shares of COMMON STOCK remaining under the 1986 OPTION PLAN and carried over to the PROGRAM, and (iii) 10,000,000 shares of COMMON STOCK added to the PROGRAM effective as of January 1, 1996.

         If (i) any INCENTIVE AWARD expires or terminates for any reason without having been exercised or purchased in full, (ii) an INCENTIVE AWARD is surrendered in exchange for one or more other INCENTIVE AWARDS, or (iii) any RESTRICTED STOCK is forfeited, then, in each such case, any unexercised, unpurchased, surrendered or forfeited shares which were subject to such INCENTIVE AWARD (except shares as to which a related TANDEM SAR has been exercised) shall again be available for the future grant of INCENTIVE AWARDS under the PROGRAM (unless the PROGRAM has terminated). In addition, shares may be reused or added back to the PROGRAM to the extent permitted by applicable law.

4.  Eligibility

         INCENTIVE AWARDS will be granted only to ELIGIBLE PARTICIPANTS. ISOS will be granted only to EMPLOYEES. NON-EMPLOYEE DIRECTORS will only be eligible to be granted DIRECTOR RESTRICTED STOCK. The COMMITTEE, in its sole discretion, may grant INCENTIVE AWARDS to an ELIGIBLE PARTICIPANT who is a resident or citizen of a foreign country, with such modifications as the COMMITTEE may deem advisable to reflect the laws, tax policy or customs of such foreign country.

         The PROGRAM shall not confer upon any RECIPIENT any right to continuation of employment, service as a DIRECTOR or consulting relationship with the COMPANY; nor shall it interfere in any way with the right of the RECIPIENT or the COMPANY to terminate such employment, service as a DIRECTOR or consulting relationship at any time, with or without cause.

5.  Designation of Incentive Awards

         At the time of the grant of each INCENTIVE AWARD under the Program, the COMMITTEE (or the CHIEF EXECUTIVE OFFICER, in the case of INCENTIVE AWARDS granted by the CHIEF EXECUTIVE OFFICER to certain ELIGIBLE PARTICIPANTS pursuant to Section 2 hereof) shall determine whether such INCENTIVE AWARD is to be designated as an ISO, NON-QUALIFIED STOCK

OPTION, SAR, DIVIDEND EQUIVALENT, PERFORMANCE UNIT, stock grant, RESTRICTED STOCK, LSAR, PHANTOM STOCK or other STOCK-BASED AWARD; provided, however, that
(i) ISOS may be granted only to EMPLOYEES, and (ii) NON-EMPLOYEE DIRECTORS will only be eligible to be granted DIRECTOR RESTRICTED STOCK.

         Notwithstanding such designation, to the extent that the aggregate FAIR MARKET VALUE (determined for each share as of the date of grant of the OPTION covering each share) of the shares with respect to which OPTIONS designated as ISOS become exercisable for the first time by any RECIPIENT during any calendar year exceeds $100,000, such OPTIONS shall be treated as NON-QUALIFIED STOCK OPTIONS.

         INCENTIVE AWARDS shall be awarded at no cost to the RECIPIENT. Any INCENTIVE AWARD may be granted alone, contingent upon, in addition to or in TANDEM with one or more other INCENTIVE AWARDS granted under the PROGRAM. In addition, except as provided in Section 12 hereof, any INCENTIVE AWARD may be granted in exchange for one or more other INCENTIVE AWARDS.

6.  Stock Options, Tandem Stock Appreciation Rights and Tandem Dividend
    Equivalents

         Except as provided in Section 9 below (relating to grants of INCENTIVE AWARDS to NON-EMPLOYEE DIRECTORS), the COMMITTEE, in its sole discretion, may grant ISOS, NON-QUALIFIED STOCK OPTIONS, TANDEM SARS and TANDEM DIVIDEND EQUIVALENTS to ELIGIBLE PARTICIPANTS, subject to the terms and conditions set forth in the STOCK OPTION PLAN attached hereto as Exhibit A.

7.  Performance Units

         Except as provided in Section 9 below (relating to grants of INCENTIVE AWARDS to NON-EMPLOYEE DIRECTORS), the COMMITTEE, in its sole discretion, may grant PERFORMANCE UNITS to ELIGIBLE PARTICIPANTS, subject to the terms and conditions set forth in the PERFORMANCE UNIT PLAN attached hereto as Exhibit B.

8.  Other Incentive Awards

         Except as provided in Section 9 below (relating to grants of INCENTIVE AWARDS to NON-EMPLOYEE DIRECTORS), the COMMITTEE, in its sole discretion, may grant other INCENTIVE AWARDS (including, but not limited to, SARS granted without OPTIONS, DIVIDEND EQUIVALENTS granted without OPTIONS, stock grants, RESTRICTED STOCK, LSARS, PHANTOM STOCK or other STOCK-BASED AWARDS) to ELIGIBLE PARTICIPANTS, subject to such terms and conditions as the COMMITTEE shall deem appropriate.

9.  Grants of Incentive Awards to Non-Employee Directors

         NON-EMPLOYEE DIRECTORS will only be eligible to be granted DIRECTOR RESTRICTED STOCK; NON-EMPLOYEE DIRECTORS will not be eligible to receive any other form of INCENTIVE AWARD. Any grants of DIRECTOR RESTRICTED STOCK to NON-EMPLOYEE DIRECTORS under the PROGRAM will be made strictly in accordance with, and subject to the terms and conditions contained in, the NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN RULES attached hereto as Exhibit C.

10. Termination of Employment or Relationship with the Company

         The COMMITTEE may, in its sole discretion, establish terms and conditions pertaining to the effect of TERMINATION on INCENTIVE AWARDS granted to a RECIPIENT prior to TERMINATION, to the extent permitted by applicable law.

11. Tax Withholding

         When a RECIPIENT incurs tax liability in connection with the exercise of an INCENTIVE AWARD or the receipt of shares of COMMON STOCK pursuant to an INCENTIVE AWARD, which tax liability is subject to tax withholding under applicable tax laws, and the RECIPIENT is obligated to pay the COMPANY an amount required to be withheld under applicable tax laws, the RECIPIENT may satisfy the withholding tax obligation by (i) electing to have the COMPANY withhold such amount from his or her current compensation through payroll deductions, or (ii) making a direct payment to the COMPANY in cash or by check.

         The COMMITTEE may, in its sole discretion, permit a RECIPIENT to satisfy all or part of his or her withholding tax obligations by having the COMPANY withhold from the shares to be issued to the RECIPIENT that number of shares having a FAIR MARKET VALUE equal to the amount required to be withheld determined on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes in this manner, if permitted by the COMMITTEE, shall be subject to such restrictions as the COMMITTEE may impose, including any restrictions required by rules of the Securities and Exchange Commission.

12. Replacement of Grants

         The COMMITTEE may, in its sole discretion, offer a RECIPIENT the option of surrendering an unexercised OPTION or other INCENTIVE AWARD in exchange for another INCENTIVE AWARD of the same type or for a different type of

INCENTIVE AWARD; provided, however, that no OPTION or INCENTIVE AWARD may be exchanged for a new OPTION or INCENTIVE AWARD having an OPTION PRICE or purchase price that is lower than the OPTION PRICE or purchase price of the original OPTION or INCENTIVE AWARD.

13. Deferral of Payments

         The COMMITTEE may, in its sole discretion, approve a RECIPIENT'S deferral of any cash payments which may become due under the PROGRAM. Such deferrals shall be subject to any conditions, restrictions or requirements as the COMMITTEE may determine.

14. Adjustments Upon Changes in Number or Value of Shares of Common Stock

         If there are any changes in the number or value of shares of COMMON STOCK by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations or other events that materially increase or decrease the number or value of issued and outstanding shares of COMMON STOCK, the COMMITTEE may make such adjustments as it shall deem appropriate, in order to prevent dilution or enlargement of rights.

15. Non-Transferability of Incentive Awards

         An INCENTIVE AWARD shall not be transferable by the RECIPIENT otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the CODE, Title I of ERISA or the rules thereunder. During the lifetime of the RECIPIENT, an INCENTIVE AWARD may be exercised only by the RECIPIENT or by an alternate payee under a qualified domestic relations order.

16. Change in Control

         Upon the occurrence of a CHANGE IN CONTROL (as defined below):

         (a) Any time periods relating to the exercise or realization of any INCENTIVE AWARD granted hereunder shall be accelerated so that such INCENTIVE AWARD may be immediately exercised or realized in full;

         (b) All shares of RESTRICTED STOCK granted hereunder shall immediately cease to be forfeitable;

         (c) All conditions relating to the realization of any STOCK-BASED AWARD granted hereunder shall immediately terminate; and

         (d) The COMMITTEE may offer any RECIPIENT the option of having the COMPANY purchase his or her INCENTIVE AWARD for an amount of cash which could have been attained upon the exercise or realization of such INCENTIVE AWARD had it been fully exercisable or realizable;

unless the COMMITTEE in its sole discretion determines that such CHANGE IN CONTROL will not adversely impact the RECIPIENTS of INCENTIVE AWARDS hereunder and is in the best interests of the shareholders of PG&E. The COMMITTEE may make such further provisions with respect to a CHANGE IN CONTROL as it shall deem equitable and in the best interests of the shareholders of PG&E. Such provision may be made in any agreement relating to any INCENTIVE AWARD granted hereunder, by amendment to any such agreement or by resolution of the COMMITTEE.

         The phrase "CHANGE IN CONTROL" shall have such meaning as ascribed thereto from time to time by the COMMITTEE and set forth in any agreement relating to any INCENTIVE AWARD granted hereunder or by resolution of the COMMITTEE; provided, however, that, notwithstanding the foregoing, a "CHANGE IN CONTROL" shall be deemed to have occurred if:

         (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the EXCHANGE ACT, but excluding any benefit plan for EMPLOYEES or any trustee, agent or other fiduciary for any such plan acting in such person's capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E representing twenty percent (20%) or more of the combined voting power of PG&E's then outstanding securities;

         (b) during any two consecutive years, individuals who at the beginning of such a period constitute the BOARD OF DIRECTORS cease for any reason to constitute at least a majority of the BOARD OF DIRECTORS, unless the election, or the nomination for election by the shareholders of PG&E, of each new DIRECTOR was approved by a vote of at least two-thirds (2/3) of the DIRECTORS then still in office who were DIRECTORS at the beginning of the period; or

         (c) the shareholders of PG&E shall have approved (i) any consolidation or merger of PG&E in which PG&E is not the continuing or surviving corporation or pursuant to which shares of COMMON STOCK are converted into cash, securities or other property, other than a merger of PG&E in which the holders of the COMMON STOCK immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the COMPANY, or (iii) any plan or proposal for the liquidation or dissolution of PG&E.

         Notwithstanding the foregoing, the phrase "CHANGE IN CONTROL" shall not apply to any reorganization or merger initiated voluntarily by PG&E in which PG&E is the continuing surviving entity.

17. Listing and Registration of Shares

         Each INCENTIVE AWARD shall be subject to the requirement that if at any time the COMMITTEE shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby under any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, including the California Public Utilities Commission, is necessary or desirable as a condition of, or in connection with, the granting of such INCENTIVE AWARD or the issue or purchase of shares thereunder, such INCENTIVE AWARD may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the COMMITTEE.

18. Amendment and Termination of the Program and Incentive Awards

         The BOARD OF DIRECTORS or the COMMITTEE may at any time suspend, terminate, modify or amend the PROGRAM in any respect; provided, however, that
(i) to the extent necessary and desirable to comply with RULE 16b-3 or with
Section 422 of the CODE (or any other applicable law or regulation, including the requirements of any stock exchange on which the COMMON STOCK is listed or quoted), shareholder approval of any PROGRAM amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation, and (ii) any provisions contained in the PROGRAM or in the NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN RULES stating the amount or price of INCENTIVE AWARDS to be granted to NON-EMPLOYEE DIRECTORS or specifying the timing of such awards, or any provisions setting forth a formula that determines the amount, price or timing, shall not be amended more than once every six months, other than to comport with changes in the CODE, ERISA or the rules thereunder.

         No suspension, termination, modification or amendment of the PROGRAM may, without the consent of the RECIPIENT, adversely affect his or her rights under INCENTIVE AWARDS theretofore granted to such RECIPIENT. In the event of amendments to the CODE or applicable rules or regulations relating to ISOS subsequent to the date hereof, the COMPANY may amend the PROGRAM, and the COMPANY and RECIPIENTS holding OPTION agreements may agree to amend outstanding OPTION agreements, to conform to such amendments.

         The COMMITTEE may make such amendments or modifications in the terms and conditions of any INCENTIVE AWARD as it may deem advisable, or cancel or annul any grant of an INCENTIVE AWARD; provided, however, that no such amendment, modification, cancellation or annulment may, without the consent of the RECIPIENT, adversely his or her rights under such INCENTIVE AWARD; and provided further the COMMITTEE may not reduce the OPTION PRICE or purchase price of any OPTION or INCENTIVE AWARD below the original OPTION PRICE or purchase price.

         Notwithstanding the foregoing, the COMMITTEE reserves the right, in its sole discretion, to (i) convert any outstanding ISOS to NON-QUALIFIED STOCK OPTIONS, (ii) to require a RECIPIENT to forfeit any unexercised or unpurchased INCENTIVE AWARDS, any shares received or purchased pursuant to an INCENTIVE AWARD, or any gains realized by virtue of the receipt of an INCENTIVE AWARD in the event that such RECIPIENT competes against the COMPANY, and (iii) to cancel or annul any grant of an INCENTIVE AWARD in the event of a RECIPIENT'S TERMINATION FOR CAUSE. For purposes of the PROGRAM, "TERMINATION FOR CAUSE" shall include, but not be limited to, termination because of dishonesty, criminal offense or violation of a work rule, and shall be determined by, and in the sole discretion of, the COMMITTEE.

19. Effective Date of the Program and Duration

         The Program first became effective as of January 1, 1992. It has since been amended and restated. The amended and restated PROGRAM shall become effective as of January 1, 1996, provided it is approved by the shareholders of PG&E within twelve (12) months following the date of adoption by the BOARD OF DIRECTORS. Unless terminated sooner pursuant to Section 16 hereof, the PROGRAM shall terminate on December 31, 2005.

20. Definitions

    a.   BOARD OF DIRECTORS means the Board of Directors of PG&E.

    b.   CHANGE IN CONTROL has the meaning set forth in Section 16 hereof.

    c.   CHIEF EXECUTIVE OFFICER means the Chief Executive Officer of PG&E.

    d. CODE means the Internal Revenue Code of 1986, as amended from time to time.

    e. COMMITTEE means the Nominating and Compensation Committee of the BOARD OF DIRECTORS or any successor to such committee.

    f. COMMON STOCK means common shares of PG&E with a par value of $5.00 per share and any class of common shares into which such common shares hereafter may be converted.

    g. COMPANY means PG&E, and any parent corporation (as defined in Section 424(e) of the CODE) or subsidiary corporation (as defined in Section 424(f) of the CODE).

    h. CONSULTANT means any person, including an advisor, who is engaged by the COMPANY to render services.

    i. DIRECTOR means any person who is a member of the BOARD OF DIRECTORS or the Board of Directors of any parent corporation (as defined in Section 424(e) of the CODE) which may hereafter be established, including an advisory, emeritus or honorary director.

    j. DIRECTOR RESTRICTED STOCK means RESTRICTED STOCK granted to a NON-EMPLOYEE DIRECTOR under the NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN.

    k. DIVIDEND EQUIVALENT means a right that entitles the RECIPIENT to receive cash or COMMON STOCK based on the dividends declared on the COMMON STOCK covered by such right.

    l. ELIGIBLE PARTICIPANT means any KEY EMPLOYEE. It also means, if so identified by the COMMITTEE (or by the CHIEF EXECUTIVE OFFICER, in the case of INCENTIVE AWARDS granted by the CHIEF EXECUTIVE OFFICER to certain ELIGIBLE PARTICIPANTS pursuant to Section 2 hereof), other EMPLOYEES, DIRECTORS, CONSULTANTS, employees or consultants of any affiliates of PG&E, and other persons whose participation in the PROGRAM is deemed by the COMMITTEE (or by the CHIEF EXECUTIVE OFFICER, in the case of INCENTIVE AWARDS granted by the CHIEF EXECUTIVE OFFICER to certain ELIGIBLE PARTICIPANTS pursuant to Section 2 hereof) to be in the best interests of the COMPANY.

    m. EMPLOYEE means any person who is employed by the COMPANY. The payment of a director's fee or consulting fee by the COMPANY shall not be sufficient to constitute "employment" by the COMPANY.

    n. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

    o.   EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

    p. FAIR MARKET VALUE means the closing price of the COMMON STOCK reported on the New York Stock Exchange Composite Transactions for the date specified for determining such value.

    q. INCENTIVE AWARD means any ISO, NON-QUALIFIED STOCK OPTION, SAR, DIVIDEND EQUIVALENT, PERFORMANCE UNIT or other STOCK-BASED AWARD granted under the PROGRAM.

    r. ISO means an OPTION intended to qualify as an incentive stock option under Section 422 of the CODE.

    s. KEY EMPLOYEE means the Corporate Secretary, Treasurer, Vice Presidents and other executive officers of PG&E above the rank of Vice President. It also means, if so identified by the COMMITTEE (or by the CHIEF EXECUTIVE OFFICER, in the case of INCENTIVE AWARDS granted by the CHIEF EXECUTIVE OFFICER to certain ELIGIBLE PARTICIPANTS pursuant to Section 2 hereof), executive officers of wholly-owned subsidiaries of PG&E (including subsidiaries which become such after adoption of the PROGRAM) and any other key management employee of PG&E or any wholly-owned subsidiary of PG&E.

    t. LSAR means a limited stock appreciation right which is exercisable only in the event of a CHANGE IN CONTROL.

    u. 1986 OPTION PLAN means the Pacific Gas and Electric Company 1986 Stock Option Plan, as amended to date.

    v.   NON-EMPLOYEE DIRECTOR means a DIRECTOR who is not an EMPLOYEE.

    w. NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN RULES means the Restricted Stock Plan for Non-Employee Directors attached hereto as Exhibit C or any successor rules which the COMMITTEE may adopt from time to time with respect to the grant of DIRECTOR RESTRICTED STOCK to NON-EMPLOYEE DIRECTORS under the PROGRAM.

    x.   NON-QUALIFIED STOCK OPTION means any OPTION which is not an ISO.

    y. OPTION means an option to purchase shares of COMMON STOCK granted under the STOCK OPTION PLAN.

    z. OPTION PRICE means the purchase price for the COMMON STOCK upon exercise of an OPTION.

    aa. PERFORMANCE UNIT means a performance unit granted under the PERFORMANCE UNIT PLAN.

    ab. PERFORMANCE UNIT PLAN means the Performance Unit Plan Rules attached hereto as Exhibit B or any successor rules which the COMMITTEE may adopt from time to time with respect to the grant of PERFORMANCE UNITS under the PROGRAM.

    ac.  PG&E means Pacific Gas and Electric Company, a California corporation.

    ad. PHANTOM STOCK means allocated hypothetical shares of COMMON STOCK that can be converted at a future date into cash or stock.

    ae. PROGRAM means the Pacific Gas and Electric Company Long-Term Incentive Program as amended and restated herein and as may be amended from time to time.

    af. RECIPIENT means the ELIGIBLE PARTICIPANT receiving the INCENTIVE AWARD, or his or her legal representative, legatees, distributees or alternate payees, as the case may be.

    ag. RESTRICTED STOCK means COMMON STOCK that is subject to forfeiture by the RECIPIENT to the COMPANY under such circumstances as may be specified by the COMMITTEE in its sole discretion.

    ah. RETIREMENT means the Actual Retirement Date under the PG&E Retirement Plan.

    ai. RULE 16b-3 means Rule 16b-3 under the EXCHANGE ACT or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

    aj. SAR means a stock appreciation right whose value is based on the increase in the FAIR MARKET VALUE of the COMMON STOCK covered by such right.

    ak. SECTION 16 OFFICER means any person who is designated by the BOARD OF DIRECTORS as an executive officer of PG&E and any other person who is designated as an officer of PG&E for purposes of Section 16 of the EXCHANGE ACT.

    al. STOCK-BASED AWARD means any award that is valued in whole or in part by reference to, or is otherwise based on, the COMMON STOCK, including, but not limited to, stock grants, RESTRICTED STOCK, LSARS and PHANTOM STOCK.

    am. STOCK OPTION PLAN means the Stock Option Plan Rules attached hereto as Exhibit A or any successor rules which the COMMITTEE may adopt from time to time with respect to the grant of OPTIONS under the PROGRAM.

    an. TANDEM refers to an INCENTIVE AWARD granted in conjunction with another INCENTIVE AWARD.

    ao. TERMINATION occurs when an EMPLOYEE ceases to be employed by the COMPANY as a common law employee, when a DIRECTOR ceases to be a member of the BOARD OF DIRECTORS or the Board of Directors of any parent corporation which may hereafter be established (as the case may be), or when the relationship between the COMPANY and a CONSULTANT or other ELIGIBLE PARTICIPANT terminates, as the case may be.

    ap.  TERMINATION FOR CAUSE has the meaning set forth in Section 18 hereof.

                                    EXHIBIT A

                        PACIFIC GAS AND ELECTRIC COMPANY
                                STOCK OPTION PLAN
            (As amended and restated effective as of January 1, 1996)


1.    Purpose of the Plan

         This is the controlling and definitive statement of the Pacific Gas and Electric Company Stock Option Plan, as amended and restated herein (hereinafter called the PLAN(1)). The purpose of the PLAN is to advance the interests of the COMPANY by providing ELIGIBLE PARTICIPANTS with financial incentives to promote the success of its long-term (five to ten years) business objectives, and to increase their proprietary interest in the success of the COMPANY. It is the intent of the COMPANY to reward those ELIGIBLE PARTICIPANTS who have a significant impact on improved long-term corporate achievements. Inasmuch as the PLAN is designed to encourage financial performance and to improve the value of shareholders' investment in PG&E, the costs of the PLAN will be funded from corporate earnings.

2.    Plan Administration

         The PLAN shall be administered by the COMMITTEE, which shall be constituted in such a manner as to comply with the rules governing a plan intended to qualify as a discretionary plan under RULE 16b-3.

         Subject to the provisions of the PLAN, the COMMITTEE shall have full and final authority, in its sole discretion:

         (a) to determine the ELIGIBLE PARTICIPANTS to whom OPTIONS shall be granted and the number of shares of COMMON STOCK to be awarded under each OPTION, based on the recommendation of the CHIEF EXECUTIVE OFFICER (except that awards to the CHIEF EXECUTIVE OFFICER shall be shall be based on the recommendation of the BOARD OF DIRECTORS); provided, however, that the number of shares of COMMON STOCK to be awarded under each OPTION shall be subject to the limitations specified in Section 5 hereof;

         (b) to determine the time or times at which OPTIONS shall be granted;

         (c) to designate the OPTIONS being granted as ISOS or NON-QUALIFIED STOCK OPTIONS;

------------------
(1) Capitalized words are defined in Section 20 hereof.

         (d) to vary the OPTION vesting schedule described in Section 11 hereof;

         (e) to determine the terms and conditions, not inconsistent with the terms of the PLAN, of any OPTION granted hereunder (including, but not limited to, the consideration and method of payment for shares purchased upon the exercise of an OPTION, and any vesting acceleration or exercisability provisions in the event of a CHANGE IN CONTROL or TERMINATION), based in each case on such factors as the COMMITTEE shall deem appropriate;

         (f) to approve forms of agreement for use under the PLAN;

         (g) to construe and interpret the PLAN and any related OPTION agreement and to define the terms employed herein and therein;

         (h) except as provided in Section 18 hereof, to modify or amend any OPTION or to waive any restrictions or conditions applicable to any OPTION or the exercise thereof;

         (i) except as provided in Section 18 hereof, to prescribe, amend and rescind rules, regulations and policies relating to the administration of the PLAN;

         (j) except as provided in Section 18 hereof, to suspend, terminate, modify or amend the PLAN;

         (k) to delegate to one or more agents such administrative duties as the COMMITTEE may deem advisable, to the extent permitted by applicable law; and

         (l) to make all other determinations and take such other action with respect to the PLAN and any OPTION granted hereunder as the COMMITTEE may deem advisable, to the extent permitted by applicable law.

         Notwithstanding the provisions contained in the foregoing paragraph, the CHIEF EXECUTIVE OFFICER shall have the authority, in his sole discretion:
(a) to grant OPTIONS to any ELIGIBLE PARTICIPANT who, at the time of the OPTION grant, (i) is not an officer of the COMPANY or a DIRECTOR, and (ii) if such ELIGIBLE PARTICIPANT is an EMPLOYEE, is receiving an annual salary which is below the level which requires approval by the COMMITTEE; (b) to determine the time or times at which OPTIONS shall be granted to such ELIGIBLE PARTICIPANTS;
(c) to designate the OPTIONS being granted to such ELIGIBLE PARTICIPANTS as ISOS or NON-QUALIFIED STOCK OPTIONS; and (d) to vary the OPTION vesting schedule described in Section 11 hereof for the OPTIONS granted to such ELIGIBLE PARTICIPANTS; provided, however, that (x) all grants of OPTIONS by the CHIEF EXECUTIVE OFFICER shall conform to the guidelines previously approved by the COMMITTEE, and (y) the number of shares of COMMON

STOCK to be awarded under each OPTION shall be subject to the limitations specified in Section 5 hereof.

3.    Shares of Stock Subject to the Plan

         There shall be reserved for use under the PLAN and for the grant of any other incentive awards pursuant to the PROGRAM (subject to the provisions of Section 14 hereof) a total of 23,389,230 shares of COMMON STOCK, which shares may be authorized but unissued shares of COMMON STOCK or issued shares of COMMON STOCK which shall have been reacquired by PG&E.

         If any OPTION expires or terminates for any reason without having been exercised in full, then any unexercised, shares which were subject to such OPTION (except shares as to which a related TANDEM SAR has been exercised) shall again be available for the future grant of OPTIONS under the PLAN (unless the PLAN has terminated). In addition, shares may be reused or added back to the PLAN to the extent permitted by applicable law.

4.    Eligibility

         OPTIONS will be granted only to ELIGIBLE PARTICIPANTS. ISOS will be granted only to EMPLOYEES. The COMMITTEE, in its sole discretion, may grant OPTIONS to an ELIGIBLE PARTICIPANT who is a resident or citizen of a foreign country, with such modifications as the COMMITTEE may deem advisable to reflect the laws, tax policy or customs of such foreign country.

         The PLAN shall not confer upon any OPTIONEE any right to continuation of employment, service as a DIRECTOR or consulting relationship with the COMPANY; nor shall it interfere in any way with the right of the OPTIONEE or the COMPANY to terminate such employment, service as a DIRECTOR or consulting relationship at any time, with or without cause.

5.    Limitation on Options and SARs Awarded to Any Eligible Participant

         The aggregate number of shares of COMMON STOCK with respect to which any ELIGIBLE PARTICIPANT may be granted OPTIONS and SARS under the PLAN during any calendar year shall in no event exceed two percent (2%) of the total number of shares reserved for use under the PLAN.

6.    Designation of Options

         At the time of the grant of each OPTION under the PLAN, the COMMITTEE (or the CHIEF EXECUTIVE OFFICER, in the case of OPTIONS granted by the CHIEF EXECUTIVE OFFICER to certain ELIGIBLE PARTICIPANTS pursuant to Section 2 hereof) shall determine whether such OPTION is to be designated as an ISO or a NON-QUALIFIED STOCK OPTION; provided, however, that ISOS may be granted only to EMPLOYEES.

         Notwithstanding such designation, to the extent that the aggregate FAIR MARKET VALUE (determined for each share as of the date of grant of the OPTION covering each share) of the shares with respect to which OPTIONS designated as ISOS become exercisable for the first time by any OPTIONEE during any calendar year exceeds $100,000, such OPTIONS shall be treated as NON-QUALIFIED STOCK OPTIONS.

         OPTIONS shall be awarded at no cost to the OPTIONEE.

7.    Option Price

         The OPTION PRICE of the COMMON STOCK under each OPTION issued shall be the FAIR MARKET VALUE of the COMMON STOCK on the date of grant.

8.    Stock Appreciation Rights

         At the discretion of the COMMITTEE, an OPTION may be granted with or without a TANDEM SAR which permits the OPTIONEE to surrender unexercised an OPTION or portion thereof and to receive in exchange a payment having a value equal to the difference between (x) the FAIR MARKET VALUE of the COMMON STOCK covered by the surrendered portion of the OPTION on the date the SAR is exercised and (y) the OPTION PRICE for such COMMON STOCK. The SAR is subject to the same terms and conditions as the related OPTION, except that (i) the SAR may be exercised only when there is a positive spread (i.e., when the FAIR MARKET VALUE of the COMMON STOCK subject to the OPTION exceeds the OPTION PRICE), (ii) in accordance with Section 9 hereof, payment of the DEA (if any) to the OPTIONEE may be restricted, and (iii) if the OPTIONEE is a SECTION 16 OFFICER, DIRECTOR or other person whose transactions in the COMMON STOCK are subject to Section 16(b) of the EXCHANGE ACT, the SAR may be exercised only during the period beginning on the third (3rd) business day following the date of release of the COMPANY'S quarterly or annual statement of earnings and ending on the twelfth
(12th) business day following such date. Upon the exercise of a SAR, the number of shares subject to exercise under the related OPTION shall be automatically reduced by the number of shares represented by the OPTION or portion thereof surrendered. No payment will be required from the OPTIONEE upon the exercise of a SAR, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld.

9.    Dividend Equivalent Account

         At the discretion of the COMMITTEE, an OPTION may be granted with or without TANDEM DIVIDEND EQUIVALENTS. When an OPTION is granted with TANDEM DIVIDEND EQUIVALENTS, a Dividend Equivalent Account ("DEA") shall be established for the OPTIONEE. This DEA shall be credited quarterly on each dividend record date with dividends which would have been paid on the COMMON STOCK subject to the unexercised portion of the OPTION (including any portion which has not yet vested on the record date), if such portion had been exercised. Except as provided in Section 12(d) hereof, at the time the OPTION or any related SAR is exercised, the OPTIONEE shall receive all funds which have accumulated in the DEA with respect to the shares of COMMON STOCK for which the OPTION or SAR is being exercised; provided, however, that if the OPTIONEE exercises a SAR, such DEA funds shall only be paid to the OPTIONEE if (i) the percentage increase in the FAIR MARKET VALUE of the COMMON STOCK over the OPTION PRICE averages at least five percent (5%) per year for the first five (5) years after the grant, or (ii) in the case of OPTIONS held for longer than five (5) years from the date of grant, such FAIR MARKET VALUE has increased by at least twenty-five percent (25%) over the OPTION PRICE.

10.   Terms of Options

         The term of each ISO shall be for ten (10) years from the date of grant, subject to earlier termination as provided in Section 12 hereof. The term of each NON-QUALIFIED STOCK OPTION shall be ten (10) years and one (1) day from the date of grant, subject to earlier termination as provided in Section 12 hereof. Any provision of the PROGRAM to the contrary notwithstanding, no OPTION shall be exercised after the time limitations stated in this Section 10.

11.   Limitations on Exercise

         (a) Each OPTION granted under the PROGRAM shall become exercisable and vested only to the following extent: (i) up to one-third (1/3) of the OPTIONS granted may be exercised on or after the second (2nd) anniversary of the date of grant; (ii) up to two-thirds (2/3) of the OPTIONS granted may be exercised on or after the third (3rd) anniversary of the date of grant; and (iii) up to one hundred percent (100%) of the OPTIONS granted may be exercised on or after the fourth (4th) anniversary of the date of grant.

         (b) No OPTION under the PROGRAM designated by the COMMITTEE as an ISO and granted before January 1, 1987 may be exercised while there is outstanding in the hands of the OPTIONEE any ISO which was granted before the granting of the ISO hereunder sought to be exercised. For this purpose an ISO shall be treated as outstanding until such OPTION is (i) exercised in full,

(ii) surrendered in full by exercising SARS pursuant to Section 8 hereof, or
(iii) rendered void by reason of lapse of time.

12.   Termination of Employment or Relationship with the Company

         (a) In the event of a TERMINATION by reason of a discharge or TERMINATION FOR CAUSE, any unexercised OPTIONS theretofore granted to an OPTIONEE under the PROGRAM shall forthwith terminate.

         (b) In the event of a TERMINATION by reason of RETIREMENT, all OPTIONS held by the OPTIONEE, to the extent that such OPTIONS have not previously expired or been exercised, shall become fully exercisable and vested, notwithstanding the provisions of Section 11(a) hereof, and the OPTIONEE shall have the right to exercise such OPTIONS in full at any time within their respective terms or within five (5) years after such RETIREMENT, whichever is shorter. This five-year period shall be extended if an OPTIONEE remains on the BOARD OF DIRECTORS after RETIREMENT. In such case, the OPTIONS may be exercised as long as the OPTIONEE remains a DIRECTOR and for a period of six (6) months thereafter, or within five (5) years after RETIREMENT, whichever is longer; provided, however, that no OPTION may be exercised after the expiration of its term. Notwithstanding the foregoing, any ISOS held by the OPTIONEE may be exercised only within their respective terms or within three (3) months after RETIREMENT, whichever is shorter.

         (c) In the event of a TERMINATION by reason of disability or death, all OPTIONS held by the OPTIONEE, to the extent that such OPTIONS have not previously expired or been exercised, shall become fully exercisable and vested, notwithstanding the provisions of Section 11(a) hereof, and the OPTIONEE (or the OPTIONEE'S estate or a person who acquired the right to exercise such OPTIONS by bequest or inheritance) shall have the right to exercise such OPTIONS at any time within their respective terms or within one (1) year after the date of such TERMINATION, whichever is shorter. The term "disability" shall, for the purposes of the PLAN, be defined in Section 22(e)(3) of the CODE.

         (d) In the event of a TERMINATION by reason of a divestiture or change in control of a subsidiary of PG&E, which divestiture or change in control results in such subsidiary no longer qualifying as a subsidiary corporation under Section 424(f) of the CODE, all OPTIONS held by the OPTIONEE, to the extent that such OPTIONS have not previously expired or been exercised, shall become fully exercisable and vested, notwithstanding the provisions of Section 11(a) hereof, and the OPTIONEE shall have the right to exercise such OPTIONS in full at any time within their respective terms or within three (3) years after such TERMINATION, whichever is shorter. This three-year period shall be extended if an OPTIONEE remains on the BOARD OF DIRECTORS after such TERMINATION. In such case, the OPTIONS may be exercised as long as the OPTIONEE remains a DIRECTOR and for a period of six (6) months thereafter, or within three (3) years after such TERMINATION, whichever is longer; provided, however, that no OPTION may be exercised after the expiration of its term. Notwithstanding the foregoing, any ISOS held by the OPTIONEE may be exercised only within their respective terms or within three (3) months after such TERMINATION, whichever is shorter.

         (e) In the event of a TERMINATION for any reason other than those specified in subparagraphs (a) through (d) above, (i) any unexercised OPTION or OPTIONS granted under the PROGRAM shall be deemed cancelled and terminated forthwith, except that the OPTIONEE may exercise any unexercised OPTIONS theretofore granted which are otherwise exercisable and vested within the provisions of Section 11(a) hereof, during the balance of their respective terms or within thirty (30) days of such TERMINATION, whichever is shorter, and (ii) the DEA (if any) shall not be credited with any dividends paid after the date of such TERMINATION.

         (f) Notwithstanding the provisions of subparagraphs (a) through (e) above, the COMMITTEE may, in its sole discretion, establish different terms and conditions pertaining to the effect of TERMINATION, to the extent permitted by applicable federal and state law.

13.   Payment for Shares Upon Exercise of Options

         The exercise of any OPTION shall be contingent upon receipt by the COMPANY of (i) cash (including any DEA funds payable to the OPTIONEE in connection with the exercise of such OPTION), (ii) check, (iii) shares of COMMON STOCK, (iv) an executed exercise notice together with irrevocable instructions to a broker to either sell the shares subject to the OPTION or hold such shares as collateral for a margin loan and to promptly deliver to the COMPANY the amount of sale or loan proceeds required to pay the OPTION PRICE, (v) any combination of the foregoing in an amount equal to the full OPTION PRICE of the shares being purchased, or (vi) such other consideration and method of payment, other than a note from the OPTIONEE, as the COMMITTEE, in its sole discretion, may allow (which, in the case of an ISO shall be determined at the time of grant), to the extent permitted by applicable law. For purposes of this paragraph, shares of COMMON STOCK that are delivered in payment of the OPTION PRICE must have been previously owned by the OPTIONEE for a minimum of one year, and shall be valued at their FAIR MARKET VALUE as of the date of the exercise of the OPTION. The COMPANY shall not make loans to any OPTIONEE for the purpose of exercising OPTIONS.

14.   Adjustments Upon Changes in Number or Value of Shares of Common Stock

         If there are any changes in the number or value of shares of COMMON STOCK by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations or other events that materially increase or decrease the number or value of issued and outstanding shares of COMMON STOCK, the COMMITTEE may make such adjustments as it shall deem appropriate, in order to prevent dilution or enlargement of rights.

15.   Non-Transferability of Options

         An OPTION shall not be transferable by the OPTIONEE otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the CODE, Title I of ERISA or the rules thereunder. During the lifetime of the OPTIONEE, an OPTION may be exercised only by the OPTIONEE or by an alternate payee under a qualified domestic relations order.

16.   Change in Control

         Upon the occurrence of a CHANGE IN CONTROL (as defined below):

         (a) Any time periods relating to the exercise of any OPTION granted hereunder shall be accelerated so that such OPTION may be immediately exercised in full; and

         (b) The COMMITTEE may offer any OPTIONEE the option of having the COMPANY purchase his or her OPTION for an amount of cash which could have been attained upon the exercise of such OPTION had it been fully exercisable;

unless the COMMITTEE in its sole discretion determines that such CHANGE IN CONTROL will not adversely impact the OPTIONEES of OPTIONS hereunder and is in the best interests of the shareholders of PG&E. The COMMITTEE may make such further provisions with respect to a CHANGE IN CONTROL as it shall deem equitable and in the best interests of the shareholders of PG&E. Such provision may be made in any agreement relating to any OPTION granted hereunder, by amendment to any such agreement or by resolution of the COMMITTEE.

         The phrase "CHANGE IN CONTROL" shall have such meaning as ascribed thereto from time to time by the COMMITTEE and set forth in any agreement relating to any OPTION granted hereunder or by resolution of the COMMITTEE; provided, however, that, notwithstanding the foregoing, a "CHANGE IN CONTROL" shall be deemed to have occurred if:

         (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the EXCHANGE ACT, but excluding any benefit plan for EMPLOYEES or any trustee, agent or other fiduciary for any such plan acting in such person's capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E representing twenty percent (20%) or more of the combined voting power of PG&E's then outstanding securities;

         (b) during any two consecutive years, individuals who at the beginning of such a period constitute the BOARD OF DIRECTORS cease for any reason to constitute at least a majority of the BOARD OF DIRECTORS, unless the election, or the nomination for election by the shareholders of PG&E, of each new DIRECTOR was approved by a vote of at least two-thirds (2/3) of the DIRECTORS then still in office who were DIRECTORS at the beginning of the period; or

         (c) the shareholders of PG&E shall have approved (i) any consolidation or merger of PG&E in which PG&E is not the continuing or surviving corporation or pursuant to which shares of COMMON STOCK are converted into cash, securities or other property, other than a merger of PG&E in which the holders of the COMMON STOCK immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the COMPANY, or (iii) any plan or proposal for the liquidation or dissolution of PG&E.

         Notwithstanding the foregoing, the phrase "CHANGE IN CONTROL" shall not apply to any reorganization or merger initiated voluntarily by PG&E in which PG&E is the continuing surviving entity.

17.   Listing and Registration of Shares

         Each OPTION shall be subject to the requirement that if at any time the COMMITTEE shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby under any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, including the California Public Utilities Commission, is necessary or desirable as a condition of, or in connection with, the granting of such OPTION or the issue or purchase of shares thereunder, such OPTION may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the COMMITTEE.

18.   Amendment and Termination of the Plan and Options

         The BOARD OF DIRECTORS or the COMMITTEE may at any time suspend, terminate, modify or amend the PLAN in any respect; provided, however, that, to the extent necessary and desirable to comply with RULE 16b-3 or with Section 422 of the CODE (or any other applicable law or regulation, including the requirements of any stock exchange on which the COMMON STOCK is listed or quoted), shareholder approval of any PLAN amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation.

         No suspension, termination, modification or amendment of the PLAN may, without the consent of the OPTIONEE, adversely affect his or her rights under

OPTIONS theretofore granted to such OPTIONEE. In the event of amendments to the CODE or applicable rules or regulations relating to ISOS subsequent to the date hereof, the COMPANY may amend the PLAN, and the COMPANY and OPTIONEES holding OPTION agreements may agree to amend outstanding OPTION agreements, to conform to such amendments.

         The COMMITTEE may make such amendments or modifications in the terms and conditions of any OPTION as it may deem advisable, or cancel or annul any grant of an OPTION; provided, however, that no such amendment, modification, cancellation or annulment may, without the consent of the OPTIONEE, adversely affect his or her rights under such OPTION; and provided further the COMMITTEE may not reduce the OPTION PRICE or purchase price of any OPTION or OPTION below the original OPTION PRICE or purchase price.

         Notwithstanding the foregoing, the COMMITTEE reserves the right, in its sole discretion, to (i) convert any outstanding ISOS to NON-QUALIFIED STOCK OPTIONS, (ii) to require a OPTIONEE to forfeit any unexercised or unpurchased OPTIONS, any shares received or purchased pursuant to an OPTION, or any gains realized by virtue of the receipt of an OPTION in the event that such OPTIONEE competes against the COMPANY, and (iii) to cancel or annul any grant of an OPTION in the event of a OPTIONEE'S TERMINATION FOR CAUSE. For purposes of the PROGRAM, "TERMINATION FOR CAUSE" shall include, but not be limited to, termination because of dishonesty, criminal offense or violation of a work rule, and shall be determined by, and in the sole discretion of, the COMMITTEE.

19.   Effective Date of the Plan and Duration

         The PLAN first became effective as of January 1, 1992. It has since been amended and restated. The amended and restated PLAN shall become effective as of January 1, 1996, provided the amended and restated PROGRAM is approved by the shareholders of PG&E within twelve (12) months following the date of adoption by the BOARD OF DIRECTORS. Unless terminated sooner pursuant to Section 18 hereof, the PLAN shall terminate on December 31, 2005.

20.   Definitions

         a. BOARD OF DIRECTORS means the Board of Directors of PG&E.

         b. CHANGE IN CONTROL has the meaning set forth in Section 16 hereof.

         c. CHIEF EXECUTIVE OFFICER means the Chief Executive Officer of PG&E.

         d. CODE means the Internal Revenue Code of 1986, as amended from time to time.

         e. COMMITTEE means the Nominating and Compensation Committee of the BOARD OF DIRECTORS or any successor to such committee.

         f. COMMON STOCK means common shares of PG&E with a par value of $5.00 per share and any class of common shares into which such common shares hereafter may be converted.

         g. COMPANY means PG&E, and any parent corporation (as defined in Section 424(e) of the CODE) or subsidiary corporation (as defined in Section 424(f) of the CODE).

         h. CONSULTANT means any person, including an advisor, who is engaged by the COMPANY to render services.

         i. DEA means a Dividend Equivalent Account described in Section 9 hereof.

         j. DIRECTOR means any person who is a member of the BOARD OF DIRECTORS or the Board of Directors of any parent corporation (as defined in Section 424(e) of the CODE) which may hereafter be established, including an advisory, emeritus or honorary director.

         k. DIVIDEND EQUIVALENT means a right that entitles the OPTIONEE to receive cash or COMMON STOCK based on the dividends declared on the COMMON STOCK covered by such right.

         l. ELIGIBLE PARTICIPANT means any KEY EMPLOYEE. It also means, if so identified by the COMMITTEE (or by the CHIEF EXECUTIVE OFFICER, in the case of OPTIONS granted by the CHIEF EXECUTIVE OFFICER to certain ELIGIBLE PARTICIPANTS pursuant to Section 2 hereof), other EMPLOYEES, DIRECTORS, CONSULTANTS, employees or consultants of any affiliates of PG&E, and other persons whose participation in the PROGRAM is deemed by the COMMITTEE (or by the CHIEF EXECUTIVE OFFICER, in the case of OPTIONS granted by the CHIEF EXECUTIVE OFFICER to certain ELIGIBLE PARTICIPANTS pursuant to Section 2 hereof) to be in the best interests of the COMPANY; provided, however, that DIRECTORS who are not EMPLOYEES shall not be ELIGIBLE PARTICIPANTS for purposes of the PLAN.

         m. EMPLOYEE means any person who is employed by the COMPANY. The payment of a director's fee or consulting fee by the COMPANY shall not be sufficient to constitute "employment" by the COMPANY.

         n. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         o. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         p. FAIR MARKET VALUE means the closing price of the COMMON STOCK reported on the New York Stock Exchange Composite Transactions for the date specified for determining such value.

         q. ISO means an OPTION intended to qualify as an incentive stock option under Section 422 of the CODE.

         r. KEY EMPLOYEE means the Corporate Secretary, Treasurer, Vice Presidents and other executive officers of PG&E above the rank of Vice President. It also means, if so identified by the COMMITTEE (or by the CHIEF EXECUTIVE OFFICER, in the case of OPTIONS granted by the CHIEF EXECUTIVE OFFICER to certain ELIGIBLE PARTICIPANTS pursuant to Section 2 hereof), executive officers of wholly-owned subsidiaries of PG&E (including subsidiaries which become such after adoption of the PROGRAM) and any other key management employee of PG&E or any wholly-owned subsidiary of PG&E.

         s.   NON-EMPLOYEE DIRECTOR means a DIRECTOR who is not an EMPLOYEE.

         t.   NON-QUALIFIED STOCK OPTION means any OPTION which is not an ISO.

         u. OPTION means an option to purchase shares of COMMON STOCK granted under the PLAN.

         v. OPTIONEE means the ELIGIBLE PARTICIPANT receiving the OPTION, or his or her legal representative, legatees, distributees or alternate payees, as the case may be.

         w. OPTION PRICE means the purchase price for the COMMON STOCK upon exercise of an OPTION.

         x. PG&E means Pacific Gas and Electric Company, a California corporation.

         y. PLAN means this Stock Option Plan as amended and restated herein and as may be amended from time to time, or any successor plan which the COMMITTEE may adopt from time to time with respect to the grant of OPTIONS under the PROGRAM.

         z. PROGRAM means the Pacific Gas and Electric Company Long-Term Incentive Program, as amended and restated effective as of January 1, 1996 and as may be amended from time to time, pursuant to which the PLAN is adopted.

         aa. RETIREMENT means the Actual Retirement Date under the PG&E Retirement Plan.

         ab. RULE 16b-3 means Rule 16b-3 under the EXCHANGE ACT or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the PLAN.

         ac. SAR means a stock appreciation right whose value is based on the increase in the FAIR MARKET VALUE of the COMMON STOCK covered by such right.

         ad. SECTION 16 OFFICER means any person who is designated by the BOARD OF DIRECTORS as an executive officer of PG&E and any other person who is designated as an officer of PG&E for purposes of Section 16 of the EXCHANGE ACT.

         ae. TANDEM refers to a DIVIDEND EQUIVALENT or SAR (as the case may be) granted in conjunction with an OPTION.

         af. TERMINATION occurs when an EMPLOYEE ceases to be employed by the COMPANY as a common law employee, when a DIRECTOR ceases to be a member of the BOARD OF DIRECTORS or the Board of Directors of any parent corporation which may hereafter be established (as the case may be), or when the relationship between the COMPANY and a CONSULTANT or other ELIGIBLE PARTICIPANT terminates, as the case may be.

         ag. TERMINATION FOR CAUSE has the meaning set forth in Section 12 hereof.

                                    EXHIBIT B

                              PERFORMANCE UNIT PLAN
                                       OF
                      THE PACIFIC GAS AND ELECTRIC COMPANY
                      ------------------------------------


         This is the controlling and definitive statement of the Performance Unit Plan ("PLAN"(1)) for ELIGIBLE EMPLOYEES of Pacific Gas and Electric Company ("COMPANY") and such other companies, affiliates, subsidiaries, or associations as the BOARD OF DIRECTORS may designate from time to time. The PLAN was first adopted by the BOARD in 1989 and was effective January 1, 1990. It has since been amended from time to time.


                                    ARTICLE I

                                   DEFINITIONS

         1.01 Board of Directors or Board shall mean the BOARD OF DIRECTORS of the COMPANY or, when appropriate, any committee of the BOARD which has been delegated the authority to take action with respect to the PLAN.

         1.02 Committee shall mean the Nominating and Compensation Committee of the BOARD OF DIRECTORS.

         1.03 Company shall mean the Pacific Gas and Electric Company, a California corporation.

         1.04 Eligible Employee shall mean employees of the COMPANY who are officers at the vice presidential level or above, the corporate secretary, the controller, and the treasurer of the COMPANY, and such other employees of the COMPANY, other companies, affiliates, subsidiaries, or associations as may be designated by the COMMITTEE.

         1.05 Performance Targets shall mean the annual COMPANY financial and operational goals adopted by the COMMITTEE to be used in determining awards under the PLAN.

         1.06 Plan shall mean the Performance Unit Plan ("PUP") as set forth herein and as may be amended from time to time.

------------------
(1) Words in all capitals are defined in Article I.

         1.07 Plan Administrator shall mean the COMMITTEE or such individual or individuals as that COMMITTEE may appoint to handle the day-to-day affairs of the PLAN.

         1.08 Price shall mean the average market price of STOCK for the last 30-day period of the YEAR preceding the YEAR in which UNITS are payable.

         1.09 PUP Units shall mean the units granted to ELIGIBLE EMPLOYEES who participate in the PLAN. A PUP UNIT has the equivalent value of the current market price of a share of STOCK at the time of grant.

         1.10 Stock shall mean the common stock of the COMPANY and any class of common shares into which such STOCK hereafter may be converted.

         1.11 Vesting Period shall mean the three calendar YEARS commencing with the YEAR in which PUP UNITS are granted.

         1.12  Year shall mean a calendar year.


                                   ARTICLE II

         2.01 Prior to the beginning of each YEAR, the COMMITTEE shall determine whether PUP UNITS will be granted for such YEAR, the ELIGIBLE EMPLOYEES to whom PUP UNITS will be granted, and the number of PUP UNITS to be granted to each ELIGIBLE EMPLOYEE. Employees who become ELIGIBLE EMPLOYEES after the beginning of a YEAR shall be entitled to a prorata grant of PUP UNITS.

         2.02 At the same time that the COMMITTEE makes its determination as to the granting of PUP UNITS, it shall also establish PERFORMANCE TARGETS. Although it is intended that PERFORMANCE TARGETS will not change in the course of the YEAR, the COMMITTEE reserves the right to modify or adjust previously set PERFORMANCE TARGETS if, in its sole discretion, extraordinary events warrant such modification or adjustment.

         2.03 Each grant of PUP UNITS shall have its own VESTING PERIOD. Subject to modification as measured against a given YEAR's applicable PERFORMANCE TARGET, each grant of PUP UNITS shall be payable as follows:

         a.  One-third after the end of the first YEAR of the VESTING PERIOD;

         b.  One-third after the end of the second YEAR of the VESTING PERIOD;
             and

         c.  One-third after the end of the third YEAR of the VESTING PERIOD.

         2.04 To determine the number of PUP UNITS earned, the applicable PERFORMANCE TARGET shall be the PERFORMANCE TARGET for the YEAR in which the PUP UNITS vest. Performance as measured against the applicable PERFORMANCE TARGET for a YEAR shall modify all PUP UNITS that vest at the end of such YEAR. The PERFORMANCE TARGETS established by the COMMITTEE may modify the number of UNITS earned from 0% to 200% of the number of vested UNITS.

         2.05 ELIGIBLE EMPLOYEES shall receive a cash payment as soon as practicable following the YEAR PUP UNITS vest pursuant to the schedule set forth in Section 2.03. The amount of the payment shall be equal to the product of the number of PUP UNITS earned multiplied by the PRICE of STOCK.

         2.06 Each time that the COMPANY declares a dividend on its STOCK, an amount equal to the dividend multiplied by an ELIGIBLE EMPLOYEE's outstanding, but unearned PUP UNITS, shall be accrued on behalf of each ELIGIBLE EMPLOYEE. As soon as practicable following the end of each YEAR, ELIGIBLE EMPLOYEES shall receive a cash payment of the dividends accrued for that YEAR, modified by performance for that YEAR as measured under Section 2.04.

         2.07 An ELIGIBLE EMPLOYEE may elect to defer the payment of PUP UNITS and/or dividends paid on PUP UNITS by making a timely election under the Deferred Compensation Plan. Deferrals of benefits payable under this Plan shall be subject to the rules contained in the Deferred Compensation Plan governing elections to defer and receipt of deferred amounts.


                                   ARTICLE III

         3.01 Retirement. Upon retirement under the terms of the COMPANY's Retirement Plan, all outstanding PUP UNITS continue to be payable according to the terms of the PLAN. Thus, the number of UNITS eventually earned by a retired employee is still subject to modification depending on the extent to which applicable PERFORMANCE TARGETS are met during the YEAR preceding the January in which UNITS become payable under the schedule of Section 2.03. A retired employee is not entitled to receive grants of PUP UNITS after normal or early retirement date, as those terms are defined under the COMPANY's Retirement Plan.

         3.02 Disability. If an ELIGIBLE EMPLOYEE is both disabled and entitled to receive benefits under the COMPANY's Long Term Disability Plan, UNITS granted prior to the date of disability shall continue to be payable according to the terms of this PLAN. An ELIGIBLE EMPLOYEE is not entitled to receive grants of PUP UNITS after the date of disability as determined under the provisions of the Long Term Disability Plan. If an ELIGIBLE EMPLOYEE ceases to be an ELIGIBLE EMPLOYEE because of disability and is not entitled to receive benefits under the

COMPANY's Long Term Disability Plan, all outstanding grants of PUP UNITS become vested and payable as soon as practicable in the YEAR following the YEAR in which the ELIGIBLE EMPLOYEE ceases to be an ELIGIBLE EMPLOYEE. All of the UNITS payable shall be subject to modification based upon performance as measured against the PERFORMANCE TARGET for the YEAR in which the ELIGIBLE EMPLOYEE ceases to be an ELIGIBLE EMPLOYEE.

         3.03 Death. In the event of the death of an ELIGIBLE EMPLOYEE, all outstanding grants of PUP UNITS held by the ELIGIBLE EMPLOYEE at the date of death shall become vested and payable as soon as practicable in the YEAR following the YEAR of death. All of the UNITS payable after an ELIGIBLE EMPLOYEE's death shall be subject to modification based upon performance as measured against the PERFORMANCE TARGET for the YEAR in which the death of the ELIGIBLE EMPLOYEE occurs.

         3.04 Termination. If an ELIGIBLE EMPLOYEE ceases to be an ELIGIBLE EMPLOYEE for any reason other than retirement as defined under the COMPANY's Retirement Plan, disability, or death, all outstanding grants of PUP UNITS shall be canceled as of the date that the ELIGIBLE EMPLOYEE ceases to be an ELIGIBLE EMPLOYEE.


                                   ARTICLE IV

                            ADMINISTRATIVE PROVISIONS

         4.01 Administration. The PLAN shall be administered by the PLAN ADMINISTRATOR who shall have the authority to interpret the PLAN and make such rules as it deems appropriate. The PLAN ADMINISTRATOR shall have the duty and responsibility of maintaining records, making the requisite calculations, and disbursing payments hereunder. The PLAN ADMINISTRATOR's interpretations, determinations, rules, and calculations shall be final and binding on all persons and parties concerned.

         4.02 Amendment and Termination. The COMPANY may amend or terminate the PLAN at any time, provided, however, that no such amendment or termination shall adversely affect PUP UNITS which an ELIGIBLE EMPLOYEE has earned prior to the date of such amendment or termination. PUP UNITS outstanding but unearned at the date of any such amendment or termination may, in the sole discretion of the COMPANY, be canceled, and the COMPANY shall have no obligation to provide a substitute benefit of lesser, equal, or greater value.

         4.03 Nonassignability of Benefits. The benefits payable under this PLAN or the right to receive future benefits under this PLAN may not be anticipated, alienated, pledged, encumbered, or subject to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the PLAN of the person affected may be terminated by the PLAN ADMINISTRATOR which, in its sole discretion, may cause the same to be held if applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

         4.04 No Guarantee of Employment. Nothing contained in this PLAN shall be construed as a contract of employment between the COMPANY or the ELIGIBLE EMPLOYEE, or as a right of the ELIGIBLE EMPLOYEE to be continued in the employ of the COMPANY, to remain as an officer of the COMPANY, or as a limitation on the right of the COMPANY to discharge any of its employees, with or without cause.

         4.05 Benefits Unfunded and Unsecured. The benefits under this PLAN are unfunded, and the interest under this PLAN of any ELIGIBLE EMPLOYEE and such ELIGIBLE EMPLOYEE's right to receive a distribution of benefits under this PLAN shall be an unsecured claim against the general assets of the COMPANY.

         4.06 Applicable Law. All questions pertaining to the construction, validity, and effect of the PLAN shall be determined in accordance with the laws of the United States, and to the extent not preempted by such laws, by the laws of the State of California.

                                    EXHIBIT C

                        PACIFIC GAS AND ELECTRIC COMPANY
                RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                  (As adopted effective as of January 1, 1996)


1.    Purpose of the Plan

         This is the controlling and definitive statement of the Pacific Gas and Electric Company Restricted Stock Plan for Non-Employee Directors (hereinafter called the PLAN(1)). The purpose of the PLAN is to advance the interests of the COMPANY by providing NON-EMPLOYEE DIRECTORS with financial incentives to promote the success of its long-term (five to ten years) business objectives, and to increase their proprietary interest in the success of the COMPANY. Inasmuch as the PLAN is designed to encourage financial performance and to improve the value of shareholders' investment in PG&E, the costs of the PLAN will be funded from corporate earnings.

2.    Restricted Stock Grants to Non-Employee Directors

         (a) All grants of DIRECTOR RESTRICTED STOCK under the PLAN shall be automatic and non-discretionary, and shall be made strictly in accordance with the provisions contained herein. No person shall have any discretion to select which NON-EMPLOYEE DIRECTORS shall be granted DIRECTOR RESTRICTED STOCK or to determine the number of shares of DIRECTOR RESTRICTED STOCK granted.

         (b) As soon as practicable following the receipt of all required shareholder and regulatory approvals in 1996 and on the first business day of each calendar year thereafter during the duration of the PLAN, each person who is a NON-EMPLOYEE DIRECTOR on the first business day of the applicable calendar year shall receive a grant of DIRECTOR RESTRICTED STOCK in an amount to be determined in accordance with the formula set forth in this Section 2(b). The number of shares of DIRECTOR RESTRICTED STOCK to be granted to each NON-EMPLOYEE DIRECTOR each calendar year shall be determined by (i) dividing ten thousand dollars ($10,000) by the FAIR MARKET VALUE of the COMMON STOCK on the first business day of the applicable calendar year, and (ii) rounding the resulting number down to the nearest whole share. No person shall receive more than one
(1) grant of DIRECTOR RESTRICTED STOCK during any calendar year.

         (c) Any provisions contained in the PROGRAM or in the PLAN stating the amount or price of INCENTIVE AWARDS to be granted to NON-

------------------
(1) Capitalized words are defined in Section 12 hereof.

EMPLOYEE DIRECTORS and specifying the timing of such awards, or any provisions setting forth a formula that determines the amount, price or timing of such awards, shall not be amended more than once every six (6) months, other than to comport with changes in the CODE, ERISA or the rules thereunder.

3.    Shares of Stock Subject to the Plan

         There shall be reserved for use under the PLAN and for the grant of any other incentive awards pursuant to the PROGRAM (subject to the provisions of Section 7 hereof) a total of 23,289,230 shares of COMMON STOCK, which shares may be authorized but unissued shares of COMMON STOCK or issued shares of COMMON STOCK which shall have been reacquired by PG&E.

4.    Vesting of Director Restricted Stock

         (a) Shares of DIRECTOR RESTRICTED STOCK shall vest cumulatively as follows: (i) twenty percent (20%) of such shares on the first (1st) anniversary of the date of grant; (ii) forty percent (40%) of such shares on the second
(2nd) anniversary of the date of grant; (iii) sixty percent (60%) of such shares on the third (3rd) anniversary of the date of grant; (iv) eighty percent (80%) of such shares on the fourth (4th) anniversary of the date of grant; and (v) one hundred percent (100%) of such shares on the fifth (5th) anniversary of the date of grant. Solely for purposes of determining the vesting of shares of DIRECTOR RESTRICTED STOCK granted in 1996, the date of grant of such shares shall be deemed to be the first business day of 1996. For all other purposes under the PLAN, the date of grant of such shares shall be the actual date on which such shares were granted.

         (b) Shares of DIRECTOR RESTRICTED STOCK may not be resold or otherwise transferred by a GRANTEE until such shares are vested in accordance with the provisions of this Section 4.

5.    Dividend, Voting and Other Shareholder Rights

         Except as otherwise provided in the PLAN, each GRANTEE shall have all of the rights of a shareholder of PG&E with respect to all outstanding shares of DIRECTOR RESTRICTED STOCK registered in his or her name, whether or not such shares are vested, including the right to receive dividends and other distributions paid or made with respect to such shares and the right to vote such shares.

6.    Termination of Status as a Non-Employee Director

         (a) In the event of a TERMINATION by reason of disability or death, all shares of DIRECTOR RESTRICTED STOCK held by the GRANTEE shall become fully vested, notwithstanding the provisions of Section 4(a) hereof, and the GRANTEE (or the GRANTEE'S estate or a person who acquired the shares of

DIRECTOR RESTRICTED STOCK by bequest or inheritance) shall have the right to resell or transfer such shares at any time. The term "disability" shall, for the purposes of the PLAN, be defined in Section 22(e)(3) of the CODE.

         (b) In the event of a TERMINATION by reason of MANDATORY RETIREMENT, all shares of DIRECTOR RESTRICTED STOCK held by the GRANTEE shall become fully vested, notwithstanding the provisions of Section 4(a) hereof, and the GRANTEE shall have the right to resell or transfer such shares at any time.

         (c) In the event of a TERMINATION for any reason other than those specified in subparagraphs (a) and (b) above, (i) any unvested shares of DIRECTOR RESTRICTED STOCK granted hereunder shall be forfeited; (ii) the GRANTEE shall return to the COMPANY for cancellation any stock certificates representing such forfeited shares; (iii) all such forfeited shares shall be deemed to be cancelled and no longer outstanding as of the date of TERMINATION; and (vi) from and after the date of TERMINATION, the GRANTEE shall cease to be a shareholder with respect to such forfeited shares and shall have no dividend, voting or other rights with respect thereto.

         (d) Notwithstanding the provisions of subparagraphs (a) through (c) above, the COMMITTEE may, in its sole discretion, establish different terms and conditions pertaining to the effect of TERMINATION, to the extent permitted by applicable federal and state law.

7.    Adjustments Upon Changes in Number or Value of Shares of Common Stock

         If there are any changes in the number or value of shares of COMMON STOCK by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations or other events that materially increase or decrease the number or value of issued and outstanding shares of COMMON STOCK, the COMMITTEE may make such adjustments as it shall deem appropriate, in order to prevent dilution or enlargement of rights.

8.    Non-Transferability of Unvested Director Restricted Stock

         Shares of DIRECTOR RESTRICTED STOCK that have not vested in accordance with the provisions of Section 4(a) hereof shall not be transferable by the GRANTEE otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the CODE, Title I of ERISA or the rules thereunder.

9.    Change in Control

         Upon the occurrence of a CHANGE IN CONTROL (as defined below), any time periods relating to the vesting of any shares if DIRECTOR RESTRICTED STOCK granted hereunder shall be accelerated so that all such shares immediately become fully vested, unless the COMMITTEE in its sole discretion determines that such CHANGE IN CONTROL will not adversely impact the GRANTEES of DIRECTOR RESTRICTED STOCK hereunder and is in the best interests of the shareholders of PG&E. The COMMITTEE may make such further provisions with respect to a CHANGE IN CONTROL as it shall deem equitable and in the best interests of the shareholders of PG&E. Such provision may be made in any agreement relating to any DIRECTOR RESTRICTED STOCK granted hereunder, by amendment to any such agreement or by resolution of the COMMITTEE.

         The phrase "CHANGE IN CONTROL" shall have such meaning as ascribed thereto from time to time by the COMMITTEE and set forth in any agreement relating to any DIRECTOR RESTRICTED STOCK granted hereunder or by resolution of the COMMITTEE; provided, however, that, notwithstanding the foregoing, a "CHANGE IN CONTROL" shall be deemed to have occurred if:

         (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the EXCHANGE ACT, but excluding any benefit plan for EMPLOYEES or any trustee, agent or other fiduciary for any such plan acting in such person's capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E representing twenty percent (20%) or more of the combined voting power of PG&E's then outstanding securities;

         (b) during any two consecutive years, individuals who at the beginning of such a period constitute the BOARD OF DIRECTORS cease for any reason to constitute at least a majority of the BOARD OF DIRECTORS, unless the election, or the nomination for election by the shareholders of PG&E, of each new DIRECTOR was approved by a vote of at least two-thirds (2/3) of the DIRECTORS then still in office who were DIRECTORS at the beginning of the period; or

         (c) the shareholders of PG&E shall have approved (i) any consolidation or merger of PG&E in which PG&E is not the continuing or surviving corporation or pursuant to which shares of COMMON STOCK are converted into cash, securities or other property, other than a merger of PG&E in which the holders of the COMMON STOCK immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the COMPANY, or (iii) any plan or proposal for the liquidation or dissolution of PG&E.

         Notwithstanding the foregoing, the phrase "CHANGE IN CONTROL" shall not apply to any reorganization or merger initiated voluntarily by PG&E in which PG&E is the continuing surviving entity.

10.   Amendment and Termination of the Plan

         Except as provided in Section 2(c) hereof, the BOARD OF DIRECTORS or the COMMITTEE may at any time suspend, terminate, modify or amend the PLAN in any respect; provided, however, that, to the extent necessary and desirable to comply with RULE 16b-3 or with the CODE (or any other applicable law or regulation, including the requirements of any stock exchange on which the COMMON STOCK is listed or quoted), shareholder approval of any PLAN amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation.

         No suspension, termination, modification or amendment of the PLAN may, without the consent of the GRANTEE, adversely affect his or her rights with respect to DIRECTOR RESTRICTED STOCK theretofore granted to such GRANTEE.

         Except as provided in Section 2(c) hereof, the COMMITTEE may make such amendments or modifications in the terms and conditions of any grant of DIRECTOR RESTRICTED STOCK as it may deem advisable, or cancel or annul any grant of DIRECTOR RESTRICTED STOCK; provided, however, that no such amendment, modification, cancellation or annulment may, without the consent of the GRANTEE, adversely affect his or her rights with respect to such grant.

11.   Effective Date of the Plan and Duration

         This PLAN shall become effective as of January 1, 1996, provided the amended and restated PROGRAM is approved by the shareholder of PG&E within twelve (12) months following the date of adoption by the BOARD OF DIRECTORS. Unless terminated sooner pursuant to Section 10 hereof, the PLAN shall terminate on December 31, 2005.

12.   Definitions

      a. BOARD OF DIRECTORS means the Board of Directors of PG&E.

      b. CHANGE IN CONTROL has the meaning set forth in Section 9 hereof.

      c. CODE means the Internal Revenue Code of 1986, as amended from time to time.

      d. COMMITTEE means the Nominating and Compensation Committee of the BOARD OF DIRECTORS or any successor to such committee.

         e. COMMON STOCK means common shares of PG&E with a par value of $5.00 per share and any class of common shares into which such common shares hereafter may be converted.

         f. COMPANY means PG&E, and any parent corporation (as defined in Section 424(e) of the CODE) or subsidiary corporation (as defined in Section 424(f) of the CODE).

         g. DIRECTOR means any person who is a member of the BOARD OF DIRECTORS or the Board of Directors of any parent corporation (as defined in Section 424(e) of the CODE) which may hereafter be established, including an advisory, emeritus or honorary director.

         h. DIRECTOR RESTRICTED STOCK means RESTRICTED STOCK granted to a NON-EMPLOYEE DIRECTOR under the PLAN.

         i. EMPLOYEE means any person who is employed by the COMPANY. The payment of a director's fee or consulting fee by the COMPANY shall not be sufficient to constitute "employment" by the COMPANY.

         j. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         k. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         l. FAIR MARKET VALUE means the closing price of the COMMON STOCK reported on the New York Stock Exchange Composite Transactions for the date specified for determining such value.

         m. GRANTEE means the NON-EMPLOYEE DIRECTOR receiving the DIRECTOR RESTRICTED STOCK, or his or her legal representative, legatees, distributees or alternate payees, as the case may be.

         n. MANDATORY RETIREMENT means retirement as a DIRECTOR at age 70 or at such other age as may be specified in the retirement policy for the BOARD OF DIRECTORS or the Board of Directors of any parent corporation which may hereafter be established (as the case may be), as in effect at the time of a NON-EMPLOYEE DIRECTOR'S TERMINATION.

         o.   NON-EMPLOYEE DIRECTOR means a DIRECTOR who is not an EMPLOYEE.

         p. PG&E means Pacific Gas and Electric Company, a California corporation.

         q. PLAN means this Restricted Stock Plan for Non-Employee Directors, as may be amended from time to time, or any successor plan which the COMMITTEE may adopt from time to time with respect to the grant of DIRECTOR RESTRICTED STOCK under the PROGRAM.

         r. PROGRAM means the Pacific Gas and Electric Company Long-Term Incentive Program, as amended and restated effective as of January 1, 1996 and as may be amended from time to time, pursuant to which this PLAN is adopted.

         s. RESTRICTED STOCK means COMMON STOCK that is subject to forfeiture by the GRANTEE to the COMPANY under such circumstances as may be specified by the COMMITTEE.

         t. RULE 16b-3 means Rule 16b-3 under the EXCHANGE ACT or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the PLAN.

         u. TERMINATION occurs when a NON-EMPLOYEE DIRECTOR ceases to be a member of the BOARD OF DIRECTORS or the Board of Directors of any parent corporation which may hereafter be established (as the case may be).

The undersigned hereby appoints Stanley T. Skinner, Robert D. Glynn, Jr., and Leslie H. Everett, or any of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at 1111 California Street, San Francisco, California, on Wednesday, April 17, 1996, at 10:00 a.m., and at any adjournment thereof, as instructed on the reverse hereof and upon all motions and resolutions which may properly be presented for consideration at said meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PACIFIC GAS AND ELECTRIC COMPANY.

PG&E


                                       Please mark, sign, date, and return this proxy promptly to Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230-3200

                                                                          , 1996
                                       ---------------------------   -----

                                                                          , 1996
                                       ---------------------------   -----
                                         SHAREHOLDER'S SIGNATURE     DATE

                                       If you are signing for the shareholder,
                                       please sign the shareholder's name and
                                       your name, and state the capacity in
                                       which you act.

Shareholder's Proxy For Annual Meeting, April 17, 1996
--------------------------------------------------------------------------------
   - PLEASE DETACH HERE AND RETURN THIS PROXY TO CORPORATE ELECTION SERVICES
                        IN THE ENCLOSED REPLY ENVELOPE. -


(PG&E
LOGO)     PACIFIC GAS AND ELECTRIC COMPANY

                                 ANNUAL MEETING

          TO BE HELD AT:

          MASONIC AUDITORIUM
          1111 CALIFORNIA STREET
          SAN FRANCISCO, CA 94108

          APRIL 17, 1996, AT 10:00 A.M.


         - PLEASE USE THE ATTACHED TICKET TO ATTEND THE ANNUAL MEETING.
                    YOU ALSO MAY REGISTER AT THE MEETING. -
--------------------------------------------------------------------------------
PG&E     1996 Annual Meeting Ticket

                     For the Annual Shareholders Meeting at
                          ----------------------------
                          10:00 a.m. on April 17, 1996
                          ----------------------------
  to be held at the Masonic Auditorium, 1111 California Street, San Francisco.
        (Doors open at 9:00 a.m. You may bypass the registration area and present this ticket at the entrance to the auditorium.)


Note: Cameras, tape recorders, etc., will not be allowed in the auditorium during the meeting, other than for Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc., will be subject to inspection as you enter the meeting. We regret any inconvenience this may cause you. (See reverse side for additional information.)

YOUR PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN BELOW, THE ABOVE DESIGNATED PROXIES WILL VOTE THE SHARES FOR WHICH THEY HOLD PROXIES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS--The Board of Directors recommends a vote FOR the nominees named below:

        FOR all nominees listed below. (Except            WITHHOLD AUTHORITY to
   / /  as indicated to the contrary below.)         / /  vote for all nominees.

   Richard A. Clarke; Harry M. Conger; C. Lee Cox; William S. Davila; Robert D. Glynn, Jr.; David M. Lawrence, MD; Richard B. Madden; Mary S. Metz; Rebecca
   Q. Morgan; Samuel T. Reeves; Carl E. Reichardt; John C. Sawhill; Alan Seelenfreund; Stanley T. Skinner; and Barry Lawson Williams.

   (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------
2. The Board of Directors recommends a vote FOR the following:

   Proposal to form a holding company structure for PG&E and approve a related agreement of merger to implement this structure.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

3. The Board of Directors recommends a vote FOR the following:

   Proposal to approve the amendment and restatement of the Long-Term Incentive Program.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

4. The Board of Directors recommends a vote FOR the following:

   Proposal to ratify the selection of Arthur Andersen LLP as PG&E's independent public accountants.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

5. The Board of Directors recommends a vote AGAINST the following:

   Shareholder Proposal: Compensation of Directors

   FOR      AGAINST     ABSTAIN
   / /        / /         / /
--------------------------------------------------------------------------------
         - DETACH HERE AND RETURN THE TOP SECTION TO CORPORATE ELECTION
                   SERVICES IN THE ENCLOSED REPLY ENVELOPE. -














--------------------------------------------------------------------------------







PG&E has reserved all available space at the Memorial Temple Garage at 1101 California Street (adjacent to the Masonic Auditorium) to provide complimentary parking for our shareholders. However, capacity is limited. Please show your annual meeting ticket to the garage attendant as you enter the garage.

Real-time captioning services and headsets will be available at the meeting for shareholders with impaired hearing. Please contact an usher at the meeting if you wish to be seated in the real-time captioning section or to use a headset.

                          PG&E     1996 ANNUAL MEETING

       SAVINGS FUND PLAN FOR EMPLOYEES OF PACIFIC GAS AND ELECTRIC COMPANY

                       VOTING INSTRUCTIONS TO THE TRUSTEE







                           PLEASE SIGN, DATE, AND RETURN THIS FORM PROMPTLY. (Mark your voting instructions on the reverse side.)


                                                                        , 1996
                           ------------------------------    -----------
                                      Signature                  Date


--------------------------------------------------------------------------------
             - PLEASE DETACH HERE AND RETURN THE TOP SECTION TO THE
                   TRUSTEE IN THE ENCLOSED REPLY ENVELOPE. -






TO ALL MEMBERS OF THE SAVINGS FUND PLAN:

     AS A MEMBER, YOU ARE ENTITLED TO DIRECT THE TRUSTEE HOW TO VOTE THE SHARES OF PG&E COMMON STOCK ALLOCATED TO YOUR ACCOUNT. This form is provided for your use in giving the Trustee of the Plan confidential instructions to vote your stock held in the Plan at the Company's annual meeting of shareholders on April 17, 1996. You have one vote for each share of stock credited to your account as of February 20, 1996. Enclosed is a proxy statement which sets forth the business to be transacted at the meeting. Please indicate your instructions on this form and sign, date, and return the top section to STATE STREET BANK AND TRUST COMPANY, TRUSTEE OF THE PLAN, in the envelope provided. IF YOU SIGN BUT DO NOT OTHERWISE COMPLETE THE FORM, THE TRUSTEE WILL VOTE ALL SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. Stock in your Plan account for which the Trustee has not received a signed voting instruction form will not be voted by the Trustee. Members who also own stock outside the Plan will receive a separate proxy form for those shares. Those proxies should be returned directly to Corporate Election Services for tabulation.

     To ensure that your shares are represented at the meeting, it is important that your voting instructions be received by the Trustee on or before April 16, 1996.

                 State Street Bank and Trust Company, as Trustee
                    of the Savings Fund Plan for employees of
                        Pacific Gas and Electric Company
                                 Box 1997 G.P.O.
                           New York, N. Y. 10117-0024






                   RETAIN THE BOTTOM SECTION FOR YOUR RECORDS

TO STATE STREET BANK AND TRUST COMPANY, TRUSTEE

   PURSUANT TO THE PROVISIONS OF THE SAVINGS FUND PLAN FOR EMPLOYEES OF PACIFIC GAS AND ELECTRIC COMPANY, YOU ARE INSTRUCTED AS INDICATED BELOW WITH RESPECT TO VOTING THE SHARES OF STOCK CREDITED TO MY ACCOUNT IN THE PLAN AS OF FEBRUARY 20, 1996, AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON APRIL 17, 1996, AND AT ANY ADJOURNMENT THEREOF.

                    VOTING INSTRUCTIONS TO THE TRUSTEE--1996

1. ELECTION OF DIRECTORS--The Board of Directors recommends a vote FOR the nominees named below:

        FOR all nominees listed below. (Except            WITHHOLD AUTHORITY to
   / /  as indicated to the contrary below.)         / /  vote for all nominees.

   Richard A. Clarke; Harry M. Conger; C. Lee Cox; William S. Davila; Robert D. Glynn, Jr.; David M. Lawrence, MD; Richard B. Madden; Mary S. Metz; Rebecca
   Q. Morgan; Samuel T. Reeves; Carl E. Reichardt; John C. Sawhill; Alan Seelenfreund; Stanley T. Skinner; and Barry Lawson Williams.

   (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------
2. The Board of Directors recommends a vote FOR the following:

   Proposal to form a holding company structure for PG&E and approve a related agreement of merger to implement this structure.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

3. The Board of Directors recommends a vote FOR the following:

   Proposal to approve the amendment and restatement of the Long-Term Incentive Program.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

4. The Board of Directors recommends a vote FOR the following:

   Proposal to ratify the selection of Arthur Andersen LLP as PG&E's independent public accountants.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

5. The Board of Directors recommends a vote AGAINST the following:

   Shareholder Proposal: Compensation of Directors

   FOR      AGAINST     ABSTAIN
   / /        / /         / /
--------------------------------------------------------------------------------
                 - DETACH HERE AND RETURN THE TOP SECTION TO THE
                   TRUSTEE IN THE ENCLOSED REPLY ENVELOPE. -